Exhibit 4.19
EXECUTION VERSION

WAIVER AND CONSENT
WAIVER AND CONSENT under the various documents referred to below, dated as of June 17, 2015 (this “Consent”), among THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), in the various capacities identified on its signature page hereto, HERTZ VEHICLE FINANCING II LP, a special purpose Delaware limited partnership (“HVF II”), in the various capacities identified on its signature page hereto, each party identified on the signature pages attached hereto as a Conduit Investor, each party identified on the signature pages attached hereto as a Committed Note Purchaser, each party identified on the signature pages attached hereto as a Funding Agent (such Conduit Investors, Committed Note Purchasers and Funding Agents, collectively, the “Lenders”), and The Bank of New York Mellon Trust Company, N.A. (“BNYMTC”), in the various capacities identified on its signature page hereto.
RECITALS
WHEREAS, HVF II is party to that certain Amended and Restated Series 2013-A Supplement, dated as of October 31, 2014 (as amended, restated or otherwise modified prior to the date hereof, the “Series 2013-A Supplement”), by and among HVF II, as issuer, BNYMTC, as trustee (in such capacity, the “Trustee”), Hertz, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Series 2013-A Administrative Agent”), and those certain conduit investors, committed note purchasers and funding agents from time to time party thereto;
WHEREAS, HVF II is party to that certain Amended and Restated Series 2014-A Supplement, dated as of October 31, 2014 (as amended, restated or otherwise modified prior to the date hereof, the “Series 2014-A Supplement”), by and among HVF II, as issuer, the Trustee, Hertz, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Series 2014-A Administrative Agent”), and those certain conduit investors, committed note purchasers and funding agents from time to time party thereto;
WHEREAS, HVF II is party to that certain Series 2013-B Supplement, dated as of November 25, 2013 (as amended, restated or otherwise modified prior to the date hereof, the “Series 2013-B Supplement” and, together with the Series 2013-A Supplement and the Series 2014-A Supplement, the “HVF II Supplements”), by and among HVF II, as issuer, the Trustee, Hertz, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Series 2013-B Administrative Agent” and, together with the Series 2013-A Administrative Agent and the Series 2014-A Administrative Agent, the “Administrative Agents”), and those certain conduit investors, committed note purchasers and funding agents from time to time party thereto;
WHEREAS, HVF II is a party to that certain Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014 (the “Series 2013-G1 Supplement”), between Hertz Vehicle Financing LLC, as issuer, HVF II, as Series 2013-G1 Noteholder, and BNYMTC, as trustee;
WHEREAS, HVF II is a party to that certain Third Amended and Restated Series 2010-3 Supplement, dated as of November 25, 2013 (the “Series 2010-3 Supplement”), between Rental Car Finance Corp., as issuer (“RCFC”), HVF II, as Series 2010-3 Noteholder, and Deutsche Bank Trust Company Americas, as trustee (the “RCFC Trustee”);

WHEREAS, HVF II is a party to that certain Group II Administration Agreement, dated as of November 25, 2013 (the “Group II Administration Agreement”), among HVF II, as issuer, Hertz, as Group II Administrator and the Trustee;
WHEREAS, HVF II is a party to that certain Group II Back-Up Administration Agreement, dated as of November 25, 2013 (the “Group II Back-Up Administration Agreement”), among HVF II, Hertz, as Group II Administrator, Lord Securities Corporation (“Lord”), as back-up administrator, and the Trustee;
WHEREAS, HVF II is a party to that certain Amended and Restated Group I Supplement, dated as of October 31, 2014 (the “Group I Supplement”), between HVF II, as issuer, and the Trustee;
WHEREAS, HVF II is a party to that certain Group II Supplement, dated as of November 25, 2013 (the “Group II Supplement”), between HVF II, as issuer, and the Trustee;
WHEREAS, Hertz is a party to that certain Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of November 25, 2013 (the “Series 2010-3 Lease”), among RCFC, as lessor, DTG Operations Inc., as lessee and servicer, Dollar Thrifty Automotive Group, Inc., as master servicer, and Hertz, as lessee and guarantor;
WHEREAS, Hertz is a party to that certain Series 2010-3 Administration Agreement, dated as of November 25, 2013 (the “Series 2010-3 Administration Agreement”), among RCFC, Hertz, as administrator, and the RCFC Trustee; and
WHEREAS, Hertz is a party to that certain Series 2010-3 Back-Up Administration Agreement, dated as of November 25, 2013 (the “Series 2010-3 Back-Up Administration Agreement”), among RCFC, Hertz, as administrator, Lord, as back-up administrator, and the RCFC Trustee.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. With respect to Section 2(a), capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Series 2013-B Supplement, and, if not defined therein, shall have the meanings assigned to such terms in the Series 2010-3 Supplement. With respect to Section 2(b), capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Series 2013-A Supplement, and, if not defined therein, shall have the meanings assigned to such terms in the Series 2013-G1 Supplement. With respect to Section 2(c), capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Series 2014-A Supplement, and, if not defined therein, shall have the meanings assigned to such terms in the Series 2013-G1 Supplement. Except for with respect to Section 2, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Series 2013-A Supplement, and, if not defined therein, shall have the meanings assigned to such terms in the Series 2013-B Supplement, and, if not defined therein, shall have the meanings assigned to such terms in the Series 2014-A Supplement.
For purposes of this Consent, the following terms shall have the following meanings:
(a)“Cumulative Pre-Tax Income” shall mean the cumulative consolidated income before income taxes of Hertz Global Holdings, Inc. (“HGH”) determined in accordance with GAAP for the three fiscal year period of HGH ended December 31, 2013.

(b)“Reported Cumulative Pre-Tax Income” shall mean the initially reported cumulative consolidated income before income taxes of HGH for the three fiscal year period of HGH ended December 31, 2013. For the avoidance of doubt, the parties hereto agree that the Reported Cumulative Pre-Tax Income is $1,437.80 million.

(c)“Restatement” shall mean any restatement of, or revision or adjustment to, one or more of the annual and quarterly financial statements (including the annual financial statements for the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013) of Hertz and its consolidated Subsidiaries issued by Hertz from time to time prior to the date hereof, or one or more financial statements or other financial information relating to any Subsidiary of Hertz.

(d)“Restatement Condition” shall mean that, upon giving effect to any Restatement, the Cumulative Pre-Tax Income shall not be less than the Reported Cumulative Pre-Tax Income by more than $244.40 million.

Section 2.Waivers.

(a)Until August 31, 2015, and, so long as the Restatement Condition is satisfied, thereafter, the Series 2013-B Noteholders hereby waive any Amortization Event with respect to any of the Series 2013-B Notes or Potential Amortization Event with respect to any of the Series 2013-B Notes that may arise, directly or indirectly, as a result of or in connection with any Restatement or any action taken or any failure to take action while any such Amortization Event or Potential Amortization Event was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Amortization Event or Potential Amortization Event; provided that, notwithstanding anything to the contrary herein, the foregoing shall not constitute a waiver of, and the Series 2013-B Noteholders do not hereby waive, any Amortization Event or Potential Amortization Event with respect to any of the Series 2013-B Notes resulting from (A) a Hertz Senior Credit Facility Default, (B) any Event of Bankruptcy with respect to HVF II, the HVF II General Partner, DTAG, DTG Operations, Hertz or RCFC, (C) the failure of the Series 2010-3 Aggregate Asset Amount to exceed the Series 2010-3 Asset Coverage Threshold Amount, (D) the occurrence of a Group II Aggregate Asset Amount Deficiency, (E) the occurrence of a Series 2013-B Liquid Enhancement Deficiency, and (F) the occurrence of a Series 2013-A Amortization Event, in each case, whether or not any of the events or circumstances specified in the foregoing clauses (A) through (F) arose, directly or indirectly, as a result of or in connection with any Restatement or any action taken or any failure to take action while any such events giving rise to such events or circumstances was continuing to the extent such action or failure to take action would have been permitted but for the existence of such events.

(b)Until August 31, 2015, and, so long as the Restatement Condition is satisfied, thereafter, the Series 2013-A Noteholders hereby waive any Amortization Event with respect to any of the Series 2013-A Notes or Potential Amortization Event with respect to any of the Series 2013-A Notes that may arise, directly or indirectly, as a result of or in connection with any Restatement or any action taken or any failure to take action while any such Amortization Event or Potential Amortization Event was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Amortization Event or Potential Amortization Event; provided that, notwithstanding anything to the contrary herein, the foregoing shall not constitute a waiver of, and the Series 2013-A Noteholders do not hereby waive, any Amortization Event or Potential Amortization Event with respect to any of the Series 2013-A Notes resulting from (A) a Hertz Senior Credit Facility Default, (B) any Event of Bankruptcy with respect to HVF II, the HVF II General Partner, Hertz or HVF, (C) the failure of the Series 2013-G1 Aggregate Asset Amount to exceed the Series 2013-G1 Asset Coverage Threshold Amount, (D) the occurrence of a Group I Aggregate Asset Amount Deficiency, (E) the occurrence of a Series 2013-A Liquid Enhancement Deficiency and (F) the occurrence of a Series 2013-B Amortization Event or a Series

2014-A Amortization Event, in each case, whether or not any of the events or circumstances specified in the foregoing clauses (A) through (F) arose, directly or indirectly, as a result of or in connection with any Restatement or any action taken or any failure to take action while any such events giving rise to such events or circumstances was continuing to the extent such action or failure to take action would have been permitted but for the existence of such events.

(c)Until August 31, 2015, and, so long as the Restatement Condition is satisfied, thereafter, the Series 2014-A Noteholders hereby waive any Amortization Event with respect to any of the Series 2014-A Notes or Potential Amortization Event with respect to any of the Series 2014-A Notes that may arise, directly or indirectly, as a result of or in connection with any Restatement or any action taken or any failure to take action while any such Amortization Event or Potential Amortization Event was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Amortization Event or Potential Amortization Event; provided that, notwithstanding anything to the contrary herein, the foregoing shall not constitute a waiver of, and the Series 2014-A Noteholders do not hereby waive, any Amortization Event or Potential Amortization Event with respect to any of the Series 2014-A Notes resulting from (A) a Hertz Senior Credit Facility Default, (B) any Event of Bankruptcy with respect to HVF II, the HVF II General Partner, Hertz or HVF, (C) the failure of the Series 2013-G1 Aggregate Asset Amount to exceed the Series 2013-G1 Asset Coverage Threshold Amount, (D) the occurrence of a Group I Aggregate Asset Amount Deficiency, (E) the occurrence of a Series 2014-A Liquid Enhancement Deficiency and (F) the occurrence of a Series 2013-A Amortization Event, in each case, whether or not any of the events or circumstances specified in the foregoing clauses (A) through (F) arose, directly or indirectly, as a result of or in connection with any Restatement or any action taken or any failure to take action while any such events giving rise to such events or circumstances was continuing to the extent such action or failure to take action would have been permitted but for the existence of such events.

Section 3.Amendment and Restatement.

(a)Hertz, each of its Affiliates party hereto and the Series 2013-B Noteholders hereby consent to the amendment and restatement of the Group II Supplement, the Group II Administration Agreement, the Series 2010-3 Supplement, the Series 2010-3 Lease and the Series 2010-3 Administration Agreement in the forms attached hereto as Exhibits A through E, respectively.

(b)The Series 2013-B Noteholders hereby consent to the amendment of the Series 2010-3 Back-Up Administration Agreement and the Group II Back-Up Administration Agreement, in the forms attached hereto as Exhibits F and G, respectively.

(c)The Series 2013-B Noteholders hereby direct the Trustee to consent, and the Trustee hereby consents, to (i) the amendment and restatement of the Series 2010-3 Lease, the Series 2010-3 Supplement and the Series 2010-3 Administration Agreement and (ii) the amendment of the Series 2010-3 Back-up Administration Agreement.

(d)The Series 2013-A Noteholders and the Series 2014-A Noteholders hereby consent to the amendment of the Group I Supplement and the Series 2013-G1 Supplement, in the forms attached hereto as Exhibits H and I, respectively.

(e)The Series 2013-A Noteholders and the Series 2014-A Noteholders hereby direct the Trustee to consent, and the Trustee hereby consents, to the amendment of the Series 2013-G1 Supplement.

Section 4.Conditions to Effectiveness of Consent. This Consent shall become effective on the date (such date, if any, the “Consent Effective Date”) the Administrative Agents shall have received this Consent executed and delivered by the parties hereto. The Administrative Agents shall give prompt notice in writing to Hertz of the occurrence of the Consent Effective Date. For the avoidance of doubt, the Lenders hereby expressly waive any requirement that any “Rating Agency Condition” (as defined in any Series 2013-A Related Document, any Series 2014-A Related Document or any Series 2013-B Related Document) be satisfied in connection with this Consent.

Section 5.Effects on Related Documents; Acknowledgement.

(a)Except as expressly set forth herein, this Consent (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agents, the Collateral Agent, the RCFC Collateral Agent or the Trustee under any Series 2013-B Related Document, Series 2013-A Related Document or Series 2014-A Related Document (excluding the HVF II Base Indenture), and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplements or in any other provision of any Series 2013-B Related Document, Series 2013-A Related Document or Series 2014-A Related Document (collectively, the “Related Documents”). Each and every term, condition, obligation, covenant and agreement contained in the Supplements or any other Related Documents is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as modified hereby and nothing herein can or may be construed as a novation thereof. Each of Hertz and HVF II reaffirms on the Consent Effective Date its obligations under the Related Documents, in each case, to which it is a party and the validity, enforceability and perfection of the Liens, if any, granted by it pursuant to the Related Documents, in each case, to which it is a party. All references to any Related Document in any Related Document and all references in any such document to “hereunder”, “hereof” or words of like import referring to any such document, shall, unless expressly provided otherwise, refer to such document after giving effect to the waivers set forth in this Consent.

(b)For the avoidance of doubt, this Consent does not constitute an acknowledgement by any of Hertz or any of its Subsidiaries that any Restatement would result in an Amortization Event with respect to the Series 2013-A Notes, the Series 2013-B Notes and/or the Series 2014-A Notes, a Potential Amortization Event with respect to the Series 2013-A Notes, the Series 2013-B Notes and/or the Series 2014-A Notes and each of Hertz and HVF II reserves all of its rights under the Related Documents in connection therewith.

Section 6.Expenses. Hertz agrees to pay or reimburse the Administrative Agents for (i) all of their reasonable out-of-pocket costs and expenses incurred in connection with this Consent, any other documents prepared in connection herewith and the transactions contemplated hereby, and (ii) the reasonable fees, charges and disbursements of Latham & Watkins LLP, as counsel to the Administrative Agents and the Lenders.

Section 7.Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Consent by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.Applicable Law. THIS CONSENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS CONSENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK,

AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 9.Headings. The headings of this Consent are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.Trustee Direction. The parties hereto (other than the Trustee) hereby direct the Trustee to acknowledge and agree to this Waiver and Consent.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE HERTZ CORPORATION, as Group I Administrator and Group II Administrator

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Senior Vice President and Treasurer

HERTZ VEHICLE FINANCING II LP, a limited partnership, as Issuer under the HVF II Supplements

By: HVF II GP Corp., its general partner

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Treasurer

Acknowledged and agreed to by:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity, but solely as Trustee

By:	/s/ Mitchell L. Brumwell
Name:	Mitchell L. Brumwell
Title:	Vice President

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed and delivered by their respective duly authorized officers as of the date first above written.

BARCLAYS BANK PLC, as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Laura Spichiger
Name:	Laura Spichiger
Title:	Director

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

THE BANK OF NOVA SCOTIA, as a Committed Note Purchaser and as a Funding Agent, in each case under both the Series 2013-A Supplement and the Series 2013-B Supplement

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Investor, under both the Series 2013-A Supplement and the Series 2013-B Supplement

By:	/s/ Timothy O’Connor
Name:	Timothy O’Connor
Title:	Vice President

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

BANK OF AMERICA, N.A., as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:		/s/ Jose Liz-Mancion
	Name:	Jose Liz-Mancion
	Title:	Vice President

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor, under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Attorney-in-Fact

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

ROYAL BANK OF CANADA, as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Sofia Shields
Name:	Sofia Shields
Title:	Authorized Signatory

By:	/s/ Austin J. Meier
Name:	Austin J. Meier
Title:	Authorized Signatory

OLD LINE FUNDING, LLC, as a Conduit Investor, under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement
as a Conduit Investor

By:	/s/ Sofia Shields
Name:	Sofia Shields
Title:	Authorized Signatory

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

VERSAILLES ASSETS LLC, as a Committed Note Purchaser and as a Conduit Investor, in each case under both the Series 2013-A Supplement and the Series 2013-B Supplement

By: Global Securitization Services, LLC, its Manager

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

NATIXIS NEW YORK BRANCH, as a Funding Agent, under both the Series 2013-A Supplement and the Series 2013-B Supplement

By:	/s/ Chad Johnson
Name:	Chad Johnson
Title:	Managing Director

By:	/s/ David S. Bondy
Name:	David S. Bondy
Title:	Managing Director

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By: RBS SECURITIES INC., as Agent

By:	/s/ Sue Sproule
Name:	Sue Sproule
Title:	Director

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

BANK OF MONTREAL, as a Committed Note Purchaser, under both the Series 2013-A Supplement and the Series 2013-B Supplement

By:	/s/ Brian Zaban
Name:	Brian Zaban
Title:	Managing Director

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Investor, under both the Series 2013-A Supplement and the Series 2013-B Supplement

By:	/s/ Irina Khaimova
Name:	Irina Khaimova
Title:	Vice President

BMO CAPITAL MARKETS CORP., as a Funding Agent, under both the Series 2013-A Supplement and the Series 2013-B Supplement

By:	/s/ John Pappano
Name:	John Pappano
Title:	Managing Director

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

SUNTRUST BANK, as a Committed Note Purchaser and as a Funding Agent, in each case under both the Series 2013-A Supplement and the Series 2013-B Supplement

By:	/s/ Michael Peden
Name:	Michael Peden
Title:	Vice President

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

BNP PARIBAS, as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Mary Dierdorff
Name:	Mary Dierdorff
Title:	Managing Director

By:	/s/ Khol-Anh Berger-Luong
Name:	Khol-Anh Berger-Luong
Title:	Managing Director

STARBIRD FUNDING CORPORATION, as a Conduit Investor, under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

GOLDMAN SACHS BANK USA, as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:		/s/ Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

GRESHAM RECEIVABLES (NO. 29) LTD, as a Committed Note Purchaser and as a Conduit Investor, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Ariel Pinel
Name:	Ariel Pinel
Title:	Director

LLOYDS BANK PLC, as a Funding Agent, under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Thomas Spary
Name:	Thomas Spary
Title:	Director

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser and as a Funding Agent, in each case under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent,under the Series 2013-A Supplement, the Series 2013-B Supplement and the Series 2014-A Supplement

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

[SIGNATURE PAGE TO WAIVER, AMENDMENT AND CONSENT]

EXHIBIT A

EXECUTION VERSION

HERTZ VEHICLE FINANCING II LP,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and as Securities Intermediary

______________________________
AMENDED AND RESTATED GROUP II SUPPLEMENT,
dated as of June 17, 2015
to
AMENDED AND RESTATED BASE INDENTURE
dated as of October 31, 2014
______________________________

Rental Car Asset Backed Notes
(Issuable in Series)

i

(continued)

ii

(continued)

iii

AMENDED AND RESTATED GROUP II SUPPLEMENT, dated as of June 17, 2015 (this “Group II Supplement”), between HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware, as issuer (“HVF II”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”) to the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and the Trustee (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture”).
W I T N E S S E T H:
WHEREAS, Sections 2.2 and 9.1 of the Base Indenture provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the creation of one or more Groups of Notes;
WHEREAS, HVF II and the Trustee previously entered into the Group II Supplement, dated as of November 25, 2013 (the “Initial Group II Supplement”), to the Base Indenture, between HVF II and the Trustee;
WHEREAS, the Initial Group II Supplement permits HVF II to make amendments to the Initial Group II Supplement subject to certain conditions set forth therein;
WHEREAS, HVF II and the Trustee, in accordance with the Initial Group II Supplement, desire to amend and restate the Initial Group II Supplement on the date hereof in its entirety as set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
DESIGNATION
There was created a Group under which various Series of Notes have been and may from time to time be issued pursuant to the Initial Base Indenture and the Initial Group II Supplement, and such Group was designated generally as Group II. Each Series of Notes issued pursuant to the Initial Group II Indenture and a Group II Series Supplement was designated as and shall remain a Series of Group II Notes, and each Series of Notes issued pursuant to the Group II Indenture and a Group II Series Supplement shall be designated as a Series of Group II Notes (such notes, collectively, the “Group II Notes”).

1

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.Definitions.
(a)Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended, restated, modified or supplemented from time to time in accordance with the provisions hereof, and all capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Base Indenture Definitions List, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Group II Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Group II Notes and not to any other Group of Notes issued by HVF II.
Section 1.2.Cross-References.
Unless otherwise specified, references in this Group II Supplement and in each other Group II Related Document to any Article or Section are references to such Article or Section of this Group II Supplement or such other Group II Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
Section 1.3.Accounting and Financial Determinations; No Duplication.
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Group II Supplement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Group II Supplement, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Group II Related Documents shall be made without duplication.
Section 1.4.Rules of Construction.
In this Group II Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)the singular includes the plural and vice versa;
(b)references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented,

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restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Group II Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)reference to any gender includes the other gender;
(e)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)references to sections of the Code also refer to any successor sections; and
(i)the language used in this Group II Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
ARTICLE II
THE NOTES
Section 2.1.Designation and Terms of Group II Notes.
Each Series of Group II Notes shall be substantially in the form specified in the applicable Group II Series Supplement and shall bear, upon its face, the designation for such Series of Group II Notes to which it belongs as selected by HVF II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Group II Series Supplement and may have such letters, numbers or other marks of identification and such legends or indorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Group II Notes, as evidenced by his execution of the Group II Notes. All Group II Notes of any Series of Group II Notes shall, except as specified in the applicable Group II Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of the Group II Indenture and the applicable Group II Series Supplement. The aggregate principal amount of Group II Notes that may be authenticated and delivered under this Group II Supplement is unlimited. The Group II Notes of each Series of Group II Notes shall be issued in the denominations set forth in the applicable Group II Series Supplement. Each Series of Group II Notes which are designated as a Series of Group II Notes in the applicable Group II Series Supplement shall be secured by the Group II Indenture Collateral.

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Section 2.2.Group II Notes Issuable in Series.
(a)The Group II Notes shall be issued in one or more Series of Group II Notes. Each Series of Group II Notes shall be created by a Group II Series Supplement.
(b)Group II Notes of a new Series of Group II Notes may from time to time be executed by HVF II and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon delivery by HVF II to the Trustee, and receipt by the Trustee, of the following:
(i)a Company Order authorizing and directing the authentication and delivery of the Group II Notes of such new Series of Group II Notes by the Trustee and specifying the designation of such new Series of Group II Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series of Group II Notes to be authenticated and the Note Rate with respect to such new Series of Group II Notes;
(ii)a Group II Series Supplement satisfying the criteria set forth in Section 2.3 executed by HVF II, the Trustee and any other parties thereto and specifying the Group II Series Principal Terms of such new Series of Group II Notes;
(iii)each related Group II Series Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;
(iv)an Officer’s Certificate of HVF II to the effect that the Rating Agency Condition with respect to each Series of Group II Notes Outstanding (other than any such Series of Group II Notes (A) with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group II Notes or will occur as a result of the issuance of the new Series of Group II Notes or (B) that is being repaid in full with the proceeds of the Notes issued pursuant to such Group II Series Supplement) shall have been satisfied with respect to such issuance;
(v)an Officer’s Certificate of HVF II dated as of the applicable Series Closing Date to the effect that (A) consent has been obtained from the Required Series Noteholders of each Series of Group II Notes with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group II Notes or will occur as a result of the issuance of the new Series of Group II Notes, if, in any such case, such existing Series of Group II Notes will not be refinanced with the proceeds of the issuance of such new Series of Notes, (B) all conditions precedent set forth in the Group II Indenture and the related Group II Series Supplement with respect to the authentication and delivery of the new Series of Group II Notes have been satisfied and (C) all conditions precedent set forth in the Group II Indenture with respect to the execution of the related Group II Series Supplement have been complied with in all material respects;
(vi)a Tax Opinion;

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(vii)with respect to each Series Related Document (other than the Group II Supplement, the Series Supplement or the HVF II LP Agreement) with respect to such Series to which HVF II or the HVF II General Partner is a party, evidence (in the form of an Officer’s Certificate of HVF II) that each party to such Series Related Document has covenanted and agreed in such Series Related Document that, prior to the date that is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;
(viii)unless otherwise specified in the related Group II Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:
(A)all conditions precedent provided for in the Group II Indenture and the related Group II Series Supplement with respect to the authentication and delivery of the new Series of Group II Notes have been complied with in all material respects, and all conditions precedent set forth in the Group II Indenture with respect to the execution of the related Group II Series Supplement have been complied with in all material respects;
(B)the related Group II Series Supplement has been duly authorized, executed and delivered by HVF II and the HVF II General Partner;
(C)the new Series of Group II Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of the Group II Indenture and the related Group II Series Supplement, will constitute valid, binding and enforceable obligations of HVF II entitled to the benefits of the Group II Indenture and the related Group II Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;
(D)the related Group II Series Supplement has been duly authorized, executed and delivered, and is a legal, valid and binding agreement of HVF II, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and
(E)that the new Series of Group II Notes is secured by a valid and perfected security interest in the Group II Indenture Collateral; and
(ix)such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.
Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Group II Notes upon execution thereof by HVF II.

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Section 2.3.Series Supplement for Each Series of Notes. In conjunction with the issuance of a new Series of Group II Notes, the parties hereto shall execute a Group II Series Supplement, which shall specify the relevant terms with respect to such new Series of Group II Notes, which may include:
(i)its name or designation;
(ii)its Initial Principal Amount or the method of calculating its Initial Principal Amount;
(iii)its Note Rate;
(iv)its Series Closing Date;
(v)each Rating Agency rating such Series of Group II Notes;
(vi)the name of the Clearing Agency, if any;
(vii)the interest payment date or dates and the date or dates from which interest shall accrue;
(viii)the method of allocating Group II Collections to such Series of Group II Notes;
(ix)whether the Group II Notes of such Group II Series will be issued in multiple Classes and, if so, the method of allocating Group II Collections allocated to such Group II Series among such Classes and the rights and priorities of each such Class;
(x)the method by which the principal amount of the Group II Notes of such Series of Group II Notes shall amortize or accrete;
(xi)the names of any Group II Series Accounts to be used by such Series of Group II Notes and the terms governing the operation of any such account and the use of moneys therein;
(xii)any deposit of funds to be made in any Group II Series Account on the applicable Series Closing Date;
(xiii)the terms of any related Group II Series Enhancement and the Group II Series Enhancement Provider thereof, if any;
(xiv)whether the Group II Notes of such Series of Group II Notes may be issued in bearer form and any limitations imposed thereon;
(xv)its Legal Final Payment Date; and
(xvi)any other relevant terms of such Series of Group II Notes that do not change the terms of any Series of Group II Notes Outstanding (all such terms, the “Group II Series Principal Terms” of such Series of Group II Notes).

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Section 2.4.Execution and Authentication.
(a)Each Series of Group II Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of HVF II by an Authorized Officer and delivered by HVF II to the Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on a Group II Note no longer holds that office at the time the Group II Note is authenticated, such Group II Note shall nevertheless be valid.
(b)At any time and from time to time after the execution and delivery of this Group II Supplement, HVF II may deliver Group II Notes of any particular Series of Group II Notes executed by HVF II to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Group II Notes, and the Trustee, in accordance with such Company Order and this Group II Supplement, shall authenticate and deliver such Group II Notes.
(c)No Group II Note shall be entitled to any benefit under the Group II Indenture or be valid for any purpose unless there appears on such Group II Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if the Group II Notes of the Series of Group II Notes to which such Group II Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Group II Note has been duly authenticated under this Group II Supplement. The Trustee may appoint an authenticating agent acceptable to HVF II to authenticate Group II Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Group II Notes whenever the Trustee may do so. Each reference in this Group II Supplement to authentication by the Trustee includes authentication by such agent. The Trustee’s certificate of authentication shall be in substantially the following form:

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This is one of the Group II Notes of a Series of Group II Notes issued under the within mentioned Group II Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory
(d)Each Group II Note shall be dated and issued as of the date of its authentication by the Trustee.
(e)Notwithstanding the foregoing, if any Group II Note shall have been authenticated and delivered hereunder but never issued and sold by HVF II, and HVF II shall deliver such Group II Note to the Trustee for cancellation as provided in Section 2.4 of the Base Indenture together with a written statement (which need not comply with Section 10.3 of the Base Indenture and need not be accompanied by an Opinion of Counsel) stating that such Group II Note has never been issued and sold by HVF II, for all purposes of the Group II Indenture such Group II Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Group II Indenture.
(f)The Trustee shall have the right to decline to authenticate and deliver any Group II Notes under this Section 2.4 if the Trustee, based on the written advice of counsel, determines that such action may not lawfully be taken.
ARTICLE III
SECURITY
Section 3.1.Grant of Security Interest.
(a)To secure the Group II Note Obligations, HVF II hereby affirms the security interests granted in the Initial Group II Supplement and pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Group II Noteholders, and hereby grants to the Trustee, for the benefit of such Group II Noteholders, a security interest in, all of the following property now owned or at any time hereafter acquired by HVF II or in which HVF II now has or at any time in the future may acquire any right, title or interest (collectively, the “Group II Indenture Collateral”):
(i)the Group II Leasing Company Notes, including, without limitation, all monies due and to become due to HVF II from any Group II Leasing Company under or in connection with any Group II Leasing Company Note, whether payable as principal, interest, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group II Leasing Company Note or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group II Leasing Company Note (whether arising pursuant to the terms of such Group II

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Leasing Company Note or otherwise available to HVF II at law or in equity), the right to enforce any Group II Leasing Company Note as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group II Leasing Company Note or the obligations of any party thereunder;
(ii)the Group II Related Documents (other than the Group II Indenture), including all monies due and to become due to HVF II under or in connection with any Group II Related Document, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group II Related Document, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group II Related Document (whether arising pursuant to the terms of such Group II Related Document or otherwise available to HVF II at law or in equity), the right to enforce any Group II Related Document as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group II Related Document or the obligations of any party thereunder;
(iii)the Group II Collection Account, all monies on deposit from time to time in the Group II Collection Account and all proceeds thereof;
(iv)all additional property that may from time to time hereafter (pursuant to the terms of the Group II Supplement or otherwise) be subjected to the grant and pledge hereof by HVF II or by anyone on its behalf; and
(v)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)The foregoing grant is made in trust to secure the Group II Note Obligations and to secure compliance with the provisions of the Group II Indenture and any Group II Series Supplement, all as provided in the Group II Indenture. The Trustee, as trustee on behalf of the Group II Noteholders, acknowledges such grant, accepts the trusts under the Group II Indenture in accordance with the provisions of the Group II Indenture agrees to perform its duties required in the Group II Indenture. Except as otherwise stated in any Group II Series Supplement, the Group II Indenture Collateral shall secure the Group II Notes equally and ratably without prejudice, priority or distinction.
(c)The Group II Indenture Collateral has been pledged to the Trustee to secure each Series of Group II Notes. For all purposes hereunder and for the avoidance of doubt, the Group II Indenture Collateral will be held by the Trustee solely for the benefit of the Holders of the Group II Notes, and no Noteholder of any Series of Notes that is not a Series of Group II Notes will have any right, title or interest in, to or under the Group II Indenture Collateral. For the avoidance of doubt, if it is determined that the Group II Noteholders have any right, title or interest in, to or under the Group-Specific Collateral with respect to any Group of Notes other than Group II Notes, then the Group II Noteholders agree that their right, title and interest in, to or under such Group-Specific Collateral shall be subordinate in all respects to

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the claims or rights of the Noteholders with respect to such other Group of Notes, and in such case, this Group II Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
(d)On the Initial Group II Closing Date, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group II Note Obligations, the RCFC Series 2010-3 Note.  The Trustee shall take possession of the RCFC Series 2010-3 Note in New York, New York and shall at all times during the period of the Group II Indenture maintain custody of the RCFC Series 2010-3 Note in New York, New York. The RCFC Series 2010-3 Note shall be accompanied by the indorsement of the RCFC Series 2010-3 Note in blank by an effective indorsement.
(e)On any date after the Initial Group II Closing Date on which HVF II acquires an Additional Group II Leasing Company Note, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group II Note Obligations, such Additional Group II Leasing Company Note.  The Trustee shall take possession of such Additional Group II Leasing Company Note in New York, New York and shall at all times during the period of the Group II Indenture maintain custody of such Additional Group II Leasing Company Note in New York, New York. Such Additional Group II Leasing Company Note shall be accompanied by the indorsement of such Additional Group II Leasing Company Note in blank by an effective indorsement.
Section 3.2.Certain Rights and Obligations of HVF II Unaffected.
(a)Actions With Respect to Base Related Documents and Group II Related Documents. Without derogating from the absolute nature of the assignment granted to the Trustee under this Group II Supplement or the rights of the Trustee hereunder, unless a Group II Liquidation Event has occurred and is continuing and except to the extent prohibited by Section 8.2, HVF II shall be permitted to give all requests, notices, directions or approvals, if any, that are required to be given in the normal course of business (which, for the avoidance of doubt, does not include waivers of defaults under, or consent to amendments or modifications of, any of the Base Related Documents and Group II Related Documents) to any Person in accordance with the terms of the Base Related Documents and Group II Related Documents.
(b)Assignment of Group II Indenture Collateral to Trustee. The assignment of the Group II Indenture Collateral to the Trustee on behalf of the Group II Noteholders shall not (i) relieve HVF II from the performance of any term, covenant, condition or agreement on HVF II’s part to be performed or observed under or in connection with any of the Group II Leasing Company Related Documents or from any liability to any Person thereunder or (ii) impose any obligation on the Trustee or any such Group II Noteholders to perform or observe any such term, covenant, condition or agreement on HVF II’s part to be so performed or observed or impose any liability on the Trustee or any of the Group II Noteholders for any act or omission on the part of HVF II or from any breach of any representation or warranty on the part of HVF II.
(c)Indemnification of Trustee. HVF II shall indemnify the Trustee against any and all loss, liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with enforcing the Group II Indenture or any Group II Related

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Document or preserving any of its rights to, or realizing upon, any of the Group II Indenture Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee that constitutes negligence or willful misconduct by the Trustee or any other indemnified person hereunder. The indemnification provided for in this Section 3.2(c) shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Group II Supplement or any Group II Series Supplement.
Section 3.3.Performance of Group II Leasing Company Related Documents.
Upon the occurrence of a Group II Leasing Company Amortization Event, promptly following a request from the Trustee to do so and at HVF II’s expense, HVF II agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by such party to any of the Base Related Documents and Group II Related Documents, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II to the extent and in the manner directed by the Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by such party to any of the Base Related Documents and Group II Related Documents, as applicable, of each of its obligations under such Base Related Documents and Group II Related Documents, as applicable.
If (i) HVF II shall have failed, within five (5) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) HVF II refuses to take any such action, (iii) the Trustee reasonably determines that such action must be taken immediately or (iv) an Amortization Event with respect to any Series of Group II Notes or any Group II Liquidation Event has occurred and is continuing, then the Trustee may take such previously directed action and any related action permitted under the Group II Indenture that the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Group II Indenture to direct HVF II to take such action), on behalf of HVF II and the Group II Noteholders.
HVF II does hereby make, constitute and appoint the Trustee its true and lawful Attorney-in-Fact for it and in its name, stead and behalf to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II with respect to any Group II Leasing Company Note pursuant to this Section 3.3.
Section 3.4.Release of Collateral.
(a)The Trustee shall, when required by the provisions of this Group II Supplement or any Group II Series Supplement, execute instruments to release property from the lien of this Group II Supplement or any or all Group II Series Supplements, as applicable, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Group II Supplement or such Group II Series Supplements, as applicable. No party relying upon an instrument executed by the Trustee as provided in this Section 3.4 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

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(b)The Trustee shall, at such time as there are no Group II Notes Outstanding, release any remaining portion of the Group II Indenture Collateral from the lien of the Group II Supplement and release to HVF II any amounts then on deposit in or credited to the Group II Collection Account. The Trustee shall release property from the lien of this Group II Supplement pursuant to this Section 3.4(b) only upon receipt of a Company Order accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 3.5.
Section 3.5.Opinions of Counsel.
The Trustee shall receive at least seven (7) days’ notice when requested by HVF II to take any action pursuant to Section 3.4, accompanied by copies of any instruments involved and an Opinion of Counsel (which may be based on an Officer’s Certificate), in form and substance reasonably satisfactory to the Trustee, concluding that all such action will not materially and adversely impair the security for the Group II Notes or the rights of the Group II Noteholders in a manner not permitted under the Master Related Documents; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Group II Indenture Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action. For the avoidance of doubt, any action pursuant to Section 3.4(a) relating to the release of Group II Indenture Collateral or the conveyance by the Trustee of its security interest in the same shall be deemed not to materially and adversely impair the security for any Series of Notes that is not a Series of Group II Notes.
Section 3.6.Stamp, Other Similar Taxes and Filing Fees.
HVF II shall indemnify and hold harmless the Trustee and each Group II Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Group II Indenture. HVF II shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Group II Indenture.
Section 3.7.Duty of the Trustee.
Except for actions expressly authorized by the Group II Indenture, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Group II Indenture Collateral now existing or hereafter created or to impair the value of any of the Group II Indenture Collateral now existing or hereafter created.

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ARTICLE IV
REPORTS
Section 4.1.Reports and Instructions to Trustee.
(a)Daily Collection Reports. On each Business Day commencing on November 25, 2013, HVF II shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Daily Group II Collection Report”) setting forth the aggregate of the amounts deposited in the Group II Collection Account on the immediately preceding Business Day. HVF II shall deliver a copy of the Daily Group II Collection Report for each Business Day to the Trustee.
(b)Quarterly Compliance Certificates. On the Payment Date in each of March, June, September and December, commencing in June 2015, HVF II shall deliver to the Trustee an Officer’s Certificate of HVF II to the effect that, except as provided in a notice delivered pursuant to Section 8.3, no Amortization Event or Potential Amortization Event with respect to any Series of Group II Notes Outstanding has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.
(c)Instructions as to Withdrawals and Payments. HVF II will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Group II Collection Account and any other accounts specified in a Group II Series Supplement and to make drawings under any Group II Series Enhancement, as contemplated herein and in any Group II Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.
Section 4.2.Reports to Noteholders.
(a)On each Payment Date, the Paying Agent shall forward to each Group II Noteholder of record as of the immediately preceding Record Date of each Series of Group II Notes Outstanding the Monthly Noteholders’ Statement with respect to such Series of Group II Notes, with a copy to the Rating Agencies and any Group II Series Enhancement Provider with respect to such Series of Group II Notes, which delivery may be satisfied by the Paying Agent posting, or causing to be posted, such Monthly Noteholders’ Statement to a password-protected website made available to such Group II Noteholders, the Rating Agencies and such Group II Series Enhancement Providers or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
(b)Annual Noteholders’ Tax Statement. Unless otherwise specified in the applicable Group II Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2013, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Group II Noteholder a statement prepared by or on behalf of HVF II containing the information that is required to be contained in the Monthly Noteholders’ Statements with respect to such Series of Group II Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Group II Noteholder, together with such other customary information (consistent with the treatment of the Group II Notes as debt) as HVF II deems necessary or desirable to enable the Group II

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Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of HVF II to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.
Section 4.3.Group II Administrator.
Pursuant to the Group II Administration Agreement, the Group II Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Group II Supplement. Each Group II Noteholder by its acceptance of a Group II Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group II Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group II Administrator and to the extent so performed or taken by the Group II Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group II Administrator or relieve HVF II of any payment obligation hereunder.
Section 4.4.Reports.
Delivery of reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including HVF II’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE V
ALLOCATION AND APPLICATION OF COLLECTIONS
Section 5.1.Group II Collection Account.
(a)Establishment of Group II Collection Account. On or prior to November 25, 2013, HVF II, the Securities Intermediary and the Trustee shall have established a securities account (such account, or if succeeded or replaced by another account then such successor or replacement account, the “Group II Collection Account”) in the name of, and under the control of, the Trustee that shall be maintained for the benefit of the Group II Noteholders. If at any time a Trust Officer obtains actual knowledge or receives written notice that the Group II Collection Account is no longer an Eligible Account, the Trustee, within ten (10) Business Days of obtaining such knowledge, shall cause the Group II Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution and cause the depositary maintaining the new Group II Collection Account to assume the obligations of the existing Securities Intermediary hereunder.

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(b)Administration of the Group II Collection Account. HVF II may instruct (by standing instructions or otherwise) the institution maintaining the Group II Collection Account to invest funds on deposit in such Group II Collection Account from time to time in Permitted Investments; provided, however, that any such investment in the Group II Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Group II Collection Account). Investments of funds on deposit in administrative sub-accounts of the Group II Collection Account established in respect of particular Group II Notes shall be required to mature on or before the dates specified in the applicable Group II Series Supplement. In the absence of written investment instructions hereunder, funds on deposit in the Group II Collection Account shall remain uninvested. HVF II shall not direct the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of HVF II, and the Trustee shall have no responsibility to monitor the investment rating of any Permitted Investment.
(c)Earnings from Group II Collection Account. All interest and earnings (net of losses and investment expenses) paid on amounts on deposit in or credited to the Group II Collection Account shall be deemed to be available and on deposit for distribution.
(d)Establishment of Group II Series Accounts. To the extent specified in the Group II Series Supplement with respect to any Series of Group II Notes, the Trustee may establish and maintain one or more Group II Series Accounts and/or administrative sub-accounts of the Group II Collection Account to facilitate the proper allocation of Group II Collections in accordance with the terms of such Group II Series Supplement.
Section 5.2.Trustee as Securities Intermediary.
(a)With respect to the Group II Collection Account, the Trustee or other Person maintaining such Group II Collection Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to the Group II Collection Account. If the Securities Intermediary is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.2.
(b)The Securities Intermediary agrees that:
(i)The Group II Collection Account is an account to which Financial Assets will be credited;
(ii)All securities or other property underlying any Financial Assets credited to the Group II Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Group II Collection Account be registered in the name of HVF II, payable to the order of HVF II or specially indorsed to HVF II;

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(iii)All property delivered to the Securities Intermediary pursuant to this Group II Supplement and all Permitted Investments thereof will be promptly credited to the Group II Collection Account;
(iv)Each item of property (whether investment property, security, instrument or cash) credited to the Group II Collection Account shall be treated as a Financial Asset;
(v)If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial Asset relating to the Group II Collection Account or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order on instruction without further consent by HVF II or the Group II Administrator;
(vi)The Group II Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction within the meaning of Section 9-304 and Section 8-110 of the New York UCC and the Group II Collection Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)The Securities Intermediary has not entered into, and until termination of this Group II Supplement, will not enter into, any agreement with any other Person relating to the Group II Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Group II Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 5.2(b)(v); and
(viii)Except for the claims and interest of the Trustee and HVF II in the Group II Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Group II Collection Account or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Group II Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group II Administrator and HVF II thereof.
(c)The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Group II Collection Account and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Group II Collection Account.
(d)The Securities Intermediary will promptly send copies of all statements for the Group II Collection Account, which statements shall reflect any financial assets credited

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thereto simultaneously to each of HVF II, the Group II Administrator, and the Trustee at the addresses set forth in Section 11.9.
(e)In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Group II Collection Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee for the benefit of the Group II Noteholders. The financial assets and other items deposited to the Group II Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee for the benefit of the Group II Noteholders.
(f)Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Group II Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Group II Collection Account by crediting to such Group II Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(g)Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, with respect to the Group II Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if the Group II Collection Account is deemed not to constitute a securities account.
Section 5.3.Group II Collections and Allocations.
(a)Group II Collections in General. Until this Group II Supplement is terminated pursuant to Section 11.6, HVF II shall, and the Trustee is authorized (upon written instructions) to, cause all Group II Collections due and to become due to HVF II or the Trustee, as the case may be, to be deposited to the Group II Collection Account at such times as such amounts are due. HVF II agrees that if any such monies, instruments, cash or other proceeds shall be received by HVF II in an account other than the Group II Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by HVF II with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by HVF II for, and immediately (but in any event within two (2) Business Days from receipt) remitted to, the Trustee, with any necessary indorsement. Subject to Section 9.11, all monies, instruments, cash and other proceeds received by the Trustee pursuant to this Group II Supplement shall be promptly deposited in the Group II Collection Account and shall be applied as provided in this Article V.
(b)Allocations for Group II Noteholders. On each day on which Group II Collections are deposited into the Group II Collection Account, HVF II shall allocate Group II Collections deposited into the Group II Collection Account in accordance with this Article V and shall instruct the Trustee in writing to withdraw the required amounts from the Group II Collection Account and make the required deposits in any Group II Series Account in accordance with this Article V, as modified by each Group II Series Supplement. HVF II shall make such deposits or payments on the date indicated therein in immediately available funds or

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as otherwise provided in the applicable Group II Series Supplement for any Series of Group II Notes.
(c)Sharing Group II Collections. In the manner described in the applicable Group II Series Supplement, to the extent that Group II Principal Collections that are allocated to any Series of Group II Notes on a Payment Date are not needed to make payments to Group II Noteholders of such Series of Group II Notes or required to be deposited in a Group II Series Account for such Series of Group II Notes on such Payment Date, such Group II Principal Collections may, at the direction of HVF II, be applied to cover principal payments due to or for the benefit of Group II Noteholders of another Series of Group II Notes. Any such reallocation will not result in a reduction in the Principal Amount of the Series of Group II Notes to which such Group II Principal Collections were initially allocated.
(d)Unallocated Group II Principal Collections. If, after giving effect to Section 5.3(c), Group II Principal Collections allocated to any Series of Group II Notes on any Payment Date are in excess of the amount required to be paid in respect of such Series of Group II Notes on such Payment Date, then any such excess Group II Principal Collections shall be allocated to HVF II or such other party as may be entitled thereto as set forth in any Group II Series Supplement. Notwithstanding anything to the contrary contained herein, no Series of Notes that are not Group II Notes shall have any right or claim to any such excess Group II Principal Collections.
Section 5.4.Determination of Monthly Interest.
Monthly payments of interest on each Series of Group II Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group II Series Supplement.
Section 5.5.Determination of Monthly Principal.
Monthly payments of principal of each Series of Group II Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group II Series Supplement. All principal of or interest on any Series of Group II Notes, however, shall be due and payable no later than the Legal Final Payment Date with respect to such Series of Group II Notes.
ARTICLE VI
DISTRIBUTIONS
Unless otherwise specified in the applicable Group II Series Supplement, on each Payment Date, the Paying Agent shall pay to the Group II Noteholders of each Series of Group II Notes of record on the preceding Record Date the amounts payable thereto hereunder by check mailed first-class postage prepaid to such Group II Noteholder at the address for such Group II Noteholder appearing in the Note Register except that with respect to Group II Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Trustee or the Paying Agent from the applicable Group II Series Account no later than Noon (New York City time) on the Payment Date for credit to the account designated by such Clearing Agency or its nominee, as

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applicable; provided, however, that, the final principal payment due on a Group II Note shall only be paid to the Group II Noteholder of a Definitive Note on due presentment of such Definitive Note for cancellation in accordance with the provisions of the Group II Note.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
HVF II hereby represents and warrants, for the benefit of the Trustee and the Group II Noteholders, as follows as of the Initial Group II Closing Date and each Series Closing Date with respect to any Series of Group II Notes:
Section 7.1.Security Interests.
(a)This Group II Supplement creates a valid and continuing Lien on the Group II Indenture Collateral in favor of the Trustee on behalf of the Group II Noteholders, which Lien on the Group II Indenture Collateral has been perfected and is prior to all other Liens (other than Group II Permitted Liens), and is enforceable as such as against creditors of and purchasers from HVF II in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.
(b)HVF II has received all consents and approvals required by the terms of the Group II Indenture Collateral to the pledge of the Group II Indenture Collateral to the Trustee.
(c)Each of the Group II Leasing Company Notes is registered in the name of the Trustee and has been delivered to the Trustee. All other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Trustee’s security interest for the benefit of the Group II Noteholders in the Group II Indenture Collateral now in existence and hereafter acquired or created has been duly and effectively taken.
(d)Other than the security interest granted to the Trustee hereunder, HVF II has not pledged, assigned, sold or granted a security interest in the Group II Indenture Collateral. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing HVF II as debtor covering all or any part of the Group II Indenture Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by HVF II in favor of the Trustee on behalf of the Group II Noteholders in connection with this Group II Supplement, and HVF II has not authorized any such filing.
(e)HVF II’s legal name is Hertz Vehicle Financing II LP and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.
(f)Except for a change made pursuant to Section 8.7, (i) HVF II’s sole place of business and chief executive office shall be at 225 Brae Boulevard, Park Ridge, New Jersey 07656, and the places where its records concerning the Collateral are kept are at: (A) 225 Brae Boulevard, Park Ridge, New Jersey 07656 and (B) 14501 Hertz Quail Springs Parkway,

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Oklahoma City, OK 73134 and (ii) HVF II’s jurisdiction of organization is Delaware. HVF II does not transact, and has not transacted, business under any other name.
(g)All authorizations in this Group II Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Group II Indenture Collateral and to take such other actions with respect to the Group II Indenture Collateral authorized by this Indenture are powers coupled with an interest and are irrevocable.
(h)The Group II General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.
(i)HVF II owns and has good and marketable title to the Group II Indenture Collateral free and clear of any Liens (other than Group II Permitted Liens).
(j)HVF II has caused or will have caused, within ten (10) days of the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Group II General Intangibles Collateral and the Group II Indenture Collateral constituting Investment Property granted to the Trustee in favor of the Group II Noteholders hereunder.
(k)HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group II Indenture Collateral other than any financing statement relating to the security interest granted to the Trustee in favor of the Trustee for the benefit of the Group II Noteholders hereunder or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.
(l)HVF II is a Registered Organization.
Section 7.2.Group II Leasing Company Related Documents.
There are no Group II Leasing Company Amortization Events or Group II Potential Leasing Company Amortization Events continuing, in each case, as of June 17, 2015 (in each case, for the avoidance of doubt, after giving effect to all waivers obtained by HVF II as of such date).
Section 7.3.Other Representations.
All representations and warranties of HVF II made in each Group II Related Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein. All representations and warranties of HVF II made in the Base Indenture are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein, but replacing each reference therein to “Base Related Documents” with “Base Related

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Documents and Group II Related Documents”.
ARTICLE VIII
COVENANTS
Section 8.1.Payment of Notes.
HVF II shall pay the principal of and interest on the Group II Notes pursuant to the provisions of the Group II Indenture and any applicable Group II Series Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.
Section 8.2.Compliance with Related Documents.
HVF II agrees that it will not:
(i)amend, modify, waive, supplement, terminate, surrender, or discharge, or agree to any amendment, modification, supplement, termination, waiver, surrender, or discharge of, the terms of any Group II Indenture Collateral, including any of the Group II Related Documents (other than the Group II Indenture in accordance with the provisions of Article X),
(ii)take any action to compel or secure performance or observation by any such obligor of its obligations applicable to any Group II Leasing Company or HVF II or
(iii)consent to the assignment of any such Group II Related Document by any other party thereto
(each action described in foregoing clauses (i), (ii) and (iii), the “Group II Related Document Actions”), in each case, without (A) the prior written consent of the Requisite Group II Investors, (B) satisfying the Rating Agency Condition with respect to each Series of Group II Notes Outstanding and (C) satisfaction of any other applicable conditions and compliance with any applicable covenants, in each case, as may be set forth in any Group II Series Supplement; provided that, if any such Group II Related Document Action does not materially adversely affect the Group II Noteholders of one or more, but not all, Series of Group II Notes, as evidenced by an Officer’s Certificate of HVF II, any such Series of Group II Notes that is not materially adversely affected by such Group II Related Document Action shall be deemed not Outstanding for purposes of obtaining such consent (and the related calculation of Requisite Group II Investors shall be modified accordingly); provided further, that, if any such Group II Related Document Action does not materially adversely affect any Group II Noteholders, as evidenced by an Officer’s Certificate of HVF II, HVF II shall be entitled to effect such Group II Related Document Action without the prior written consent of the Trustee or any Group II Noteholder.
For the avoidance of doubt, and notwithstanding anything herein or in any Group II Related Document to the contrary, any amendment, modification, waiver, supplement, termination or surrender of any Group II Related Document relating solely to a particular Series

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of Group II Notes shall be deemed not to materially adversely affect the Group II Noteholders of any other Series of Group II Notes.
Section 8.3.Notice of Defaults.
Within five (5) Business Days of any Authorized Officer of HVF II obtaining actual knowledge of any Potential Amortization Event or Amortization Event with respect to any Series of Group II Notes Outstanding, HVF II shall give the Trustee and the Rating Agencies with respect to each Series of Group II Notes Outstanding notice thereof, together with an Officer’s Certificate of HVF II setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF II.
Section 8.4.Further Requests.
HVF II will promptly furnish to the Trustee such other information relating to the Group II Notes as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Group II Series Supplement.
Section 8.5.Further Assurances.
(a)HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Group II Indenture Collateral on behalf of the Group II Noteholders as a perfected security interest subject to no prior Liens (other than Group II Permitted Liens) and to carry into effect the purposes of this Group II Supplement or the other Group II Related Documents or to better assure and confirm unto the Trustee or the Group II Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 8.5(a), the Trustee shall, at the direction of the Required Series Noteholders of any Series of Group II Notes, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Group II Indenture Collateral.
(b)Unless otherwise specified in a Group II Series Supplement, if any amount payable under or in connection with any of the Group II Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Group II Indenture Collateral and the income, distributions and proceeds thereof, for

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the benefit of the Trustee on behalf of the Group II Noteholders, against the claims and demands of all Persons whomsoever.
(d)On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Group II Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Group II Supplement in the Group II Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Group II Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Group II Supplement in the Group II Indenture Collateral until March 31 in the following calendar year.
Section 8.6.Dividends, Officers’ Compensation, etc.
HVF II will not declare or pay any distributions on any of its partnership interests or membership interest; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing with respect to any Series of Group II Notes Outstanding or would result therefrom, HVF II and the HVF II General Partner may declare and pay distributions out of capital or earnings computed in accordance with GAAP applied on a consistent basis. HVF II will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
Section 8.7.Legal Name; Location Under Section 9-307.
HVF II will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the RCFC Collateral Agent. In the event that HVF II desires to so change its location or change its legal name, HVF II will make any required filings and prior to actually changing its location or its legal name HVF II will deliver to the Trustee (i) an Officer’s Certificate of HVF II and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Noteholders in the Collateral in respect of the new location or new legal name of HVF II and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

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Section 8.8.Information. Upon request by the Trustee, HVF II will deliver or cause to be delivered to the Trustee:
(a)a copy of any notice, financial information, certificates, statements, reports and other materials delivered by any Group II Leasing Company to HVF II pursuant to the related Group II Leasing Company Related Documents; and
(b)such additional information regarding the financial position, results of operations or business of any Group II Leasing Company or any Group II Lessee as the Trustee may reasonably request to the extent that such Group II Leasing Company or Group II Lessee, as the case may be, delivers such information to HVF II pursuant to any Group II Leasing Company Related Documents.
Section 8.9.Additional Leasing Companies.
HVF II will not designate any Additional Group II Leasing Company or acquire any Additional Group II Leasing Company Notes, in each case, without first satisfying the Rating Agency Condition with respect to each Series of Group II Notes Outstanding.
Section 8.10.Payment of Taxes and Governmental Obligations.
HVF II will pay and discharge, at or before maturity, its tax liabilities and other governmental obligations, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
ARTICLE IX
AMORTIZATION EVENTS AND REMEDIES
Section 9.1.Amortization Events.
If any one of the following events shall occur during the Revolving Period or the Controlled Amortization Period, if any, with respect to any Series of Group II Notes:
(a)the occurrence of an Event of Bankruptcy with respect to HVF II or the HVF II General Partner;
(b)the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that HVF II is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act; or
(c)any other event shall occur that may be specified in any Group II Series Supplement as an “Amortization Event” with respect to the related Series of Group II Notes;
Then,
(i)in the case of any event described in clause (a) or (b) above an “Amortization Event” with respect to all Series of Group II Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder, and

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(ii)in the case of any event described in clause (c) above, an “Amortization Event” with respect to such Series of Group II Notes shall occur in accordance with, and subject to the conditions (including, without limitation, any conditions with respect to notice, other action, the continuation of such event, grace or cure periods, or otherwise) specified in, the Group II Series Supplement with respect to such Series of Group II Notes.

Section 9.2.Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
(a)General and Group II Leasing Company Related Documents. If any Amortization Event shall have occurred and be continuing, then the Trustee, at the written direction of the Requisite Group II Investors (in the case where such Amortization Event is with respect to all Series of Group II Notes) or Required Series Noteholders with respect to any Series of Group II Notes with respect to which such Amortization Event has occurred and is continuing (in the case where such Amortization Event is with respect to less than all Series of Group II Notes), shall exercise (and HVF II agrees to exercise) from time to time any rights and remedies available to it on behalf of the applicable Group II Noteholders under applicable law or any Group II Related Documents, including the rights and remedies available to the Trustee as a Beneficiary under the RCFC Collateral Agency Agreement, and all other rights, remedies, powers, privileges and claims of HVF II relating to the Group II Indenture Collateral against any party to any Group II Leasing Company Related Documents, including the right or power to take any action to compel performance or observance by any Group II Leasing Company and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Group II Leasing Company Related Documents.
(b)Group II Liquidation Event. If any Group II Liquidation Event shall have occurred and be continuing with respect to any Series of Group II Notes, then the Trustee may or, at the direction of the Requisite Group II Investors (in the case where such Group II Liquidation Event is with respect to all Series of Group II Notes) or at the direction of the Required Series Noteholders of any Series of Group II Notes with respect to which such Group II Liquidation Event shall have occurred (in the case where such Group II Liquidation Event is with respect to less than all Series of Group II Notes), shall, exercise from time to time any rights and remedies available to it as the result of such occurrence under the Group II Leasing Company Related Documents (including the rights and remedies available to it as a Beneficiary under the RCFC Collateral Agency Agreement).
(c)Failure of Leasing Company Trustee, Leasing Companies, RCFC Collateral Agent or Lessees to Take Action. If, after the occurrence of any Group II Liquidation Event with respect to any Series of Group II Notes, any Group II Leasing Company Trustee, the RCFC Collateral Agent or any Group II Lessee fails to take action to accomplish any instructions given to it by the Trustee within fifteen (15) Business Days of receipt thereof, then the Trustee may or, at the direction of the Requisite Group II Investors (in the case where such Group II Liquidation Event is with respect to all Series of Group II Notes) or at the direction of the Required Series Noteholders of any Series of Group II Notes with respect to which such Group II Liquidation Event shall have occurred (in the case where such Group II Liquidation

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Event is with respect to less than all Series of Group II Notes), shall take such action or such other appropriate action on behalf of such Group II Leasing Company Trustee, the RCFC Collateral Agent or such Group II Lessee. In the event that the Trustee determines to take action pursuant to the immediately preceding sentence, the Trustee may direct the RCFC Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of some or all of the Group II Eligible Vehicles pending the sale thereof, and the Trustee may institute legal proceedings for the appointment of a receiver or receivers pursuant to the powers of sale granted by this Group II Supplement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Group II Supplement.
(d)Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Group II Indenture Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.
(e)Amortization Event.
(i)Upon the occurrence of an Amortization Event with respect to one or more, but not all, Outstanding Series of Group II Notes, the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest on and principal of the related Series of Group II Notes up to the Principal Amount of each such Series of Group II Notes; provided that, any such actions shall not adversely affect in any material respect the interests of the Group II Noteholders of any Series of Group II Notes Outstanding with respect to which no Amortization Event shall have occurred.
(ii)Any amounts relating to the Group II Indenture Collateral or the Group II Note Obligations obtained by the Trustee on account of or as a result of the exercise by the Trustee of any rights or remedies specified in this Article IX shall be held by the Trustee as additional collateral for the repayment of Group II Note Obligations with respect to each Series of Group II Notes with respect to which such rights or remedies were exercised and shall be applied as provided in Article V. If so specified in the applicable Group II Series Supplement, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to a Series of Group II Notes to the extent set forth therein.
Section 9.3.Other Remedies.
Subject to the terms and conditions of the Group II Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available to it on behalf of the Group II Noteholders under applicable law or in equity to collect the payment of principal of or interest on the Group II Notes (or the applicable Series of Group II Notes, in the case of an Amortization Event with respect to less than all Series of Group II Notes) or to enforce the performance of any provision of such Group II Notes, the Group II Indenture, any Group II Series Supplement or any other Group II Related Document, in each case, with respect to such Series of Group II Notes.
The Trustee may maintain a proceeding even if it does not possess any of the

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Group II Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
Section 9.4.Waiver of Past Events.
With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(c), any such Potential Amortization Event or Amortization Event (and, in any such case, any consequences thereof) with respect to such Series of Group II Notes may be waived as set forth in the related Group II Series Supplement. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series of Group II Notes, and any Amortization Event with respect to such Series of Group II Notes arising therefrom shall be deemed to have been cured for every purpose of the Group II Indenture and related Group II Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(a) or (b), any such Potential Amortization Event or Amortization Event (and, in any such case, the consequences thereof) with respect to the Group II Notes shall only be waived with the written consent of each Group II Noteholder. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to each Series of Group II Notes, and any Amortization Event with respect to each Series of Group II Notes arising therefrom shall be deemed to have been cured for every purpose of the Group II Indenture and each Group II Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. The Trustee shall provide notice to each Rating Agency of any waiver by the Group II Noteholders of any Series of Group II Notes pursuant to this Section 9.4.
Section 9.5.Control by Requisite Investors.
The Requisite Group II Investors (or, where such remedy relates only to one or more particular Series of Group II Notes, the Required Series Noteholders of any such Series of Group II Notes) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of such Group II Noteholders or exercising any trust or power conferred on the Trustee. Subject to Section 7.1 of the Base Indenture, the Trustee may, however, refuse to follow any direction that conflicts with law or the Group II Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Group II Noteholders, or that may involve the Trustee in personal liability.
Section 9.6.Limitation on Suits.
Any other provision of the Group II Indenture to the contrary notwithstanding, no Group II Noteholder of any Series of Group II Notes shall have any right to institute a proceeding, judicial or otherwise, (x) with respect to the Group II Indenture or (y) for any other remedy with respect to the Group II Indenture or such Series of Group II Notes unless:
(a)such Group II Noteholder gives to the Trustee written notice of a continuing Amortization Event with respect to such Series of Group II Notes;

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(b)the Group II Noteholders of at least 25% of the Aggregate Group II Principal Amount of such Series of Group II Notes make a written request to the Trustee to pursue the remedy;
(c)such Group II Noteholder or Group II Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(e)during such 60-day period the Required Noteholders of such Series of Group II Notes do not give the Trustee a direction inconsistent with the request.
A Group II Noteholder may not use the Group II Indenture to prejudice the rights of another Group II Noteholder or to obtain a preference or priority over another Group II Noteholder.
Section 9.7.Right of Holders to Bring Suit.
Subject to Section 9.6 and Section 10.15 of the Base Indenture, the right of any Group II Noteholder to bring suit for the enforcement of any payment of principal of or interest on any Group II Note, in each case, on or after the respective due dates therefor expressed in such Group II Note, is absolute and unconditional and shall not be impaired or affected without the consent of such Group II Noteholder.
Section 9.8.Collection Suit by the Trustee.
If any Amortization Event arising from the failure to make a payment in respect of a Series of Group II Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HVF II for the whole amount of principal and interest remaining unpaid on the Group II Notes of such Series of Group II Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 9.9.The Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Group II Noteholders relating to the Group II Indenture Collateral or the Group II Note Obligations allowed in any judicial proceedings relative to HVF II (or any other obligor upon the Group II Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Group II Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Group II Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

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any other amounts due the Trustee under Section 7.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Group II Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Group II Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Group II Notes of any Group II Noteholder or the rights of any such Group II Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any such Group II Noteholder in any such proceeding.
Section 9.10.Priorities.
If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article V.
Section 9.11.Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Group II Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Group II Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Group II Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other valid right or remedy.
Section 9.12.Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Group II Noteholder to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or acquiescence thereto (other than any such right or remedy that by its terms requires such Amortization Event to be continuing at the time of exercising such right or remedy). Every right and remedy given by this Article IX or by law to the Trustee or to each Group II Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or such Group II Noteholder, as the case may be. For the avoidance of doubt, this Section 9.12 shall be subject to and qualified in its entirety by Section 10.2(c).
Section 9.13.Reassignment of Surplus.
After termination of this Group II Supplement and the payment in full of the Group II Note Obligations, any proceeds of the Group II Indenture Collateral received or held by the Trustee shall be turned over to HVF II and the Group II Indenture Collateral shall be reassigned to HVF II by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

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ARTICLE X
AMENDMENTS
Section 10.1.Without Consent of the Noteholders.
(a)Without the consent of any Group II Noteholder, at any time and from time to time, HVF II and the Trustee may amend, modify, or waive the provisions of this Group II Supplement or any Group II Series Supplement:
(i)to create a new Series of Group II Notes;
(ii)to add to the covenants of HVF II for the benefit of any Group II Noteholders (and if such covenants are to be for the benefit of less than all Series of Group II Notes, stating that such covenants are expressly being included solely for the benefit of such Series of Group II Notes) or to surrender any right or power herein conferred upon HVF II (provided, however, that HVF II will not pursuant to this Section 10.1(a)(ii) surrender any right or power it has under any Group II Related Documents);
(iii)to mortgage, pledge, convey, assign and transfer to the Trustee any additional property or assets, or increase the amount of such property or assets that are required as security for the Group II Notes and to specify the terms and conditions upon which such additional property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Group II Supplement or as may, consistent with the provisions of the Group II Supplement, be deemed appropriate by HVF II and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee on behalf of the Group II Noteholders;
(iv)to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained in this Group II Supplement or in any Group II Series Supplement or in any Group II Notes issued hereunder;
(v)to provide for uncertificated Group II Notes in addition to certificated Group II Notes;
(vi)to add to or change any of the provisions of this Group II Supplement to such extent as shall be necessary to permit or facilitate the issuance of Group II Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
(vii)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Group II Notes of one or more Series of Group II Notes and to add to or change any of the provisions of this Group II Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(viii)to correct or supplement any provision herein that may be inconsistent with any other provision herein or therein or to make any other provisions

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with respect to matters or questions arising under this Group II Supplement or in any Group II Series Supplement; or
(ix)to effect any amendments hereto reasonably necessary to accommodate the purchase of any Additional Group II Leasing Company Note purchased in accordance with Section 8.9 hereof;
provided, however, that, as evidenced by an Officer’s Certificate of HVF II, such action shall not adversely affect in any material respect the interests of any Group II Noteholder or Group II Series Enhancement Provider.
(b)Group II Series Supplements. Upon the request of HVF II and receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with HVF II in the execution of any Group II Series Supplement authorized or permitted by the terms of the Group II Supplement and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such Group II Series Supplement that affects its own rights, duties or immunities under the Group II Indenture or otherwise.
Section 10.2.With Consent of the Noteholders.
(a)Except as provided in Section 10.1, the provisions of this Group II Supplement may from time to time be amended, modified or waived, if (i) such amendment, modification or waiver is in writing and is consented to in writing by HVF II, the Trustee and the Requisite Group II Investors, provided that, with respect to any such amendment, modification or waiver that does not adversely affect in any material respect one or more Series of Group II Notes, as evidenced by an Officer’s Certificate of HVF II, each such Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the Requisite Group II Investors (including the Aggregate Group II Principal Amount) will be modified accordingly) and (ii) the Rating Agency Condition with respect to each Series of Group II Notes Outstanding is satisfied with respect to such amendment, modification, or waiver; provided that, HVF II shall be permitted to issue any Subordinated Series of Group II Notes and effect any amendments hereto reasonably necessary to effect such issuance without the consent of any Group II Noteholder (other than the Required Noteholders of each such previously issued Subordinated Series of Group II Notes); provided further that, the Rating Agency Condition with respect to each Series of Group II Notes Outstanding shall have been satisfied with respect to such issuance of such Subordinated Series of Group II Notes and that each Subordinated Series of Group II Notes shall be deemed to be subordinated in all material respects to each Series of Group II Notes.
(b)Notwithstanding the foregoing (but subject, in each case, to satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding):
(i)any modification of this Section 10.2 or any requirement hereunder that any particular action be taken by Group II Noteholders holding the relevant percentage in Principal Amount of the Group II Notes shall require the consent of each Group II Noteholder materially adversely affected thereby; and

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(ii)any amendment, waiver or other modification to this Group II Supplement or any Group II Series Supplement that would (A) extend the due date for, or reduce the interest rate or principal amount of any Group II Note, or the amount of any scheduled repayment or prepayment of interest on any Group II Note (or reduce the principal amount of or rate of interest on any Group II Note) shall require the consent of each holder of such Group II Note materially adversely affected thereby; (B) affect adversely in any material respect the interests, rights or obligations of any Group II Noteholder individually in comparison to any other Group II Noteholder shall require the consent of such Group II Noteholder; or (C) amend or otherwise modify any Amortization Event shall require the consent of each Group II Noteholder to which such Amortization Event applies that would be materially adversely affected thereby.
(c)No failure or delay on the part of any Group II Noteholder or the Trustee in exercising any power or right under this Group II Supplement or any other Group II Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Group II Related Document with respect to such exercise.
(d)It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.
(e)HVF II will not consent to the issuance of any series of notes by a Group II Leasing Company under its Group II Leasing Company Related Documents that is secured by the same pool of assets that is direct collateral for a Group II Leasing Company Note without the prior written consent of the Requisite Group II Investors.
Section 10.3.Supplements and Amendments.
Each amendment or other modification to this Group II Supplement shall be set forth in a Group II Supplemental Indenture. The initial effectiveness of each Group II Supplemental Indenture shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding and the delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that such Group II Supplemental Indenture is authorized or permitted by this Group II Supplement. Subject to the terms hereof, each Group II Series Supplement may be amended as provided in such Group II Series Supplement.
Section 10.4.Revocation and Effect of Consents.
Until an amendment or waiver becomes effective, a consent to it by a Group II Noteholder of a Group II Note is a continuing consent by the Group II Noteholder and every subsequent Group II Noteholder of a Group II Note or portion of a Group II Note that evidences the same debt as the consenting Group II Noteholder’s Group II Note, even if notation of the consent is not made on any Group II Note. Any such Group II Noteholder or subsequent Group II Noteholder may, however, revoke the consent as to his Group II Note or portion of a Group II Note if the Trustee receives written notice of revocation before the date the amendment or

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waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Group II Noteholder. HVF II may fix a record date for determining which Group II Noteholders are eligible to consent to any amendment or waiver.
Section 10.5.Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment or waiver on any Group II Note thereafter authenticated. HVF II, in exchange for all Group II Notes, may issue and the Trustee shall authenticate new Group II Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Group II Note shall not affect the validity and effect of such amendment or waiver.
Section 10.6.The Trustee to Sign Amendments, etc.
The Trustee shall sign any Group II Supplemental Indenture authorized pursuant to this Article X if the Group II Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment hereto or Group II Supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel as conclusive evidence that such Group II Supplemental Indenture is authorized or permitted by this Group II Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
ARTICLE XI
MISCELLANEOUS
Section 11.1.Benefits of Indenture.
Except as set forth in a Group II Series Supplement, nothing in the Group II Indenture or in the Group II Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Group II Noteholders, any benefit or any legal or equitable right, remedy or claim under the Group II Indenture.
Section 11.2.Successors.
All agreements of HVF II in this Group II Supplement and each Group II Related Document shall bind its successor; provided, however, that except as provided in Section 10.2(b)(iii), HVF II may not assign its obligations or rights under this Group II Supplement or any Group II Related Document. All agreements of the Trustee in this Group II Supplement shall bind its successor.
Section 11.3.Severability.
In case any provision in this Group II Supplement or in the Group II Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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Section 11.4.Counterpart Originals.
This Group II Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Group II Supplement.
Section 11.5.Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Group II Supplement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.6.Termination; Collateral.
This Group II Supplement, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Group II Notes and shall terminate when (a) all Group II Note Obligations shall have been fully paid and satisfied, (b) the obligations of each Group II Series Enhancement Provider under any Group II Series Enhancement, Group II Related Documents and each Group II Series Supplement have terminated, and (c) any Group II Series Enhancement shall have terminated, at which time the Trustee, at the request of HVF II and upon receipt of an Officer’s Certificate of HVF II to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Group II Series Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Group II Indenture Collateral and documents then in the custody or possession of the Trustee promptly to HVF II.
HVF II and the Group II Noteholders hereby agree that, if any funds remain on deposit in or credited to the Group II Collection Account on any date on which no Series of Group II Notes is Outstanding or each Group II Series Supplement related to a Series of Group II Notes has been terminated, such amounts shall be released by the Trustee and paid to HVF II.
Section 11.7.Governing Law. THIS GROUP II SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS GROUP II SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.8.Electronic Execution. This Group II Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Group II Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in

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electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.9.Notices.
Any notice or communication by any party hereunder shall be delivered in accordance with Section 10.1 of the Base Indenture. The address for notices to be delivered to the Securities Intermediary or the Group II Administrator shall be:
If to the Group II Administrator:

The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656

Attn:    Treasury Department
Phone: (201) 307-2000
Fax: (201) 307-2746

If to the Securities Intermediary:

2 North LaSalle, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administrator - Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562
The Securities Intermediary and the Group II Administrator from time to time may designate additional or different addresses for subsequent notices or communications by notice to each of the parties hereto.

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IN WITNESS WHEREOF, the Trustee and HVF II have caused this Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

HERTZ VEHICLE FINANCING II LP,
as Issuer

By:    HVF II GP Corp.,
its General Partner

By:________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:__________________________________
Name:
Title:

SCHEDULE I
TO THE
GROUP II SUPPLEMENT
DEFINITIONS LIST
“Additional Group II Lease” means a master motor vehicle lease and servicing agreement among an Additional Group II Leasing Company, one or more Additional Group II Lessees, and Hertz or an Affiliate of Hertz), as servicer (provided such Affiliate’s obligations as servicer are guaranteed by Hertz).
“Additional Group II Leasing Company” means a special purpose Affiliate of Hertz (other than RCFC) that is engaged in the business of acquiring, financing, refinancing and/or leasing Vehicles designated as such by HVF II subject to Section 8.9.
“Additional Group II Leasing Company Indenture” means an indenture, base indenture and supplement, credit agreement or other documented financing arrangement entered into by an Additional Group II Leasing Company, pursuant to which such Additional Group II Leasing Company can issue or incur indebtedness that is secured by such Additional Group II Leasing Company’s rights under an Additional Group II Lease.
“Additional Group II Leasing Company Note” means a variable funding rental car asset backed note or other indebtedness owing from an Additional Group II Leasing Company to HVF II and issued or incurred pursuant to an Additional Group II Leasing Company Indenture.
“Additional Group II Lessee” means any Affiliate of Hertz that has entered into any Group II Lease, whose obligations under such Group II Lease are guaranteed by Hertz.
“Aggregate Group II Leasing Company Note Principal Amount” means, as of any date of determination, the sum of the Group II Leasing Company Note Principal Amounts with respect to each Group II Leasing Company Note Outstanding as of such date.
“Aggregate Group II Principal Amount” means, as of any date of determination, the sum of the Principal Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Aggregate Group II Series Adjusted Principal Amount” means, as of any date of determination, the sum of the Group II Adjusted Series Principal Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Amortization Event” has the meaning specified, with respect to each Series of Group II Notes, in Section 9 of the Group II Supplement and with respect to any Series of Group II Notes, in the related Group II Series Supplement.
“Amortization Period” means, with respect to any Series of Group II Notes, the period following the Revolving Period, which shall be the Controlled Amortization Period or the Rapid Amortization Period, each as defined in the applicable Group II Series Supplement.

1

“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2.
“Base Indenture” has the meaning set forth in the Preamble.
“Beneficiary” has the meaning set forth in the RCFC Collateral Agency Agreement.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.
“Class(es)” means, with respect to any Series of Group II Notes, any one of the classes of Group II Notes of that Series of Group II Notes as specified in the applicable Series Supplement.
“Collateral Account” has the meaning set forth in the RCFC Collateral Agency Agreement.
“Committed Note Purchaser” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Controlled Amortization Period” means, with respect to any Series of Group II Notes, the period specified in the applicable Group II Series Supplement.
“Daily Group II Collection Report” has the meaning set forth in Section 4.1.
“Disposition Date” means, with respect to any Group II Eligible Vehicle:
(i) if such Group II Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Group II Repurchase Program, the Group II Turnback Date with respect to such Group II Eligible Vehicle;
(ii) if such Group II Eligible Vehicle was sold to the Manufacturer thereof pursuant to such Group II Manufacturer’s Group II Guaranteed Depreciation Program, the Group II Backstop Date with respect to such Group II Eligible Vehicle;
(iii) if such Group II Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Group II Manufacturer’s Group II Manufacturer Program) the date on which the proceeds of such sale are deposited in the Group II Collection Account or the Group II Exchange Account; and
(iv) if such Group II Eligible Vehicle becomes a Group II Casualty or a Group II Ineligible Vehicle (except as a result of a sale thereof), the last day of the calendar month in which such Group II Eligible Vehicle suffers a Group II Casualty or becomes a Group II Ineligible Vehicle.
“Disposition Proceeds” means, with respect to each Group II Non-Program Vehicle, the net proceeds from the sale or disposition of such Group II Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group II Lessee thereof pursuant to any Group II Lease).

2

“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.
“DTG Operations” means DTG Operations, Inc., an Oklahoma corporation.
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Qualified Institution.
“Entitlement Order” means “entitlement order” within the meaning of Section 8-102(a)(8) of the New York UCC.
“Final Base Rent” has the meaning specified, with respect to any Group II Lease, in such Group II Lease.
“Financial Asset” means “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
“Group II Account Collateral” means HVF II’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, in Section 3.1(a)(iii) of the Group II Supplement.
“Group II Accrued Amounts” means, with respect to any Series of Group II Notes (or any class of such Series of Group II Notes), the amount, if any, specified in the applicable Group II Series Supplement.
“Group II Administration Agreement” means the Amended and Restated Group II Administration Agreement, dated as June 17, 2015, by and among the Group II Administrator, HVF II and the Trustee.
“Group II Administrator” means Hertz, in its capacity as the administrator under the Group II Administration Agreement.
“Group II Administrator Default” means any of the events described in Section 9(c) of the Group II Administration Agreement.
“Group II Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:

i.	the aggregate Group II Net Book Value of all Group II Eligible Vehicles as of such date;

ii.	the aggregate amount of all Group II Manufacturer Receivables as of such date;

iii.	the Group II Cash Amount as of such date; and

iv.	the Group II Due and Unpaid Lease Payment Amount as of such date.
“Group II Aggregate Asset Amount Deficiency” means, as of any date of determination, the Group II Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group II Aggregate Asset Amount as of such date.

3

“Group II Aggregate Asset Coverage Threshold Amount” means, on any date of determination, the sum of the Group II Asset Coverage Threshold Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Group II Asset Coverage Threshold Amount” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Group II Backstop Date” means, with respect to any Group II Program Vehicle that has been turned back under the related Group II Manufacturer Program, the date on which the Group II Manufacturer of such Group II Program Vehicle is obligated to purchase such Group II Program Vehicle in accordance with the terms of such Group II Manufacturer Program.
“Group II Back-Up Administration Agreement” means that certain Group II Back-Up Administration Agreement, dated as of November 25, 2013 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015), by and among the Group II Administrator, HVF II and Lord Securities Corporation, as back-up administrator.
“Group II Capitalized Cost” means, with respect to each Group II Eligible Vehicle, “Capitalized Cost” under and as defined in the Group II Leasing Company Related Documents that include the Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Carrying Charges” means for any Payment Date, without duplication, the aggregate of:
(i) all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Group II Related Documents,
(ii) the Group II Percentage of all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Base Related Documents, and
(iii) the Group II Percentage of all other operating expenses of HVF II (including any management fees) arising in connection therewith, in each case, that have become payable since the immediately preceding Determination Date and any such amounts that had become payable as of such immediately preceding Determination Date and remain unpaid.
“Group II Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to any of the Group II Collection Account and the RCFC Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Group II Eligible Vehicles.
“Group II Casualty” means, with respect to any Group II Eligible Vehicle, that
(a)    such Group II Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b)    such Group II Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.

4

“Group II Collection Account” has the meaning set forth in Section 5.1(a). The Group II Collection Account shall be the “Group-Specific Collection Account” with respect to the Group II Notes.
“Group II Collections” means all payments on or in respect of the Group II Indenture Collateral.
“Group II Depreciation Charge” means, with respect to each Group II Eligible Vehicle, “Depreciation Charge” under and as defined in the Group II Leasing Company Related Documents that include the Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of:

(a)
all amounts (other than Monthly Variable Rent) known by the Group II Lease Servicer with respect to the Group II RCFC Lease to be due and payable by the Group II Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Group II RCFC Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Group II Lessees to RCFC pursuant to Section 4.7 of the Group II RCFC Lease; and

(b)
all amounts (other than Monthly Variable Rent) known by the applicable Group II Lease Servicer to be due and payable by any Group II Lessee to any Group II Leasing Company on either of the next two succeeding Payment Dates pursuant any Group II Lease (other than the Group II RCFC Lease) as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by any Group II Lessee to any Group II Leasing Company pursuant to any Group II Lease (other than the Group II RCFC Lease).

“Group II Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group II Leasing Company and leased by such Group II Leasing Company to any Group II Lessee pursuant to a Group II Lease:

i.	that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;

ii.	the Certificate of Title for which is in the name of such Group II Leasing Company (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

iii.	that is owned by such Group II Leasing Company free and clear of all Liens other than Group II Permitted Liens; and

iv.
that is designated on the Master Servicer’s (as defined under the RCFC Collateral Agency Agreement) computer systems as leased under such Group II Lease in accordance with the RCFC Collateral Agency Agreement.

“Group II Exchange Account” means the “RCFC Exchange Account” as defined in the RCFC

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Master Exchange and Trust Agreement.
“Group II General Intangibles Collateral” means the Group II Indenture Collateral described in Sections 3.1(a)(i) and (ii).
“Group II Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Group II Manufacturer has agreed to:
(a)    cause Group II Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period to be sold by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle,
(b)    cause the proceeds of any such sale to be deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle, promptly following such sale, and
(c)    pay to HVF II or the Intermediary the excess, if any, of the guaranteed payment amount with respect to any such Group II Eligible Vehicle calculated as of the Group II Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle pursuant to clause (b) above.
“Group II Indenture” means the Base Indenture together with this Group II Supplement.
“Group II Indenture Collateral” has the meaning set forth in Section 3.1.
“Group II Ineligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group II Leasing Company and leased by such Group II Leasing Company to any Group II Lessee pursuant to a Group II Lease that is not a Group II Eligible Vehicle.
“Group II Interest Collections” means on any date of determination, all Group II Collections that represent interest payments on the Group II Leasing Company Notes plus any amounts earned on Permitted Investments in the Group II Collection Account that are available for distribution on such date.
“Group II Lease” means each of the Group II RCFC Lease and each Additional Group II Lease, if any.
“Group II Lease Servicer” means, with respect to any Group II Lease, the “Master Servicer” under and as defined in such Group II Lease.
“Group II Leasing Company” means each of RCFC and each Additional Group II Leasing Company.
“Group II Leasing Company Amortization Event” means, with respect to any Group II Leasing Company Note, an “Amortization Event” as defined in the Group II Leasing Company Related Documents with respect to such Group II Leasing Company Note.

6

“Group II Leasing Company Note” means the RCFC Series 2010-3 Note and any Additional Group II Leasing Company Note.
“Group II Leasing Company Note Principal Amount” means with respect to each Group II Leasing Company Note, the “Principal Amount” as defined in such Group II Leasing Company Note.
“Group II Leasing Company Related Documents” means (i) with respect to the RCFC Series 2010-3 Note, the “Series 2010-3 Related Documents” (under and as defined in the RCFC Series 2010-3 Supplement), and (ii) with respect to any other Group II Leasing Company Note, the “Related Documents” under and as defined in the Additional Group II Leasing Company Indenture pursuant to which such Group II Leasing Company Note was issued.
“Group II Lessee” means, as of any date of determination, each “Lessee” under any Group II Lease, in each case as of such date.
“Group II Liquidation Event” has the meaning specified, with respect to each Series of Group II Notes, in the applicable Group II Series Supplement.
“Group II Manufacturer” means each Person that has manufactured a Group II Eligible Vehicle.
“Group II Manufacturer Program” means at any time any Group II Repurchase Program or Group II Guaranteed Depreciation Program that is in full force and effect with a Group II Manufacturer and that, in any such case, satisfies the Group II Required Contractual Criteria.
“Group II Manufacturer Receivable” means any amount payable to a Group II Leasing Company or the Intermediary by a Group II Manufacturer in respect of or in connection with the disposition of a Group II Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Group II Indenture Collateral.
“Group II Net Book Value” means, with respect to each Group II Eligible Vehicle, “Net Book Value” under and as defined in the Group II Leasing Company Related Documents that include Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Non-Program Vehicle” means, as of any date of determination, a Group II Eligible Vehicle that is not a Group II Program Vehicle as of such date.
“Group II Note Obligations” means all principal and interest, at any time and from time to time, owing by HVF II on the Group II Notes and all costs, fees and expenses payable by, or obligations of, HVF II under the Group II Indenture and/or the Group II Related Documents and/or the Group II Series Supplements.
“Group II Noteholder” means the Person in whose name a Group II Note is registered in the Note Register.
“Group II Notes” has the meaning set forth in the Recitals.
“Group II Percentage” means, as of any date of determination, a fraction, expressed as a

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percentage, the numerator of which is the Aggregate Group II Principal Amount as of such date and the denominator of which is the Aggregate Indenture Principal Amount as of such date.
“Group II Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Group II Related Document or Base Related Document and Liens in favor of the RCFC Collateral Agent pursuant to the RCFC Collateral Agency Agreement. Group II Permitted Liens shall be “Group Permitted Liens” with respect to the Group II Notes.
“Group II Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Group II Leasing Company Amortization Event.
“Group II Principal Collections” means any Group II Collections other than Group II Interest Collections.
“Group II Program Vehicle” means, as of any date of determination, a Group II Eligible Vehicle that is a “Program Vehicle” (as defined in the Group II Leasing Company Related Documents with respect to such Group II Eligible Vehicle) as of such date.
“Group II RCFC Lease” means that certain Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2010-3), dated as of June 17, 2015, by and among RCFC, as lessor, DTG Operations, as a lessee, DTAG as master servicer, Hertz as a lessee and as guarantor, and those other “Permitted Lessees” from time to time becoming “Lessees” thereunder, if any.
“Group II Related Document Actions” has the meaning set forth in Section 8.2.
“Group II Related Documents” means the Group II Supplement, the Group II Administration Agreement, the Group II Back-up Administration Agreement, the Group II Leasing Company Related Documents and, to the extent it relates to the Group II Eligible Vehicles and the Related Master Collateral with respect thereto, the RCFC Collateral Agency Agreement. The Group II Related Documents shall be the “Group Related Documents” with respect to the Group II Notes.
“Group II Repurchase Program” means a program pursuant to which a Group II Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to an unaffiliated third party) Group II Eligible Vehicles manufactured by such Group II Manufacturer or one or more of its Affiliates during a specified period.
“Group II Required Contractual Criteria” means, with respect to any Group II Repurchase

8

Program or Group II Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Group II Repurchase Program or Group II Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Group II Eligible Vehicle subject thereto is at least equal to the Group II Capitalized Cost of such Group II Eligible Vehicle, minus all Group II Depreciation Charges accrued with respect to such Group II Eligible Vehicle prior to the date that such Group II Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Group II Repurchase Program, minus Group II Excess Mileage Charges, minus Group II Excess Damage Charges,
(iii) such Group II Repurchase Program or Group II Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Group II Eligible Vehicle subject thereto after the purchase of such Group II Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to a Group II Leasing Company and the RCFC Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Group II Required Noteholders” means, with respect to an amendment, waiver or other modification, Group II Noteholders materially and adversely affected thereby holding not less than 66⅔% of the sum of (a) the Aggregate Group II Principal Amount held by all Group II Noteholders materially and adversely affected thereby and (b) the sum of the unutilized purchase commitments of all Committed Note Purchasers materially and adversely affected thereby (excluding, for the purposes of making the foregoing calculation, any Group II Notes held by any Affiliate of HVF II (other than an Affiliate Issuer)); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Group II Notes held by a Committed Note Purchaser, the unutilized purchase commitment of such Committed Note Purchaser with respect to such Series of Group II Notes shall be deemed to be zero.
“Group II Series Account” means any account or accounts established pursuant to a Group II Series Supplement for the benefit of the related Series of Group II Notes.
“Group II Series Adjusted Principal Amount” means, with respect to any Series of Group II Notes (or any class of such Series of Group II Notes), the “Adjusted Principal Amount” as defined in such Series of Group II Notes.
“Group II Series Enhancement” means, with respect to any Series of Group II Notes, the rights and benefits provided to the Group II Noteholders of such Series of Group II Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of Subordinated Series of Group II Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, hedging instrument or any other similar arrangement.

9

“Group II Series Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Group II Series Enhancement or pursuant to which any Group II Series Enhancement is issued or outstanding.
“Group II Series Enhancement Provider” means the Person providing any Group II Series Enhancement as designated in the applicable Group II Series Supplement, other than any Group II Noteholders the Group II Notes of which are subordinated to any Class of the Group II Notes of the same Series of Group II Notes.
“Group II Series Principal Terms” has the meaning set forth in Section 2.3.
“Group II Series Supplement” means a supplement to the Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the Group II Supplement.
“Group II Series-Specific Collateral” means, with respect to any Series of Group II Notes, the collateral specified in the related Group II Series Supplement as solely for the benefit of such Series of Group II Notes.
“Group II Supplement” has the meaning set forth in the Preamble.
“Group II Supplemental Indenture” means a supplement to the Group II Indenture complying (to the extent applicable) with the terms of Article X of this Group II Supplement.
“Group II Turnback Date” means, with respect to any Group II Program Vehicle, the date on which such Group II Eligible Vehicle is accepted for return by a Group II Manufacturer or its agent pursuant to its Group II Manufacturer Program and the Group II Depreciation Charges cease to accrue pursuant to its Group II Manufacturer Program.
“Group II Vehicle Operating Lease Commencement Date” means, with respect to each Group II Eligible Vehicle, “Vehicle Operating Lease Commencement Date” under and as defined in the Group II Lease with respect to such Group II Eligible Vehicle.
“Initial Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee.
“Initial Group II Closing Date” means November 25, 2013
“Initial Group II Indenture” means the Initial Base Indenture together with the Initial Group II Supplement.
“Initial Principal Amount” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the RCFC Master Exchange and Trust Agreement.

10

“Investment Property” means “investment property” within the meaning of Section 9-102(49) of the New York UCC.
“Legal Final Payment Date” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Luxembourg Agent” has the meaning specified in Section 2.4.
“Majority in Interest” has the meaning specified, with respect to any Series of Group II Notes, in the applicable Group II Series Supplement.
“Manufacturer” means a manufacturer or distributor of passenger automobiles and/or light-duty trucks.
“Material Adverse Effect” means, with respect to any occurrence, event or condition, applicable to any party to any of the Group II Related Documents:
1.a material adverse effect on the ability of HVF II or any Affiliate of HVF II that is a party to any of the Group II Related Documents to perform its obligations under such Group II Related Documents; or

2.a material adverse effect on (i) the validity or enforceability of any Group II Related Documents or (ii) on the validity, perfection or priority of the lien of the trustee in the Group II Indenture Collateral, other than, in each case, a material adverse effect on any such priority arising due to the existence of a Group II Permitted Lien.

“Monthly Base Rent” has the meaning specified, with respect to any Group II Lease, in such Group II Lease.
“Monthly Noteholders’ Statement” means, with respect to any Series of Group II Notes, a statement substantially in the form of the applicable exhibit to the applicable Group II Series Supplement.
“Monthly Variable Rent” has the meaning specified, with respect to each Group II Lease, in such Group II Lease.
“New York UCC” means the UCC in effect in the State of New York.
“Note Rate” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

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(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to any Series of Group II Notes.
“Potential Amortization Event” means, with respect to any Series of Group II Notes, any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Amortization Event with respect to such Series of Group II Notes.
“Principal Amount” means, with respect to each Series of Group II Notes, the amount specified in the applicable Group II Series Supplement.

12

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) has the Required Rating and (ii) in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.
“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has the Required Trust Rating.
“Rapid Amortization Period” means, with respect to any Series of Group II Notes, the period specified in the applicable Group II Series Supplement.
“Rating Agency” with respect to any Series of Group II Notes, has the meaning, if any, specified in the applicable Group II Series Supplement; provided that, if a Rating Agency ceases to rate the Group II Notes of any Series of Group II Notes, such Rating Agency shall be deemed to no longer constitute a Rating Agency for all purposes with respect to such Series of Group II Notes.
“Rating Agency Condition” with respect to any Series of Group II Notes, has the meaning, if any, specified in the applicable Group II Series Supplement.
“RCFC Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, DTG Operations and DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and Deutsche Bank Trust Company Americas, as master collateral agent.
“RCFC Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the RCFC Collateral Agency Agreement.
“RCFC Escrow Account” has the meaning specified in the RCFC Master Exchange and Trust Agreement.
“RCFC Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“RCFC Series 2010-3 Collection Account” means the “Series 2010-3 Collection Account” as defined in the RCFC Series 2010-3 Supplement.
“RCFC Series 2010-3 Note” means that certain Series 2010-3 Variable Funding Rental Car Asset Backed Note, dated as of November 25, 2013, issued by RCFC to HVF II.

13

“RCFC Series 2010-3 Supplement” means that certain Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015, by and among RCFC, HVF II and Deutsche Bank Trust Company Americas, as trustee.
“Record Date” means, with respect to any Series of Group II Notes and any Payment Date related thereto, the date specified in the applicable Group II Series Supplement.
“Registered Organization” means “registered organization” within the meaning of Section 9-102(a)(70) of Revised Article 9.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Series Noteholders” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB-” from S&P.

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“Requisite Group II Investors” means Group II Noteholders holding in excess of 50% of the Aggregate Group II Principal Amount (voting in a single class); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Group II Notes held by a Committed Note Purchaser, the purchase commitment of such Committed Note Purchaser shall be deemed to be zero. The Requisite Group II Investors shall be the “Requisite Group Investors” with respect to the Group II Notes.
“Revised Article 8” means Article 8 of the New York UCC.
“Revised Article 9” means Article 9 of the New York UCC.
“Revolving Period” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Securities Intermediary” has the meaning set forth in Section 5.2.
“Security Entitlement” means “security entitlement” within the meaning of Section 8-102(a)(17) of the New York UCC.
“Series of Group II Notes” means each Series of Group II Notes issued and authenticated pursuant to the Group II Indenture and the applicable Group II Series Supplement.
“Subordinated Series of Group II Notes” means a subordinated Series of Group II Notes (other than, for the avoidance of doubt, a subordinated Class of Group II Notes issued pursuant to a Group II Series Supplement) which is fully subordinated to each Series of Group II Notes Outstanding (other than any other previously issued Subordinated Series of Group II Notes).
“Vehicle” means a passenger automobile, van or light-duty truck.

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EXHIBIT B

EXECUTION VERSION

AMENDED AND RESTATED GROUP II ADMINISTRATION AGREEMENT
Dated as of June 17, 2015

among
HERTZ VEHICLE FINANCING II LP,
as Issuer,

THE HERTZ CORPORATION,
as Group II Administrator,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

i

(continued)

AMENDED AND RESTATED GROUP II ADMINISTRATION AGREEMENT dated as of June 17, 2015, among HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership formed under the laws of Delaware (the “Issuer”), THE HERTZ CORPORATION, a Delaware corporation, as administrator (the “Group II Administrator”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”) under the Group II Indenture (as hereinafter defined).
W I T N E S S E T H:
WHEREAS, the Issuer, the Group II Administrator and the Trustee entered into the Group II Administration Agreement, dated as November 25, 2013 (the “Prior Agreement”);
WHEREAS, the Issuer has entered into and will enter into the Group II Related Documents to which it is and will be a party in connection with the issuance of the Group II Notes under the Group II Indenture;
WHEREAS, the Issuer has entered into and will enter into the Series Related Documents to which it is and will be a party in connection with the issuance of each Series of Group II Notes under the Group II Indenture and the Series Related Documents with respect to each such Series of Group II Notes;
WHEREAS, pursuant to the Group II Related Documents, the Issuer is required to perform certain duties relating to the Group II Indenture Collateral pursuant to the Group II Indenture;
WHEREAS, pursuant to the Series Related Documents with respect to each Series of Group II Notes, the Issuer is required to perform certain duties relating to the Group II Series-Specific Collateral with respect to such Series of Group II Notes pursuant to the Series Related Documents with respect to such Series of Group II Notes;
WHEREAS, the Issuer desires to have the Group II Administrator perform certain of the duties of the Issuer referred to in the preceding clauses, and to provide such additional services consistent with the terms of this Agreement, the Group II Related Documents and the Series Related Documents with respect to each Series of Group II Notes as the Issuer may from time to time request;
WHEREAS, the Group II Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein;
WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as herein set forth;
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1

SECTION 1.Definitions and Rules of Construction.
(a)Definitions. Except as otherwise specified, capitalized terms used but not defined herein have the respective meanings set forth in the Amended and Restated Group II Supplement, dated as of June 17, 2015 (the “Group II Supplement”), between the Issuer and the Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (the “Base Indenture”, and together with the Group II Supplement, the “Group II Indenture”), between the Issuer and the Trustee.
(b)Rules of Construction. In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(i)the singular includes the plural and vice versa;
(ii)references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(iii)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(iv)reference to any gender includes the other gender;
(v)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(vi)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(vii)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(viii)the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party; and
(ix)references to sections of the Code also refer to any successor sections.
SECTION 2.Duties of Group II Administrator. (a) Duties with respect to the Group II Related Documents. The Group II Administrator agrees to perform all its duties under the Group II Related Documents and certain of the Issuer’s duties under the Group II Related Documents, in each case to the extent relating to the Group II Indenture Collateral, any Group II Series-Specific Collateral or the Group II Note Obligations. To the extent relating to

2

the Group II Indenture Collateral, any Group II Series-Specific Collateral or the Group II Note Obligations, the Group II Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Base Indenture. In furtherance of the foregoing, the Group II Administrator shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Base Related Documents, the Group II Related Documents and the Series Related Documents with respect to each Series of Group II Notes, including such of the foregoing as are required with respect to the following matters to the extent they relate to the Group II Indenture Collateral, any Group II Series-Specific Collateral or the Group II Note Obligations (unless otherwise specified, references in this Section 2(a) are to sections of the Base Indenture):
(A)the preparation of or obtaining of the documents and instruments required for execution and authentication of the Group II Notes, if any, and delivery of the same to the Trustee (Sections 2.2 and 2.4);
(B)the duty to cause the Note Register to be kept and to give the Trustee notice of any appointment of a new Registrar and the location, or change in location, of the Note Register and the office or offices where Group II Notes may be surrendered for registration of transfer or exchange (Sections 2.5 and 6.1);
(C)the duty to cause newly appointed Paying Agents, if any, to deliver to the Trustee the instrument specified in the Base Indenture regarding funds held in trust (Section 2.6);
(D)the direction to Paying Agents to pay to the Trustee all sums relating to any Series of Notes held in trust by such Paying Agents (Section 2.6);
(E)the furnishing, or causing to be furnished, to the Trustee or the Paying Agent, as applicable, instructions as to withdrawals and payments from any accounts specified in a Group II Series Supplement in accordance with Section 2.6(a) of the Base Indenture and the applicable provisions of the Group II Supplement and such Group II Series Supplement (Section 2.6(a));
(F)the delivery of notice to the Trustee of each default of the Issuer with respect to any provision described in the Base Indenture setting forth the details of such default and any action with respect thereto taken or contemplated to be taken by the Issuer (Section 2.6(a));
(G)upon surrender for registration or transfer of any Group II Note, the execution in the name of the designated transferee or transferees of one or more new Group II Notes (Section 2.8);
(H)the notification of the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its duties under the Base Indenture or that the Issuer at its option elects to terminate the book entry system through the Clearing Agency (Section 2.13);

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(I)the preparation of Definitive Notes and arranging the delivery thereof (Section 2.13);
(J)if so requested, the furnishing, or causing to be furnished, to any Group II Noteholder, Group II Note Owner or prospective purchaser of the Group II Notes any information required pursuant to Rule 144(d)(4) under the Securities Act (Article IV);
(K)the maintenance of the Issuer’s qualification to do business in each jurisdiction in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect (Sections 5.1 and 6.2);
(L)the preparation and delivery to the Trustee of each of the reports, certificates, statements and other materials required to be delivered by the Issuer pursuant to Section 5.8 of the Base Indenture or any other Group II Related Document or Series Related Document with respect to any Series of Group II Notes (Section 5.8);
(M)the keeping of books of record and account in accordance with Section 6.4 of the Base Indenture (Section 6.4);
(N)the delivery of notice to the Trustee and the Rating Agencies of material proceedings (Section 6.5);
(O)the preparation and delivery of written instructions with respect to the investment of funds on deposit in the Group II Collection Account and any other accounts specified in a Group II Series Supplement (Base Indenture Section 6.13 and Group II Supplement Section 5.1(b));
(P)the preparation and delivery to the Trustee of each of the reports, certificates, statements and other materials required to be delivered by the Issuer pursuant to Section 4.1(b) of the Group II Supplement (Group II Supplement Section 4.1(b));
(Q)the preparation and the obtaining of documents and instruments required for the release of the Issuer from its obligation under the Base Indenture or any other Group II Related Document or Series Related Document with respect to any Series of Group II Notes (Section 8.1);
(R)the direction, if necessary, to the firm of independent certified public accountants to furnish reports to the Trustee in accordance with Section 8.1(b)(i) of the Base Indenture (Section 8.1(b)(i));
(S)the preparation of Officer’s Certificates with respect to the execution of Supplements to the Base Indenture (Sections 9.1 and 9.2);
(T)the preparation of Officer’s Certificates with respect to any requests by the Issuer to the Trustee to take any action under the Base Indenture (Section 10.2).
(U)the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of the Group II Indenture Collateral or any Group II Series-Specific Collateral (Group II Supplement Section 3.4);

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(V)the preparation and maintenance, or causing to be prepared and maintained, a Daily Group II Collection Report for each Business Day (Group II Supplement Section 4.1(a));
(W)the forwarding, or causing to be forwarded, to the Trustee copies of all reports, certificates, information or other materials delivered to the Issuer pursuant to the Group II Leasing Company Related Documents (Group II Supplement Section 8.8(a));
(X)the furnishing, or causing to be furnished, to the Trustee, a Monthly Noteholders’ Statement with respect to each Series of Group II Notes (Group II Supplement Section 4.2(c));
(Y)the delivery, or causing to be delivered, to the Trustee, an Officer’s Certificate of the Issuer to the effect that no Amortization Event or Potential Amortization Event with respect to any Series of Group II Notes Outstanding has occurred or is continuing (Group II Supplement Section 4.1(c));
(Z)the furnishing, or causing to be furnished, to the Trustee or the Paying Agent, as applicable, instructions as to withdrawals and payments from the Group II Collection Account and any other accounts specified in a Series Supplement relating to the Group II Notes in accordance with Section 4.1(c) of the Group II Supplement (Group II Supplement Section 4.1(c));
(AA)on or before January 31 of each calendar year, beginning with the calendar year 2014, the furnishing, or causing to be furnished, to any Group II Noteholder who at any time during the preceding calendar year was a Group II Noteholder, the Annual Noteholders’ Tax Statement (Group II Supplement Section 4.2(b));
(BB)    the directing of all Group II Collections due and to become due to the Issuer or the Trustee, as the case may be, to be deposited to the Group II Collection Account at such times as such amounts are due (Group II Supplement Section 5.3(a));
(CC)    the preparation and delivery of written instructions with respect to the allocation of Group II Collections deposited into the Group II Collection Account in accordance with Article V of the Group II Supplement (Group II Supplement Section 5.3(b));
(DD)    the filing, or causing to be filed, of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Group II General Intangibles Collateral and the Group II Indenture Collateral (Group II Supplement Section 7.1(j));

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(EE)    the notification, or causing to be notified, of the Trustee and the Rating Agencies, of any Potential Amortization Event or Amortization Event with respect to any Series of Group II Notes Outstanding together with an Officer’s Certificate of the Issuer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer (Group II Supplement Section 8.3);
(FF)    the furnishing, or causing to be furnished, to the Trustee such other information relating to the Group II Notes as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated by the Group II Supplement or any Group II Series Supplement (Group II Supplement Section 8.4);
(GG)    the taking, execution and delivery, or causing to be taken, executed and delivered, to the Trustee such additional assignments, agreements, powers and instruments as are necessary or desirable to maintain the security interest of the Trustee in the Group II Indenture Collateral on behalf of the Group II Noteholders as a perfected security interest (Group II Supplement Section 8.5(a));
(HH)    the obtaining of and the annual delivery of an Opinion of Counsel, in accordance with Section 8.5(d) of the Group II Supplement, as to the Group II Indenture Collateral (Group II Supplement Section 8.5(d));
(II)    the preparation of Officer’s Certificates with respect to any requests by the Issuer to the Trustee to take any action under the Base Indenture (Section 10.2 and Section 10.3);
(JJ)    the preparation of Officer’s Certificates and the obtaining of Opinions of Counsel with respect to the execution of Group II Series Supplements or Group II Supplemental Indentures (Group II Supplement Sections 10.1(b)); and
(b)Additional Duties. In addition to the duties of the Group II Administrator set forth above, to the extent relating to the Group II Indenture Collateral, any Group II Series-Specific Collateral or the Group II Note Obligations, the Group II Administrator shall perform, prepare or otherwise satisfy such actions, determinations, calculations, directions, instructions, notices, deliveries or other performance obligations and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to do pursuant to the Group II Related Documents or the Series Related Documents with respect each Series of Group II Notes, and shall take all appropriate action that it is the duty of the Group II Administrator or the Issuer to take pursuant to such Group II Related Documents and the Series Related Documents with respect to each Series of Group II Notes.
(c)Power of Attorney. The Issuer shall execute and deliver to the Group II Administrator, and to each successor Group II Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Group II Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions that the Group II Administrator has agreed to prepare, file or deliver pursuant to this Agreement.

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(d)Certain Limitations on Group II Administrator Obligations. Notwithstanding anything to the contrary in this Agreement, the Group II Administrator shall not be obligated to, and shall not, (x) make any payments to the Group II Noteholders under the Group II Related Documents, (y) sell the Group II Indenture Collateral pursuant to the Group II Indenture or sell any Group II Series-Specific Collateral pursuant to the related Group II Series Supplement or (z) take any action as the Group II Administrator on behalf of the Issuer that the Issuer directs the Group II Administrator not to take on its behalf.
(e)Delegation of Duties. Notwithstanding anything to the contrary in this Agreement, the Group II Administrator may delegate to any Affiliate of the Group II Administrator the performance of the Group II Administrator’s obligations as Group II Administrator pursuant to this Agreement (but the Group II Administrator shall remain fully liable for its obligations under this Agreement).
SECTION 3.Records. The Group II Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer or the Trustee at any time during normal business hours.
SECTION 4.Compensation. As compensation for the performance of the Group II Administrator’s obligations under this Agreement, the Group II Administrator shall be entitled to $10,000.00 per month (the “Monthly Administration Fee”) which shall be payable on each Payment Date.
SECTION 5.Additional Information To Be Furnished to Issuer. The Group II Administrator shall furnish to the Issuer from time to time such additional information regarding the Group II Indenture Collateral and any Group II Series-Specific Collateral as the Issuer shall reasonably request.
SECTION 6.Independence of Group II Administrator. For all purposes of this Agreement, the Group II Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer (including, for the avoidance of doubt, as authorized in this Agreement, any Base Related Document, any Group II Related Document or any Series Related Document with respect to any Series of Group II Notes), the Group II Administrator shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.
SECTION 7.No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Group II Administrator or the Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.
SECTION 8.Other Activities of Group II Administrator. (a) Nothing herein shall prevent the Group II Administrator or its Affiliates from engaging in other businesses or, in the sole discretion of any such Person, from acting in a similar capacity as an administrator

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for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Trustee.
(b)The Group II Administrator and its Affiliates may generally engage in any kind of business with any person party to any Master Related Document, any of such party’s Affiliates and any person who may do business with or own securities of any such person or any of its Affiliates, without any duty to account therefor to the Issuer or the Trustee.
SECTION 9.Term of Agreement; Resignation and Removal of Group II Administrator. (a) This Agreement shall continue in force until termination of the Base Indenture and the Group II Related Documents, in each case to the extent related to the Group II Indenture Collateral or the Group II Note Obligations, and the Series Related Documents with respect to each Series of Group II Notes, in the case of any of the foregoing, in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate.
(b)Subject to Sections 9(d) and 9(e), the Issuer, with the written consent of the Requisite Group II Investors, may remove the Group II Administrator without cause by providing the Group II Administrator with at least sixty (60) days’ prior written notice.
(c)Subject to Sections 9(d) and 9(e), the Trustee may, and at the direction of the Requisite Group II Investors shall, remove the Group II Administrator upon written notice of termination from the Trustee to the Group II Administrator if any of the following events shall occur (each a “Group II Administrator Default”):
(i)the Group II Administrator shall materially default in the performance of any of its duties under this Agreement and such default materially and adversely affects the interests of the Group I Noteholders and, after notice of such default, the Group II Administrator shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, shall not give within thirty days such assurance of cure as shall be reasonably satisfactory to the Issuer);
(ii)a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Group II Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Group II Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or
(iii)the Group II Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Group II Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

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The Group II Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Trustee within five days after the happening of such event.
(d)No resignation or removal of the Group II Administrator pursuant to this Section shall be effective until (i) a successor Group II Administrator shall have been appointed by the Issuer and (ii) such successor Group II Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Group II Administrator is bound hereunder. The Issuer shall provide written notice of any such removal to the Trustee, each Group II Series Enhancement Provider and the Rating Agencies.
(e)The appointment of any successor Group II Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding.
(f)A successor Group II Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Group II Administrator and to the Issuer. Thereupon the resignation or removal of the resigning Group II Administrator shall become effective and the successor Group II Administrator shall have all the rights, powers and duties of the Group II Administrator under this Agreement. The successor Group II Administrator shall mail a notice of its succession to the Group II Noteholders. The resigning Group II Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Group II Administrator to the successor Group II Administrator and the resigning Group II Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Group II Administrator all rights, powers, duties and obligations hereunder.
(g)In no event shall a resigning Group II Administrator be liable for the acts or omissions of any successor Group II Administrator hereunder.
SECTION 10.Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a) or the resignation or removal of the Group II Administrator pursuant to Section 9(b) or 9(c), respectively, the Group II Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Group II Administrator shall forthwith upon termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Group II Collateral and any Group II Series-Specific Collateral then in the custody of the Group II Administrator. In the event of the resignation or removal of the Group II Administrator pursuant to Section 9(b) or 9(c), respectively, the Group II Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Group II Administrator.

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SECTION 11.Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)if to the Issuer, to

Hertz Vehicle Financing II LP
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department

(b)	if to the Group II Administrator, to

The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department

(c)	if to the Trustee, to

The Bank of New York Mellon, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention: Corporate Trust Administration - Structured Finance
or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Trustee are effective only upon receipt.
SECTION 12.Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Group II Administrator and the Trustee.
SECTION 13.Successors and Assigns. The parties hereto acknowledge that the Trustee has accepted the assignment of the Issuer’s rights under this Agreement pursuant to the Group II Supplement. Subject to Section 2(e), this Agreement may not be assigned by the Group II Administrator unless such assignment is previously consented to in writing by the Issuer and the Trustee and subject to satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Group II Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Group II Administrator without the consent of the Issuer or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Group II Administrator; provided that, such successor organization executes and delivers to the Issuer and the Trustee an agreement in which such corporation or

10

other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Group II Administrator is bound hereunder; provided further that, the Rating Agency Condition with respect to each Series of Group II Notes Outstanding shall have been satisfied with respect to such successor. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.
SECTION 14.GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
SECTION 15.Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
SECTION 16.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.
SECTION 17.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 18.Limitation of Liability of Trustee and Group II Administrator. Notwithstanding anything contained herein to the contrary, in no event shall either the Trustee or the Group II Administrator have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.
SECTION 19.Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Group II Administrator, the Issuer and the Trustee shall not, prior to the date which is one year and one day after the payment in full of all the Notes, petition or otherwise invoke, join with, encourage or cooperate with any other party in invoking or cause the Issuer or the HVF II General Partner to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the HVF II General Partner under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the HVF II General Partner or any substantial part of their property, or ordering the winding up or liquidation of the affairs of the Issuer or the HVF II General Partner.

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SECTION 20.Liability of Group II Administrator. The Group II Administrator agrees to indemnify the Issuer and the Trustee and their respective agents (the “Indemnified Parties”) from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred therewith, including reasonable attorney’s fees and expenses incurred by the Indemnified Parties as a result of, or arising out of, or relating to the entering into and performance of any Group II Related Document by the Indemnified Parties or suffered or sustained by the Indemnified Parties by reason of any acts, omissions or alleged acts or omissions arising out of the Group II Administrator’s activities pursuant to any Group II Related Document. Notwithstanding anything in the foregoing to the contrary, the Group II Administrator shall not be obligated under its agreements of indemnity contained in this Section 20 (i) for any liabilities resulting from the gross negligence or willful misconduct of the Indemnified Parties or (ii) in respect of any claim arising out of the assessment of any tax against the Indemnified Parties. The obligations of the Group II Administrator and the rights of the Indemnified Parties under this Section 20 shall survive any termination of this Agreement, in whole or in part.
SECTION 21.Limited Recourse to the Issuer. The obligations of the Issuer under this Agreement are solely the obligations of the Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of the Issuer. Fees, expenses, costs or other obligations payable by the Issuer hereunder shall be payable by the Issuer to the extent and only to the extent that the Issuer is reimbursed therefor pursuant to any of the Group II Related Documents or Series Related Documents with respect to any Series of Group II Notes, or funds are then available or thereafter become available for such purpose pursuant to Article V of the Base Indenture, and the amount of any fees, expenses or costs exceeding such funds shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, the Issuer.
SECTION 22.Electronic Execution. This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.
HERTZ VEHICLE FINANCING II LP,
as Issuer

By:    HVF II GP Corp., its General Partner

By:_________________________________
Scott Massengill
Vice President & Treasurer

THE HERTZ CORPORATION,
as Group II Administrator

By:_________________________________
Scott Massengill
Treasurer

THE BANK OF NEW YORK MELLON, TRUST COMPANY N.A.,
as Trustee

By:_________________________________
Name:
Title:

13

EXHIBIT A
[Form of Power of Attorney]

POWER OF ATTORNEY

STATE OF ______________	)
)

COUNTY OF____________	)
KNOW ALL MEN BY THESE PRESENTS, that HERTZ VEHICLE FINANCING II LP (“HVF II”), does hereby make, constitute and appoint THE HERTZ CORPORATION as Group II Administrator under the Amended and Restated Group II Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of HVF II all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of HVF II to prepare, file or deliver pursuant to the Amended and Restated Group II Administration Agreement, including, without limitation, to appear for and represent HVF II in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to HVF II, and with full power to perform any and all acts associated with such returns and audits that HVF II could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term “Amended and Restated Group II Administration Agreement” means the Amended and Restated Group II Administration Agreement dated as of June 17, 2015 among HVF II, The Hertz Corporation, as Group II Administrator, and The Bank of New York Mellon Trust Company, N.A., as Trustee, as such maybe amended, modified or supplemented from time to time.
All powers of attorney for this purpose heretofore filed or executed by HVF II are hereby revoked.
EXECUTED this [ ]th day of [ ], 201[ ].
HERTZ VEHICLE FINANCING II LP,
as Issuer

By:    HVF II GP Corp.,
its General Partner

By:______________________________

14

EXHIBIT C

15

EXECUTION VERSION

RENTAL CAR FINANCE CORP.,
as Issuer
DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Securities Intermediary
and
HERTZ VEHICLE FINANCING II LP,
as the Series 2010-3 Noteholder
_____________
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

dated as of June 17, 2015
to
AMENDED AND RESTATED
BASE INDENTURE

dated as of February 14, 2007

______________
Series 2010-3 Variable Funding Rental Car Asset Backed Notes

(continued)

	Page

Article I	DEFINITIONS	2
Section 1.1.	Defined Terms	2
Section 1.2.	Construction	2
Article II	PURCHASE AND SALE OF THE SERIES 2010-3 NOTE	3
Section 2.1.	The Initial Note Purchase	3
Section 2.2.	Advances	3
Section 2.3.	Procedure for Decreasing the Series 2010-3 Principal Amount	6
Article III	INTEREST AND OTHER PAYMENT TERMS	6
Section 3.1.	Interest	6
Section 3.2.	Time and Method of Payment	6
Article IV	SECURITY	7
Section 4.1.	Grant of Security Interest	7
Section 4.2.	Certain Rights and Obligations of RCFC Unaffected	9
Section 4.3.	Performance of Series 2010-3 Collateral Agreements	10
Section 4.4.	Release of Series 2010-3 Collateral	11
Section 4.5.	Opinions of Counsel	11
Article V	REPORTS	12
Section 5.1.	Reports and Instructions to Trustee	12
Section 5.2.	Reports to Noteholders	13
Section 5.3.	Administration	13
Article VI	ALLOCATION AND APPLICATION OF COLLECTIONS	14
Section 6.1.	Series 2010-3 Collection Account	14
Section 6.2.	Collections and Allocations	17
Article VII	APPLICATIONS AND DISTRIBUTIONS	18
Section 7.1.	Allocations with Respect to the Series 2010-3 Note	18
Section 7.2.	Payment of Note Principal	18
Section 7.3.	Application of Series 2010-3 Interest Collections	18
Section 7.4.	Payment by Wire Transfer	19
Section 7.5.	The Series 2010-3 Administrator’s Directions to Trustee; The Series 2010-3 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment	19

i

(continued)

(continued)

(continued)

(continued)

EXHIBITS AND ANNEXES

Exhibit A:	Form of Series 2010-3 Variable Funding Rental Car Asset Backed Notes

Exhibit B:	Form of Series 2010-3 Monthly Servicing Certificate

Exhibit C:	Form of Advance Request
Exhibit D: Form of Purchaser’s Letter

Annex 1:    Representations and Warranties of the Series 2010-3 Noteholder

Schedule I:    List of Defined Terms
Schedule II:    Initial Lease Vehicle Schedule

v

FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT dated as of June 17, 2015 (“Series Supplement”) among, RENTAL CAR FINANCE CORP., a special purpose corporation established under the laws of Oklahoma (“RCFC”), HERTZ VEHICLE FINANCING II L.P., a special purpose limited partnership established under the laws of Delaware (“HVF II”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).
PRELIMINARY STATEMENT
WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;
WHEREAS, RCFC, the Trustee and the Securities Intermediary entered into the Third Amended and Restated Series 2010-3 Supplement, dated as of November 25, 2013 (the “Initial Series 2010-3 Supplement”), pursuant to which RCFC issued the Series 2010-3 Note in favor of the Series 2010-3 Noteholder to make Advances from time to time, all of which Advances to be evidenced by the Series 2010-3 Note purchased in connection therewith;
WHEREAS, the Initial Series 2010-3 Supplement permits RCFC to make amendments to the Initial Series 2010-3 Supplement subject to certain conditions set forth therein; and
WHEREAS, RCFC, HVF II, the Trustee and the Securities Intermediary, in accordance with the Initial Series 2010-3 Supplement, desire to amend and restate the Initial Series 2010-3 Supplement on the date hereof in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
DESIGNATION
There was created a Segregated Series of Notes issued pursuant to the Base Indenture and the Initial Series 2010-3 Supplement that was designated as Series 2010-3 Variable Funding Rental Car Asset Backed Notes. The Series 2010-3 Notes are a Segregated Series of Notes (as more fully provided in the Base Indenture) and have been designated as a “Group VII Series of Notes”. The Issuer may not issue any additional Series of Notes that are entitled to share, together with the Series 2010-3 Notes, in the Group VII Collateral and any other Collateral and Master Collateral designated as security for the Group VII Series of Notes under this Series Supplement and the Master Collateral Agency Agreement. Accordingly, all references in this Series Supplement to “all” Series of Notes (and all references in this Series

Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer solely to all Series 2010-3 Notes. On the Series 2010-3 Closing Date, one Series 2010-3 Variable Funding Rental Car Asset Backed Note was issued, and was referred to therein and, as amended and restated hereby, will continue to be referred to herein as the “Series 2010-3 Note”.
ARTICLE I
DEFINITIONS
Section 1. 1Defined Terms. As used in this Series Supplement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Base Indenture.
Section 1. 2Construction. In this Series Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)the singular includes the plural and vice versa;
(b)references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Series Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)reference to any gender includes the other gender;
(e)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)the language used in this Series Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;
(i)references to sections of the Code also refer to any successor sections;

(j)as used in this Series Supplement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise;
(k)as used in this Series Supplement, the term (and each defined term including the term) “rental”, when used in the context of customer rentals, daily car rental businesses, normal daily rental operations and daily motor vehicle rental industries is intended by each party hereto to include car sharing businesses, operations and platforms; and
(j)    unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.
ARTICLE II
PURCHASE AND SALE OF THE SERIES 2010-3 NOTE
Section 2.1.The Initial Note Purchase.
(a)On the terms and conditions set forth in the Initial Series 2010-3 Supplement, and in reliance on the covenants, representations and agreements set forth in Articles VIII and IX thereof, RCFC caused the Trustee to issue the Series 2010-3 Note on the Series 2010-3 Closing Date. Such Series 2010-3 Note was dated the Series 2010-3 Closing Date, registered in the name of the Series 2010-3 Noteholder, and was duly authenticated in accordance with the provisions of the Initial Series 2010-3 Supplement and Section 2.4 of the Base Indenture. The Series 2010-3 Note was issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto, and was sold to the Series 2010-3 Noteholder. On the Series 2010-3 Closing Date, the Series 2010-3 Note bore a face amount equal to the Series 2010-3 Maximum Principal Amount, and was initially issued in a principal amount equal to the Series 2010-3 Initial Principal Amount.
Section 2.2.Advances.
(a)On any Business Day, RCFC may increase the Series 2010-3 Principal Amount (each such increase referred to as an “Advance”) only upon satisfaction of each of the following conditions with respect to the initial issuance and each proposed Advance:
(i)solely in connection with the initial issuance of the Series 2010-3 Note on the Series 2010-3 Closing Date, RCFC, DTG, DTAG and Hertz shall have entered into, executed and delivered the Series 2010-3 Lease;
(ii)solely in connection with the initial issuance of the Series 2010-3 Note on the Series 2010-3 Closing Date, the Series 2010-3 Noteholder shall have received a duly executed and authenticated Series 2010-3 Note registered in its name;
(iii)the Series 2010-3 Financing Source and Beneficiary Supplement shall have been executed and delivered;
(iv)after giving effect to such issuance or Advance, the Series 2010-3 Principal Amount shall not exceed the Series 2010-3 Maximum Principal Amount;

(v)no Series 2010-3 Amortization Event has occurred and is continuing and such issuance or Advance and the application of the proceeds thereof will not result in the occurrence of (1) a Series 2010-3 Amortization Event, or (2) a Series 2010-3 Potential Amortization Event;
(vi)all representations and warranties set forth in Article VIII hereof shall be true and correct with the same effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(vii)the Series 2010-3 Noteholder shall have received an executed irrevocable advance request in the form of Exhibit C hereto no later than 11:30 a.m. (New York City time) on the date of such proposed Advance.
(b)RCFC may effect an Advance, upon receipt of confirmation from HVF II of the availability of funds under the HVF II Group II Indenture and the HVF II Group II Series Supplements in an amount equal to such Advance, by issuing, at par, additional principal amounts of the Series 2010-3 Note. Proceeds from the initial issuance of the Series 2010-3 Note shall be deposited into the Series 2010-3 Collection Account and allocated in accordance with Article VII hereof. Proceeds from any Advance shall be remitted to or at the direction of RCFC in accordance with the related Advance Request.
(c)Funding Procedures. On the date of each Advance, the Series 2010-3 Noteholder shall make available to RCFC the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the account specified in the related advance request.
(d)Form of Series 2010-3 Note. The Series 2010-3 Note will be issued in the form of definitive note, substantially in the form set forth in Exhibit A hereto, and will be sold to the Series 2010-3 Noteholder pursuant to and in accordance with the terms hereof and shall be duly executed by RCFC and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. The Series 2010-3 Note shall bear the following legend:
THIS SERIES 2010-3 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP., A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF OKLAHOMA (THE “COMPANY”), THAT SUCH SERIES 2010-3 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN

APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE BASE INDENTURE, THE SERIES 2010-3 SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT D TO THE SERIES 2010-3 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.
The required legend set forth above shall not be removed from the Series 2010-3 Note except as provided herein.
(e)Transfer, Pledge and Assignment. Other than the pledge of the Series 2010-3 Note by the Series 2010-3 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group II Indenture, the Series 2010-3 Note will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2010-3 Noteholder; provided that, in connection with any such transfer of the Series 2010-3 Note, the holder of the Series 2010-3 Note must surrender such Series 2010-3 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.6 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to RCFC and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D hereto.
(f)Notations. On each date an Advance is funded under the Series 2010-3 Note and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Series 2010-3 Noteholder shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. RCFC hereby authorizes each duly authorized officer, employee and agent of the Series 2010-3 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on RCFC absent manifest error. The Trustee shall, or shall cause the Registrar to, record each Advance and Decrease with respect to the Series 2010-3 Principal Amount such that the principal amount of the Series 2010-3 Note that is outstanding accurately reflects all such Advances and Decreases in accordance with Article II hereof. Upon each Advance and upon each Decrease, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Advance or such Decrease, as applicable. On any date on which an Advance is funded,

RCFC shall furnish, or cause to be furnished, to the Trustee written notice (which may be satisfied by email to irene.siegel@db.com) specifying the amount of such Advance.
(g)UCC Classification. The Series 2010-3 Note shall constitute a “security” within the meaning of Section 8-102(a)(15) of the UCC and a “certificated security” within the meaning of Section 8-102(a)(4) of the UCC.
Section 2.3.Procedure for Decreasing the Series 2010-3 Principal Amount.
(a)On any Business Day, RCFC may decrease the Series 2010-3 Principal Amount (each such decrease referred to as a “Decrease”) by withdrawing from the Series 2010-3 Collection Account and distributing to the Series 2010-3 Noteholder in respect of principal of the Series 2010-3 Note, an amount equal to the amount of such Decrease.
(b)In addition, on any Business Day on or after December 3, 2013 on which RCFC Exchange Proceeds with respect to any Group VII Vehicles are applied pursuant to the Collateral Agency Agreement, RCFC shall effect a Decrease with and to the extent of such RCFC Exchange Proceeds, which Decrease shall be effected in accordance with the terms of the Master Exchange Agreement.
ARTICLE III
INTEREST AND OTHER PAYMENT TERMS
Section 3.1.Interest.
(a)Each related Advance funded or maintained by the Series 2010-3 Noteholder during the related Series 2010-3 Interest Period shall bear interest at the Series 2010-3 Note Rate for such Series 2010-3 Interest Period.
(b)Interest shall be due and payable on each Payment Date.
Section 3.2.Time and Method of Payment.
All amounts payable to the Series 2010-3 Noteholder hereunder or with respect to the Series 2010-3 Note shall be made by or on behalf of RCFC to or for the account of, the Series 2010-3 Noteholder in immediately available Dollars, without setoff, counterclaim or deduction of any kind. All such payments shall be paid to the HVF II Group II Collection Account (or such other account as the Series 2010-3 Noteholder may from time to time specify with the consent of the Trustee), not later than 4:00 p.m. (New York City time), on the date due.
ARTICLE IV
SECURITY
Section 4.1.Grant of Security Interest.
(a)To secure the Series 2010-3 Note Obligations, RCFC hereby affirms the security interests granted in the Initial Series 2010-3 Supplement and pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 2010-3

Noteholder, and hereby grants to the Trustee, for the benefit of such Series 2010-3 Noteholder, a security interest in, all of the following property (but only to the extent such property is not included in the Series 2010-3 RCFC Segregated Vehicle Collateral) now owned or at any time hereafter acquired by RCFC or in which RCFC now has or at any time in the future may acquire any right, title or interest (collectively, the “Series 2010-3 Indenture Collateral”):
(i)the Series 2010-3 Collateral Agreements as and solely to the extent they relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations, including all monies relating to such Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations due and to become due to RCFC under or in connection with the Series 2010-3 Collateral Agreements, whether payable as Rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Series 2010-3 Collateral Agreements or otherwise, all security for amounts so payable thereunder and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the Series 2010-3 Collateral Agreements (whether arising pursuant to the terms of such Series 2010-3 Collateral Agreements or otherwise available to RCFC at law or in equity) as and to the extent such rights, remedies, powers, privileges and claims relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations, the right to enforce any of the Series 2010-3 Collateral Agreements to the extent they relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 2010-3 Collateral Agreements or the obligations of any party thereunder, in each case, as and to the extent such consents, requests, notices, directions, approvals, extensions or waivers relate to the Series 2010-3 RCFC Segregated Vehicle Collateral or the Series 2010-3 Note Obligations;
(ii)(A) the Series 2010-3 Collection Account, including any security entitlement with respect to the “financial assets” (within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC) credited thereto, (B) all funds on deposit therein from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-3 Collection Account or the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with monies in the Series 2010-3 Collection Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property; (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-3 Collection Account, the funds on deposit therein from time to time or the investments made with such funds; and (F) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (A) through (E) are referred to, collectively, as the “Series 2010-3 Collection Account Collateral”);
(iii)all Investment Property as and to the extent relating to the Series 2010-3 RCFC Segregated Vehicle Collateral;

(iv)all additional property (other than property relating solely to RCFC Master Collateral that constitutes Segregated Collateral for any Other Segregated Series of Notes) that may from time to time hereafter (pursuant to the terms of this Series Supplement or otherwise) be subjected to the grant and pledge hereof by RCFC; and
(v)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that, in no event shall any of the foregoing include any right, title or interest in, to or under any RCFC Exchanged Vehicles, the related RCFC Exchange Proceeds or Exchanged Vehicles Subject to Liabilities or the related rights with respect to RCFC Exchanged Vehicles, if any (collectively, the “Relinquished Property Rights”), from the time such Relinquished Property Rights become Relinquished Property Rights as a result of the assignment of the related RCFC Exchanged Vehicles and the related rights with respect to such RCFC Exchanged Vehicles to the Qualified Intermediary pursuant to the Master Exchange and Trust Agreement, unless and until, in the case of RCFC Exchange Proceeds, such RCFC Exchange Proceeds become RCFC Additional Subsidies.
(b)To secure the Series 2010-3 Note Obligations, RCFC hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Trustee, on behalf of the Series 2010-3 Noteholder, of a continuing Lien on all right, title and interest of RCFC in, to and under the Series 2010-3 RCFC Segregated Vehicle Collateral.
(c)The foregoing grant is made in trust to secure the Series 2010-3 Note Obligations and to secure compliance with the provisions of this Series Supplement, all as provided in this Series Supplement. The Trustee, as trustee on behalf of the Series 2010-3 Noteholder, acknowledges such grant, accepts the trusts under this Series Supplement and, subject to Sections 9.1 and 9.2 of the Base Indenture, agrees to perform its duties required in this Series Supplement.
(d)For all purposes hereunder and for the avoidance of doubt, the Series 2010-3 Collateral will be held by the Trustee solely for the benefit of the Series 2010-3 Noteholder, and no other Noteholder will have any right, title or interest in, to or under the Series 2010-3 Collateral.
For all purposes hereunder and for the avoidance of doubt, any RCFC Collateral pledged to the Trustee for the benefit of the Other Segregated Noteholders will be held by the Trustee solely for the benefit of such Other Segregated Noteholders and the Series 2010-3 Noteholder shall not have any right, title or interest in, to or under such RCFC Collateral.
For the avoidance of doubt:
(i)if it is determined that any Other Segregated Noteholders have any right, title or interest in, to or under the Series 2010-3 Collateral, then (a) such

Other Segregated Noteholders agree that their right, title and interest in, to or under the Series 2010-3 Collateral shall be subordinate in all respects to the claims or rights of the Series 2010-3 Noteholder with respect to such Series 2010-3 Collateral and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code;
(ii)if it is determined that the Series 2010-3 Noteholder has any right, title or interest in, to or under the RCFC Collateral for any Other Segregated Series of Notes, then (a) such Series 2010-3 Noteholder agrees that its right, title and interest in, to or under such RCFC Collateral, shall be subordinate in all respects to the claims or rights of the Other Segregated Noteholders of the Other Segregated Series of Notes to which such RCFC Collateral relates and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 4.2.Certain Rights and Obligations of RCFC Unaffected.
(a)Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Series 2010-3 Noteholder, RCFC shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission with respect to the Series 2010-3 Collateral in the event of a Series 2010-3 Amortization Event (whose right to so revoke shall be subject to any additional conditions set forth in the HVF II Group II Indenture) and subject to the provisions of Section 4.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, that are required to be given (which does not include waivers of default under any of the Series 2010-3 Collateral Agreements). For the avoidance of doubt, without limiting the rights of the Trustee or the Lessor under the Series 2010-3 Lease, so long as no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, RCFC shall not be required to take any action or exercise any rights, remedies, powers or privileges with respect to any Manufacturer to the extent the Master Servicer determines that such inaction or failure to exercise is in accordance with the Servicing Standard.
(b)The assignment of the Series 2010-3 Collateral to the Trustee on behalf of the Series 2010-3 Noteholder shall not (i) relieve RCFC from the performance of any term, covenant, condition or agreement relating to the Series 2010-3 Collateral on RCFC’s part to be performed or observed under or in connection with any of the Series 2010-3 Collateral Agreements or any of the Series 2010-3 Manufacturer Programs or (ii) impose any obligation on the Trustee or the Series 2010-3 Noteholder to perform or observe any such term, covenant, condition or agreement on RCFC’s part to be so performed or observed or impose any liability on the Trustee or any of such Series 2010-3 Noteholder for any act or omission on the part of RCFC or from any breach of any representation or warranty on the part of RCFC.
Section 4.3.Performance of Series 2010-3 Collateral Agreements.
Upon the occurrence of a default or breach by any Person party to a Series 2010-3 Collateral Agreement, promptly following a request from the Trustee or the Collateral Agent to do so, and at RCFC’s expense, RCFC agrees to take all such lawful action as permitted under this Series Supplement as the Trustee or the Collateral Agent may request to compel or secure the performance and observance by:
(a)the Master Servicer, the Series 2010-3 Administrator, the Servicer, any Lessee or the Intermediary or any other party to any of the Series 2010-3 Collateral Agreements of its obligations to RCFC, solely to the extent that such obligations relate to or otherwise affect the Series 2010-3 Collateral or the Series 2010-3 Note Obligations, and
(b)a Manufacturer under a Series 2010-3 Manufacturer Program of its obligations to RCFC, solely to the extent that such obligations relate to or otherwise affect any Series 2010-3 Program Vehicles or Series 2010-3 Manufacturer Receivables, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges relating to such Series 2010-3 Program Vehicles as are lawfully available to RCFC to the extent and in the manner directed by the Trustee or the Collateral Agent, as applicable, including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure such performance by such parties or any other party to the Series 2010-3 Collateral Agreements or by a Manufacturer under a Series 2010-3 Manufacturer Program; provided that, without limiting the rights of the Trustee or the Lessor under the Series 2010-3 Lease, so long as no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, RCFC shall not be required to take any such action or exercise any such rights, remedies, powers or privileges with respect to any Manufacturer to the extent such inaction or failure to exercise is in accordance with the Servicing Standard. Subject to the proviso in the immediately preceding sentence, if:
(i)RCFC shall have failed, within thirty (30) days of receiving such direction of the Trustee or the Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Collateral Agent, as applicable,
(ii)RCFC refuses to take any such action, or
(iii)the Trustee or the Collateral Agent, as applicable, reasonably determines that such action must be taken immediately (and, in the event that the action is of the type described in the proviso to the preceding sentence and no Servicer Default or HVF II Group II Liquidation Event has occurred and is continuing, the Master Servicer has notified the Trustee or the Collateral Agent, as applicable, that such action is commercially reasonable), then in any such case the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, take, at the expense of RCFC, such previously directed action and any related action permitted under this Series Supplement (provided such action relates to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations) that the Trustee or the Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under this Series Supplement to direct RCFC to take such action), on behalf of RCFC and the Series 2010-3 Noteholder.

Section 4.4.Release of Series 2010-3 Collateral.
(a)The Trustee shall, when required by the provisions of this Series Supplement, execute instruments to release Series 2010-3 Collateral from the lien of this Series Supplement or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Series Supplement. No party relying upon an instrument executed by the Trustee as provided in this Section 4.4(a) shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
(b)With respect to each Series 2010-3 Eligible Vehicle, on the Disposition Date with respect to such Series 2010-3 Eligible Vehicle, any Lien of the Trustee or the Collateral Agent on such Series 2010-3 Eligible Vehicle shall automatically be deemed to be released.
(c)The Trustee shall, at such time as there is no Series 2010-3 Note Outstanding and no other Series 2010-3 Note Obligations remain unpaid, release any remaining portion of the Series 2010-3 Collateral from the lien of the Base Indenture and this Series Supplement and release to RCFC any funds then on deposit in the Series 2010-3 Collection Account. The Trustee shall release property from the lien of the Base Indenture and this Series Supplement pursuant to this Section 4.4(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate meeting the applicable requirements of Section 12.3 of the Base Indenture.
Section 4.5.Opinions of Counsel.
The Trustee shall receive at least seven (7) days’ notice when requested by RCFC to take any action pursuant to Section 4.4(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Series 2010-3 Note or the rights of the Series 2010-3 Noteholder, in each case, in a manner not permitted by the Series 2010-3 Related Documents; provided however that, such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Series 2010-3 Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.
ARTICLE V
REPORTS
Section 5.1.Reports and Instructions to Trustee.
(a)Daily Collection Reports. On each Business Day commencing on the Series 2010-3 Closing Date, RCFC shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Series 2010-3 Daily Collection Report”) setting forth the aggregate of the amounts deposited in the Series 2010-3 Collection Account and RCFC Escrow

Accounts relating to Series 2010-3 Eligible Vehicles on the immediately preceding Business Day, which shall consist of:
(i)the aggregate amount of payments received from Manufacturers and/or auction dealers under Series 2010-3 Manufacturer Programs related to Series 2010-3 Program Vehicles and in each case deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account relating to Series 2010-3 Eligible Vehicles, plus
(ii)the aggregate amount of proceeds received from third parties (other than to the extent such amounts are included in clause (i) above) with respect to the sale of Series 2010-3 Eligible Vehicles and in each case deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account relating to Series 2010-3 Eligible Vehicles, plus
(iii)the aggregate amount of other Series 2010-3 Collections deposited in the Series 2010-3 Collection Account or RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.
RCFC shall deliver a copy of the Series 2010-3 Daily Collection Report for each Business Day to the Trustee and the HVF II Trustee.
(b)Monthly Servicing Certificate. On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed by the Trustee), RCFC shall furnish to the Trustee and the HVF II Trustee a certificate substantially in the form of Exhibit B (each a “Series 2010-3 Monthly Servicing Certificate”).
(c)Monthly Collateral Certificate. On or before each Payment Date, RCFC shall furnish to the Trustee, the HVF II Trustee and the Collateral Agent an Officer’s Certificate of RCFC to the effect that, except as stated therein,
(i)the Series 2010-3 Eligible Vehicles and all other Series 2010-3 Collateral is free and clear of all Liens, other than Permitted Liens and
(ii)the aggregate amount of all vicarious liability claims outstanding against RCFC as of the immediately preceding Determination Date is less than $5,000,000. If the aggregate amount of vicarious liability claims outstanding against RCFC exceeds $5,000,000, the Officer’s Certificate delivered pursuant to this Section 5.1(c) also shall contain a schedule listing all of the vicarious liability claims then outstanding against RCFC.
(d)Quarterly Compliance Certificates. On or before the Payment Date in each of March, June, September and December, commencing in September 2015, RCFC shall deliver to the Trustee and the HVF II Trustee an Officer’s Certificate of RCFC to the effect that, except as provided in a notice delivered pursuant to Section 9.6, no Series 2010-3 Amortization Event or Series 2010-3 Potential Amortization Event has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.

(e)Instructions as to Withdrawals and Payments. RCFC will furnish, or cause to be furnished, to the Trustee, written instructions to make withdrawals and payments from the Series 2010-3 Collection Account and any RCFC Escrow Account specified herein. The Trustee shall promptly follow any such written instructions.
(f)Initial Series 2010-3 Supplement Reports. For the avoidance of doubt, RCFC shall not be obligated hereunder to furnish any information, documents, reports, audits or other items that are past due or due in the future as contemplated pursuant to Sections 5.1(e) and (f) of the Initial Series 2010-3 Supplement.
Section 5.2.Reports to Noteholders.
(a)Annual Series 2010-3 Noteholder Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2014, RCFC shall furnish to each Person who at any time during the preceding calendar year was a Series 2010-3 Noteholder a statement prepared by RCFC containing the information which is required to be contained in the Monthly Noteholders’ Statements aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2010-3 Noteholder, together with such other customary information (consistent with the treatment of the Series 2010-3 Note as debt) as RCFC deems necessary or desirable to enable the Series 2010-3 Noteholder to prepare its tax returns (each such statement, an “Annual Series 2010-3 Noteholder Tax Statement”). Such obligations of RCFC to prepare and distribute the Annual Series 2010-3 Noteholders Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Series 2010-3 Administrator pursuant to any requirements of the Code as from time to time in effect.
Section 5.3.Administration.
Pursuant to the Series 2010-3 Administration Agreement, the Series 2010-3 Administrator has agreed to provide certain services to RCFC and to take certain actions on behalf of RCFC, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by RCFC pursuant to this Series Supplement. The Series 2010-3 Noteholder by its acceptance of a Series 2010-3 Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Series 2010-3 Administrator in lieu of RCFC and hereby agrees that RCFC’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Series 2010-3 Administrator and to the extent so performed or taken by the Series 2010-3 Administrator shall be deemed for all purposes hereunder to have been so performed or taken by RCFC; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Series 2010-3 Administrator or relieve RCFC of any payment obligation hereunder.
ARTICLE VI
ALLOCATION AND APPLICATION OF COLLECTIONS
Section 6.1.Series 2010-3 Collection Account.

With respect to the Series 2010-3 Note, the following shall apply:
(a)Establishment of Series 2010-3 Collection Account. On or prior to the Series 2010-3 Closing Date, RCFC, the Securities Intermediary and the Trustee shall have established a securities account (such account, or any successor or replacement account, the “Series 2010-3 Collection Account”) in the name of, and under the control of, the Trustee that shall be maintained for the benefit of the Series 2010-3 Noteholder. The Series 2010-3 Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-3 Noteholder. The Series 2010-3 Collection Account shall be an Eligible Account. If the Series 2010-3 Collection Account is at any time no longer an Eligible Account, RCFC shall, within ten (10) Business Days of obtaining knowledge that the Series 2010-3 Collection Account is no longer an Eligible Account, establish a new Series 2010-3 Collection Account that is an Eligible Account. If a new Series 2010-3 Collection Account is established, RCFC shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-3 Collection Account into the new Series 2010-3 Collection Account. Initially, the Series 2010-3 Collection Account will be established with Deutsche Bank Trust Company Americas.
(b)Earnings from Series 2010-3 Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-3 Collection Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.
(c)Administration of Series 2010-3 Collection Account. RCFC may instruct (by standing instructions or otherwise) the institution maintaining the Series 2010-3 Collection Account to invest funds on deposit in such Account from time to time in Series 2010-3 Permitted Investments; provided however that, (x) any such investment in the Series 2010-3 Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-3 Permitted Investment made with funds on deposit in the Series 2010-3 Collection Account) and (y) any such investment in the Series 2010-3 Collection Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-3 Permitted Investment made with funds on deposit in such Account), unless any such Series 2010-3 Permitted Investment is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date. RCFC shall not direct the Trustee to dispose of (or permit the disposal of) any Series 2010-3 Permitted Investments prior to the maturity date thereof to the extent such disposal would result in a loss of the initial purchase price of such Series 2010-3 Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2010-3 Collection Account shall remain uninvested. The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of RCFC.
(d)Trustee as Securities Intermediary. The Trustee or other Person holding the Series 2010-3 Collection Account shall be the “securities intermediary” (as defined in

Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”). If the Securities Intermediary in respect of the Series 2010-3 Collection Accounts is not the Trustee, RCFC shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 6.1(d).
(i)The Securities Intermediary agrees that:
(1)The Series 2010-3 Collection Account is an account to which Financial Assets will be credited;
(2)All securities or other property underlying any Financial Assets credited to the Series 2010-3 Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Series 2010-3 Collection Account be registered in the name of RCFC, payable to the order of RCFC or specially indorsed to RCFC;
(3)All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the Series 2010-3 Collection Account;
(4)Each item of property (whether investment property, security, instrument or cash) credited to the Series 2010-3 Collection Account shall be treated as a Financial Asset;
(5)If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial

Asset relating to the Series 2010-3 Collection Account or the disposition of funds credited thereto, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by RCFC or the Series 2010-3 Administrator;
(6)The Series 2010-3 Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction within the meaning of Section 9-304 and Section 8-110 of the New York UCC and the Series 2010-3 Collection Account (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;
(7)The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2010-3 Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with RCFC purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders or instructions as set forth in Section 6.1(d)(i)(5); and
(8)Except for the claims and interest of the Trustee and RCFC in the Series 2010-3 Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Series 2010-3 Collection Account or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2010-3 Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Series 2010-3 Administrator and RCFC thereof.
(ii)The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-3 Collection Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2010-3 Collection Account.
(iii)Notwithstanding anything in this Section 6.1 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Series 2010-3 Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Series 2010-3 Collection Account by crediting to such Series 2010-3 Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.

(iv)Notwithstanding anything in this Section 6.1 to the contrary, with respect to the Series 2010-3 Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if the Series 2010-3 Collection Account is deemed not to constitute a securities account.
Section 6.2.Collections and Allocations.
(a)Collections in General. Until this Series Supplement is terminated pursuant to Section 11.9, RCFC shall, and the Trustee is authorized (upon written instructions) to, direct that all Series 2010-3 Collections due and to become due to RCFC or the Trustee, as the case may be, to be deposited in the following manner:
(i)all amounts due under or in connection with the Series 2010-3 RCFC Segregated Vehicle Collateral with respect to the Series 2010-3 Eligible Vehicles (for the avoidance of doubt, other than Series 2010-3 Excluded Payments) shall be deposited directly into the Master Collateral Account by the payor thereof and shall be withdrawn from the Master Collateral Account and deposited either into the Series 2010-3 Collection Account or, in the case of RCFC Exchange Proceeds, applied in accordance with the Master Exchange and Trust Agreement within seven (7) Business Days of the deposit thereof into the Master Collateral Account;
(ii)all insurance proceeds and warranty payments in respect of the Series 2010-3 Eligible Vehicles, other than Series 2010-3 Excluded Payments, shall be deposited into the Master Collateral Account within two (2) Business Days of receipt by the Master Servicer and shall be withdrawn from the Master Collateral Account and deposited into the Series 2010-3 Collection Account within seven (7) Business Days of the deposit thereof into the Master Collateral Account;
(iii)all amounts payable to RCFC pursuant to the Series 2010-3 Lease shall be remitted directly to the Trustee for deposit into the Series 2010-3 Collection Account; and
(iv)all Series 2010-3 Collections from any other source shall be either paid directly into the Series 2010-3 Collection Account or the Master Collateral Account at such times as such amounts are due and, in with respect to any such deposit into the Master Collateral Account, thereafter deposited into the Series 2010-3 Collection Account within seven (7) Business Days after such deposit thereof into the Master Collateral Account.
Notwithstanding the foregoing, insurance proceeds and warranty payments with respect to the Series 2010-3 Eligible Vehicles shall not be required to be deposited in the Master Collateral Account or the Series 2010-3 Collection Account, and may be held by RCFC or paid to Hertz, unless (i) a Series 2010-3 Amortization Event or HVF II Group II Liquidation Event has occurred and is continuing or (ii) a Series 2010-3 Amortization Event or HVF II Group II Liquidation Event would occur as a result of the failure to make such deposit.
RCFC agrees that if any Series 2010-3 Collections shall be received by RCFC in an account other than the Master Collateral Account, an RCFC Escrow Account or the Series 2010-3 Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by RCFC with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by RCFC for, and immediately paid over to the Trustee or the Collateral Agent, as applicable, with any necessary indorsement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Series Supplement (including amounts received from the Collateral Agent) shall be immediately deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account and shall be applied as provided in this Article VI or pursuant to the Master Exchange and Trust Agreement.
ARTICLE VII
APPLICATIONS AND DISTRIBUTIONS
With respect to the Series 2010-3 Note, the following shall apply:
Section 7.1.Allocations with Respect to the Series 2010-3 Note.
The net proceeds from the initial sale of the Series 2010-3 Note were deposited into the Series 2010-3 Collection Account. On each Business Day on which the proceeds of the initial sale of the Series 2010-3 Note or any Series 2010-3 Collections are deposited into the Series 2010-3 Collection Account (each such date, a “Series 2010-3 Deposit Date”), the Series 2010-3 Administrator shall direct the Trustee in writing to apply all amounts deposited into the Series 2010-3 Collection Account in accordance with the provisions of this Article VII.
Section 7.2.Payment of Note Principal. In addition to any Decreases effected pursuant to Section 2.3, on each Series 2010-3 Deposit Date, the Series 2010-3 Administrator will direct the Trustee to withdraw all amounts on deposit in the Series 2010-3 Collection Account that consist of Series 2010-3 Principal Collections and pay such amounts to the Series 2010-3 Noteholder as a payment of principal of the Series 2010-3 Note. The entire principal amount of the Series 2010-3 Note shall be due and payable on the Legal Final Payment Date.
Section 7.3.Application of Series 2010-3 Interest Collections.
On or prior to each Payment Date, RCFC shall instruct the Trustee in writing as to the amount to be applied pursuant to each of clauses (i) through (v) below to the extent funds are anticipated to be available from Series 2010-3 Interest Collections processed during the Series 2010-3 Interest Period ending on the day immediately preceding such Payment Date, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw from the Series 2010-3 Collection Account and apply such amounts as follows:
(i)first, an amount equal to the Series 2010-3 Monthly Interest for such Series 2010-3 Interest Period, to the Series 2010-3 Noteholder;

(ii)second, to the Series 2010-3 Administrator, in an amount equal to the Series 2010-3 Monthly Administration Fee for such Series 2010-3 Interest Period;
(iii)third, to the Trustee, in an amount equal to the aggregate of all Trustee fees, expenses and costs payable by RCFC in connection with the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month;
(iv)fourth, to the Master Servicer, in an amount equal to the Monthly Servicing Fee with respect to such Payment Date;
(v)fifth, on a pro rata basis, to pay any Series 2010-3 Carrying Charges (excluding any amounts payable to the Series 2010-3 Administrator, the Master Servicer or the Trustee, which amounts shall be paid pursuant to the preceding clauses) to the Persons to whom such amounts are owed for such Series 2010-3 Interest Period;
provided that, it is understood and agreed that any payments of amounts constituting Series 2010-3 Carrying Charges pursuant to clauses (ii) through (v) above with respect to any Payment Date shall be deemed made prior to the determination and payment of any “Indenture Carrying Charges” under and as defined in any other Series Supplement.
Section 7.4.Payment by Wire Transfer.
On each Payment Date, pursuant to Sections 7.2 and 7.3 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 7.2 or 7.3 to be paid by wire transfer of immediately available funds released from the Series 2010-3 Collection Account for credit to the account designated by the Series 2010-3 Noteholder.
Section 7.5.The Series 2010-3 Administrator’s Directions to Trustee; The Series 2010-3 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment.
When any payment or deposit hereunder or under any other Series 2010-3 Related Document is required to be made by the Trustee at or prior to a specified time, the Series 2010-3 Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Series 2010-3 Administrator fails to give notice or instructions to make any payment from or deposit into the Series 2010-3 Collection Account required to be given by the Series 2010-3 Administrator, at the time specified in the Series 2010-3 Administration Agreement or any other Series 2010-3 Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from such Series 2010-3 Collection Account without such notice or instruction from the Series 2010-3 Administrator (and this Series Supplement shall constitute direction to the Trustee to do so), provided that the Series 2010-3 Administrator, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
RCFC hereby represents and warrants, for the benefit of the Trustee and the Series 2010-3 Noteholder and its assigns, that the following (i) was true as of the Series 2010-3 Closing Date (except in the case of Sections 8.4, 8.14 and 8.17) and (ii) is true as of the Series 2010-3 Restatement Effective Date (and, in the case of Section 8.8(ii), will be true as of the date of any amendment, modification or waiver of any Series 2010-3 Related Document):
Section 8.1.Existence and Power.
RCFC (a) is a limited liability company or corporation duly formed, validly existing and in good standing under the laws of the State of Oklahoma, (b) is duly qualified to do business as a foreign limited liability company or corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Series 2010-3 Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2010-3 Material Adverse Effect, and (c) has all limited liability company or corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Series Supplement and the other Series 2010-3 Related Documents (other than any transaction relating solely to one or more Other Segregated Series of Notes and/or Series of Notes), except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.2.Organizational and Governmental Authorization.
The execution, delivery and performance by RCFC of the Series 2010-3 Related Documents to which it is a party (a) is within RCFC’s limited liability company or corporate powers, (b) has been duly authorized by all necessary limited liability company or corporate action, (c) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained, except to the extent that the failure to take such action or effect such filing is not reasonably likely to result in a Series 2010-3 Material Adverse Effect and (d) does not contravene, or constitute a default under, any Requirements of Law with respect to RCFC or any Contractual Obligation with respect to RCFC or result in the creation or imposition of any Lien on any Series 2010-3 Collateral (other than Series 2010-3 Permitted Liens), except to the extent that such contravention or default is not reasonably likely to result in a Series 2010-3 Material Adverse Effect. Each Series 2010-3 Related Document to which RCFC is a party has been executed and delivered by a duly authorized officer of RCFC.
Section 8.3.No Consent.
No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by RCFC of any Series 2010-3 Related Documents or for the performance by RCFC of any of RCFC’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by RCFC or as contemplated in Section 8.13 except to the extent that the failure to so obtain any such consent, approval or authorization, take any such action or effect any such registration, declaration or filing is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.4.Binding Effect.
Each Series 2010-3 Related Document in effect as of the close of business on the Series 2010-3 Restatement Effective Date, to which RCFC is a party is a legal, valid and binding obligation of RCFC enforceable against RCFC in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
Section 8.5.Litigation.
There is no action, suit, or proceeding pending against or, to the knowledge of RCFC, threatened against or affecting RCFC before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would be reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.6.No ERISA Plan.
RCFC has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA.
Section 8.7.Tax Filings and Expenses.
RCFC has filed all federal, state and local tax returns and all other tax returns that, to the knowledge of RCFC, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by RCFC, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. RCFC has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company or corporation authorized to do business in each jurisdiction in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.8.Disclosure.
All certificates, reports, statements, documents and other information (other than any certificates, reports, statements, documents or other information relating solely to one or more Other Segregated Series of Notes and/or Series of Notes and, for the avoidance of doubt, other than any certificates, reports, statements, documents or other information relating to any financial statement of Hertz and its consolidated Subsidiaries) furnished to the Trustee by or on behalf of RCFC (i) pursuant to any provision of any Series 2010-3 Related Document or (ii) in connection with or pursuant to any amendment or modification of, or waiver under, the Series

2010-3 Related Documents, in each case, at the time the same are so furnished, shall be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by RCFC made on the date the same are furnished to the Trustee to the effect specified herein.
Section 8.9.Investment Company Act.
RCFC is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.
Section 8.10.Regulations T, U and X.
The proceeds of the Series 2010-3 Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). RCFC is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.
Section 8.11.Solvency.
Both before and after giving effect to the transactions contemplated by the Series 2010-3 Related Documents, RCFC is solvent within the meaning of the Bankruptcy Code and RCFC is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to RCFC.
Section 8.12.Ownership of Equity Interests; Subsidiary.
All of the issued and outstanding equity interests of RCFC are owned by DTAG, all of which equity interests have been validly issued, are fully paid and non-assessable and are owned of record by Hertz, free and clear of all Liens other than Permitted Liens; provided however that, such equity interests in RCFC (the “SPV Issuer Equity”) may be pledged for the benefit of one or more Pledged Equity Secured Parties pursuant to any Pledged Equity Security Agreement as long as such Pledged Equity Security Agreement contains the Required Standstill Provisions. RCFC has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.
Section 8.13.Security Interests.
(a)This Series Supplement constitutes a valid and continuing Lien on the Series 2010-3 Indenture Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Series 2010-3 Noteholder, which Lien on the Series 2010-3 Indenture Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and the Collateral Agency Agreement constitutes a valid and continuing Lien on the Series 2010-3 RCFC Segregated Vehicle Collateral in favor of the Collateral Agent, which Lien on the Series 2010-3 RCFC Segregated Vehicle Collateral has been perfected and is prior to all other Liens (other than Permitted Liens) and, in each case, is enforceable as such as against creditors of and purchasers from RCFC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.
(b)RCFC has received all consents and approvals required by the terms of the Series 2010-3 Collateral to the pledge of the Series 2010-3 Collateral to the Trustee or the Collateral Agent, as the case may be.
(c)Other than the security interest granted to the Trustee under this Series Supplement and to the Collateral Agent under the Collateral Agency Agreement (and, for the avoidance of doubt, other than any security interest granted with respect to the Master Exchange Agreement, which security interest in any such case is limited to the extent such agreement relates to collateral other than the Series 2010-3 RCFC Segregated Vehicle Collateral), RCFC has not pledged, assigned, sold or granted a security interest in the Series 2010-3 Collateral. All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Series 2010-3 Manufacturer Programs (other than to the extent they relate solely to the Segregated Collateral with respect to any Other Segregated Series of Notes) to the Collateral Agent and the notation of the Collateral Agent’s Lien on the Certificates of Title for all Vehicles constituting Series 2010-3 RCFC Segregated Vehicle Collateral) to protect and perfect the Trustee’s security interest in the Series 2010-3 Indenture Collateral and the Collateral Agent’s security interest in the Series 2010-3 RCFC Segregated Vehicle Collateral has been duly and effectively taken.
(d)No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing RCFC as debtor covering all or any part of the Series 2010-3 Collateral is on file or of record in any jurisdiction, except (i) such as may have been filed, recorded or made by RCFC in favor of the Trustee on behalf of the Series 2010-3 Noteholder in connection with this Series Supplement or the Collateral Agent in connection with the Collateral Agency Agreement, (ii) for the avoidance of doubt, such as covers the Master Exchange Agreement, which so covers such agreement solely to the extent such agreement relates to collateral other than the Series 2010-3 RCFC Segregated Vehicle Collateral, or (iii) such that has been terminated, and, subject to such exceptions and RCFC has not authorized and is not aware of any such filing.
(e)Except for a change made pursuant to Section 9.17, RCFC’s legal name is Rental Car Finance Corp. and its location within the meaning of Section 9-307 of the applicable UCC is the State of Oklahoma.
(f)Except for a change made pursuant to Section 9.17, (i) RCFC’s sole place of business and chief executive office shall be at 5330 East 31st Street, Tulsa, OK 74135 and the places where its records concerning the Series 2010-3 Collateral are kept are: (A) 5330 East 31st Street, Tulsa, OK 74135 and (B) 14501 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 and (ii) RCFC’s jurisdiction of organization is Oklahoma. RCFC does not transact, and has not transacted, business under any other name.
(g)All authorizations in this Series Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Series 2010-3 Indenture Collateral and to take such other actions with respect to the Series 2010-3 Indenture Collateral authorized by this Series Supplement are powers coupled with an interest and are irrevocable.
(h)This Series Supplement creates a valid and continuing Lien (as defined in the New York UCC) in the Series 2010-3 Collection Account Collateral, the Series 2010-3 Collateral constituting Investment Property and the Series 2010-3 General Intangibles Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Trustee for the benefit of the Series 2010-3 Noteholder, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from RCFC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such security interest has been duly taken.
(i)The Series 2010-3 General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.
(j)RCFC owns and has good and marketable title to the Series 2010-3 Collateral free and clear of any Liens (other than Permitted Liens).
(k)RCFC has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Series 2010-3 General Intangibles Collateral and the Series 2010-3 Collateral constituting Investment Property granted to the Trustee in favor of the Series 2010-3 Noteholder hereunder.
(l)RCFC is not aware of any judgment or tax lien filings against RCFC.
(m)RCFC is a Registered Organization.
Section 8.14.Series 2010-3 Collateral Agreements.
The provisions of the Series 2010-3 Collateral Agreements in effect as of the close of business on the Series 2010-3 Restatement Effective Date relating to the Series 2010-3 Note are in full force and effect, and, as of the Series 2010-3 Restatement Effective Date, there is no continuing Series 2010-3 Amortization Event or Series 2010-3 Potential Amortization Event.

Section 8.15.Non-Existence of Other Agreements.
Other than as permitted by the Series 2010-3 Related Documents and the Related Documents, (i) RCFC is not a party to any contract or agreement of any kind or nature and (ii) RCFC is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. The only activities RCFC has engaged in since its formation are those incidental or related to its formation, the authorization and the issue of Notes, the execution of the Series 2010-3 Related Documents and Related Documents, in each case to which it is a party, and the performance of the activities referred to in or contemplated by such agreements.
Section 8.16.Compliance with Contractual Obligations and Laws.
RCFC is not (i) in violation of its Organizational Documents, (ii) in violation of any Requirement of Law with respect to RCFC, except to the extent any such violation is not reasonably likely to result in a Series 2010-3 Material Adverse Effect or (iii) in violation of any Contractual Obligation with respect to RCFC, except to the extent any such violation is not reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 8.17.Other Representations.
All representations and warranties of RCFC made in each Series 2010-3 Related Document in effect as of the close of business on the Series 2010-3 Restatement Effective Date (other than any representations or warranties set forth in the Base Indenture and other than any representations or warranties relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) to which it is a party are true and correct and are repeated herein as though fully set forth herein (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
ARTICLE IX
COVENANTS
Section 9.1.Payment of Series 2010-3 Note.
RCFC shall pay the principal of and interest on the Series 2010-3 Note when due pursuant to the provisions of this Series Supplement. Principal and interest shall be considered paid on the date due if the Series 2010-3 Noteholder holds on that date money designated for and sufficient to pay all principal and interest then due.
Section 9.2.Maintenance of Office or Agency.
RCFC will maintain an office or agency where notices and demands to or upon RCFC in respect of the Series 2010-3 Note and this Series Supplement may be served, and where, at any time when RCFC is obligated to make a payment of principal of, and premium, if any, upon, the Series 2010-3 Note, the Series 2010-3 Note may be surrendered for payment. RCFC will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time RCFC shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
RCFC may also from time to time designate one or more other offices or agencies where the Series 2010-3 Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. RCFC will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
RCFC hereby designates the Corporate Trust Office as one such office or agency of RCFC.
Section 9.3.Payment of Taxes and Governmental Obligations.
RCFC will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
Section 9.4.Conduct of Business and Maintenance of Existence.
RCFC will maintain its existence as a limited liability company or corporation validly existing, and in good standing under the laws of the State of Oklahoma and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Series 2010-3 Material Adverse Effect.
Section 9.5.Compliance with Laws.
RCFC will comply in all respects with all Requirements of Law with respect to RCFC, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance is not reasonably likely to result in a Series 2010-3 Material Adverse Effect and will not result in a Lien (other than a Permitted Lien) on any of the Series 2010-3 Collateral.
Section 9.6.Notice of Defaults.
Within five (5) Business Days of any Authorized Officer of RCFC obtaining actual knowledge of (i) any Series 2010-3 Potential Amortization Event, Series 2010-3 Amortization Event or any HVF II Group II Liquidation Event, or (ii) any default under any other Series 2010-3 Collateral Agreement (other than any Amortization Event), any Series 2010-3 Related Documents or under any Series 2010-3 Manufacturer Program, RCFC shall give the Trustee notice thereof, together with an Officer’s Certificate of RCFC setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by RCFC.

Section 9.7.Notice of Material Proceedings.
Within five (5) Business Days of any Authorized Officer of RCFC obtaining actual knowledge thereof, RCFC shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting RCFC that is reasonably likely to have a Series 2010-3 Material Adverse Effect.
Section 9.8.Further Requests.
RCFC will promptly furnish to the Trustee such other information relating to the Series 2010-3 Note as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated by this Series Supplement.
Section 9.9.Further Assurances.
(a)RCFC shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series 2010-3 Indenture Collateral on behalf of the Series 2010-3 Noteholder and of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2010-3 Permitted Liens), to carry into effect the purposes of the Series 2010-3 Related Documents or to better assure and confirm unto the Trustee or the Series 2010-3 Noteholder their rights, powers and remedies hereunder including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby or pursuant to the Collateral Agency Agreement.
(b)Without limiting the generality of the foregoing provisions of this Section 9.9(b), RCFC shall take all actions that are required to maintain the security interest of the Trustee in the Series 2010-3 Indenture Collateral and of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2010-3 Permitted Liens), including (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Collateral Agent to be noted on all Certificates of Title relating to Series 2010-3 RCFC Segregated Vehicle Collateral and (iii) causing the Master Servicer, as agent for the Collateral Agent, to hold in trust such Certificates of Title for the benefit of the Collateral Agent in accordance with Section 2.6 of the Collateral Agency Agreement.
(c)If RCFC fails to perform any of its agreements or obligations under Section 9.9(a) or (b), then, at the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes, the HVF II Trustee shall perform such agreement or obligation, and the expenses of the HVF II Trustee incurred in connection therewith shall be payable by RCFC upon the HVF II Trustee’s demand therefor. Each of the Trustee and HVF II Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series 2010-3 Indenture Collateral.
(d)If any amount payable under or in connection with any of the Series 2010-3 Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(e)RCFC shall warrant and defend the Trustee’s right, title and interest in and to the Series 2010-3 Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2010-3 Noteholder, against the claims and demands of all Persons whomsoever.
(f)On or before March 31 of each calendar year, commencing with March 31, 2015, RCFC shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Series Supplement in the Series 2010-3 Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series Supplement in the Series 2010-3 Indenture Collateral until March 31 in the following calendar year.
Section 9.10.Liens.
RCFC will not create, incur, assume or permit to exist any Lien upon any of its property other than (i) Liens in favor of the Trustee for the benefit of the Noteholders and (ii) other Permitted Liens. RCFC will not create, incur, assume or permit to exist any Lien upon any of the Series 2010-3 Collateral, other than (i) Liens in favor of the Trustee for the benefit of the Series 2010-3 Noteholder and (ii) other Series 2010-3 Permitted Liens.
Section 9.11.Other Indebtedness.
RCFC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than Indebtedness under the Base Indenture, any Series Supplement, any Series 2010-3 Related Document or any Related Document.
Section 9.12.No ERISA Plan.
RCFC shall not establish or maintain or contribute to any Plan that is covered by Title

IV of ERISA.
Section 9.13.Mergers.
RCFC will not be a party to any merger or consolidation, other than a merger or consolidation of RCFC into or with another Person if:
(a)    the Person formed by such consolidation or into or with which RCFC is merged shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and if RCFC is not the surviving entity, shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of RCFC hereunder and under all other Series 2010-3 Related Documents to which RCFC is a party;
(b)    RCFC has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental agreement comply with this Section 9.13;
(c)    the HVF II Group II Rating Agency Condition with respect to each HVF II Series of Group II Notes outstanding shall have been satisfied with respect to such merger or consolidation; and
(d)    RCFC has delivered to the Trustee an Opinion of Counsel stating that RCFC or the Person formed by such consolidation or merger would not be substantively consolidated with any immediate and direct parent of such Person as a result of an Event of Bankruptcy with respect to any such parent.

Section 9.14.Sales of Assets.
(a)RCFC will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Series 2010-3 Related Document or any other Related Document.
(b)RCFC will not sell any Series 2010-3 Eligible Vehicle to any Affiliate of RCFC on any date for less than the Net Book Value of such Series 2010-3 Eligible Vehicle as of such date.
Section 9.15.Acquisition of Assets.
RCFC will not acquire, by long-term or operating lease or otherwise, any property except in accordance with the terms of the Series 2010-3 Related Documents or any other Related Document.
Section 9.16.Dividends, Officers’ Compensation, etc.
RCFC will not declare or pay any distributions on any of its equity interests; provided however that, so long as no Series 2010-3 Amortization Event, Series 2010-3 Potential Amortization Event or HVF II Group II Liquidation Event has occurred and is continuing or would result therefrom, RCFC may declare and pay distributions to the extent permitted under the laws of the State of Oklahoma. RCFC will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
Section 9.17.Legal Name; Location Under Section 9-307.
RCFC will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the Collateral Agent. In the event that RCFC desires to so change its location or change its legal name, RCFC will make any required filings and prior to actually changing its location or its legal name RCFC will deliver to the Trustee and the Collateral Agent (i) an Officer’s Certificate of RCFC and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Series 2010-3 Noteholder in the Series 2010-3 Indenture Collateral and the perfected interest of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral in respect of the new location or new legal name of RCFC and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
Section 9.18.Investments.
RCFC will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Series 2010-3 Related Documents or any other Related Documents and, in addition, without limiting the generality of the foregoing, RCFC will not direct the investment of funds in the Series 2010-3 Collection Account or any RCFC Escrow Account in a manner that would have the effect of causing RCFC to be an “investment company” within the meaning of the Investment Company Act.
Section 9.19.No Other Agreements.
RCFC will not enter into or be a party to any agreement or instrument other than any Related Document (including, for the avoidance of doubt, any Series 2010-3 Related Document), any documents related to any Enhancement, any document to effect a merger or consolidation permitted pursuant to Section 9.13 or any documents and agreements incidental or related to any of the foregoing.
Section 9.20.Other Business.
RCFC will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the RCFC Master Collateral Vehicles, the related exercise of its rights related thereto, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing.

Section 9.21.Maintenance of Separate Existence.
RCFC will comply with all of the covenants relating to the maintenance of its separate existence as set forth in Section 7.26 of the Base Indenture, except that all references therein to “Related Documents” shall be deemed to refer to the “Series 2010-3 Related Documents and any other Related Documents”.
Section 9.22.Actions under the Series 2010-3 Collateral Agreements.
(a)RCFC will cause the Master Servicer to comply, in accordance with the Servicing Standard, with respect to all of RCFC’s obligations under the Series 2010-3 Manufacturer Programs and will not take or permit the Master Servicer to take any actions that would invalidate such Series 2010-3 Manufacturer Programs with respect to any Series 2010-3 Program Vehicle.
(b)Except as permitted in Section 9.22(c), RCFC will not take any action that would permit Hertz, the Qualified Intermediary, or any other Person to have the right to refuse to perform any of its respective obligations under any of the Series 2010-3 Collateral Agreements (other than the Series 2010-3 Manufacturer Programs) or any other instrument or agreement included in the Series 2010-3 Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Series 2010-3 Collateral Agreement (other than any Series 2010-3 Manufacturer Program) or any such instrument or agreement, in each case solely to the extent relating to or otherwise affecting the Series 2010-3 Collateral or the Series 2010-3 Note Obligations.
(c)Except as permitted in Section 4.2(a), RCFC agrees that it will not, without the prior written consent of the Series 2010-3 Noteholder and the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Series 2010-3 Collateral Agreement (other than a Series 2010-3 Manufacturer Program) or under any instrument or agreement included in the Series 2010-3 Indenture Collateral (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program), take any action to compel or secure performance or observance by any such obligor of its obligations to RCFC or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor. Subject to Section 11.7, RCFC agrees that it will not, without the prior written consent of the Series 2010-3 Noteholder and the HVF II Trustee, acting at the written direction of the HVF II Requisite Group II Investors, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Series 2010-3 Related Documents (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program) or consent to the assignment of any of the Series 2010-3 Related Documents (other than, for the avoidance of doubt, any Series 2010-3 Manufacturer Program) by any other party thereto (collectively, the “Series 2010-3 Related Document Actions”); provided that, with respect to any Series 2010-3 Related Document Action that does not adversely affect in any material respect one or more HVF II

Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee, each such HVF II Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group II Investors (including the HVF II Aggregate Group II Principal Amount) will be modified accordingly); provided further that if any such Series 2010-3 Related Document Action does not materially adversely affect any HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC, RCFC shall be entitled to effect such Series 2010-3 Related Document Action without the prior written consent of the Series 2010-3 Noteholder or the HVF II Trustee. Notwithstanding the foregoing, RCFC may terminate the Master Exchange and Trust Agreement pursuant to its terms at any time.
(d)Upon the occurrence of a Servicer Default, RCFC shall not, without the prior written consent of the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors, terminate the Master Servicer or appoint a successor Master Servicer in accordance with the Series 2010-3 Lease or the Collateral Agency Agreement and RCFC shall terminate the Master Servicer and appoint a successor servicer in accordance with the Series 2010-3 Lease and the Collateral Agency Agreement if and when so directed by the HVF II Trustee acting at the written direction of the HVF II Requisite Group II Investors. For the avoidance of doubt, RCFC shall not at any time terminate the Master Servicer or appoint a successor Master Servicer in accordance with the Series 2010-3 Lease or the Collateral Agency Agreement, in any such case, if a Servicer Default is not continuing at such time.
Section 9.23.Inspection of Property, Books and Records.
RCFC will keep proper books of record and account in which full, true and correct entries shall be made of all its dealings, transactions in relation to the Series 2010-3 Indenture Collateral and its business activities sufficient to prepare financial statements in accordance with GAAP, and will permit the Trustee and the HVF II Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and directors, all at such reasonable times upon reasonable notice and as often as may reasonably be requested. In addition, RCFC agrees to permit such access as is required by the Series 2013-B Noteholder to comply with any inspection or access provisions set forth in and in accordance with any Group II Related Documents (as defined in the HVF II Group II Supplement).
Section 9.24.Market Value Procedures. RCFC shall comply with the Market Value Procedures in all material respects.
ARTICLE X
AMORTIZATION EVENTS AND REMEDIES
Section 10.1.Amortization Events.
If any of the following shall occur:
(a)RCFC defaults in the payment of (i) any interest on, the Series 2010-3 Note when the same becomes due and payable and such default continues for at least five (5)

consecutive Business Days or (ii) any other amount payable in respect of the Series 2010-3 Note (other than the payments described in clause (b) below) when the same becomes due and payable and such default continues for at least ten (10) consecutive Business Days;
(b)all principal of and interest on the Series 2010-3 Note is not paid in full on or before the Series 2010-3 Commitment Termination Date;
(c)the Series 2010-3 Lease is terminated for any reason (other than, for the avoidance of doubt, with respect to a termination as to a Resigning Lessee as a result of such Resigning Lessee’s delivery of a Lessee Resignation Notice in accordance with Section 26 of the Series 2010-3 Lease);
(d)the occurrence of an Event of Bankruptcy with respect to RCFC, DTAG, DTG or Hertz;
(e)the Series 2010-3 Aggregate Asset Amount shall be less than the Series 2010-3 Asset Coverage Threshold Amount for at least ten (10) consecutive Business Days;
(f)the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that RCFC is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act;
(g)any Series 2010-3 Lease Payment Default shall have occurred and be continuing;
(h)the Series 2010-3 Collection Account, the Master Collateral Account containing amounts relating to Series 2010-3 Eligible Vehicles or any RCFC Escrow Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2010-3 Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;
(i)other than as a result of a Series 2010-3 Permitted Lien, either (i) the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-3 Indenture Collateral or (ii) the Collateral Agent shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), or with respect to either of the foregoing clause (i) or (ii), any of any Lessee, RCFC or any Affiliate of either so asserts in writing;
(j)any Series 2010-3 Operating Lease Event of Default (other than a Series 2010-3 Lease Payment Default) shall have occurred and be continuing;
(k)a Servicer Default or a Series 2010-3 Administrator Default shall have occurred and be continuing;
(l)RCFC fails to comply with any of its other agreements or covenants (other than any agreements or covenants as set forth in Article VII of the Base Indenture or relating solely to one or more Other Segregated Series of Notes) in any Segregated Series 2010-3 Document and the failure to so comply materially and adversely affects the interests of the Series 2010-3 Noteholder and continues to materially and adversely affect the interests of the Series 2010-3 Noteholder for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of RCFC obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to an Authorized Officer of RCFC by the Trustee or to an Authorized Officer of RCFC and the Trustee by the Series 2010-3 Administrator;
(m)any representation (other than any representation set forth in the Base Indenture and other than any representation relating solely to any Other Segregated Series of Notes) made by RCFC in this Series Supplement or any other Series 2010-3 Related Document is false and such false representation materially and adversely affects the interests of the Series 2010-3 Noteholder and the event or condition that caused such representation to have been false continues for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of RCFC obtains knowledge thereof or (ii) the date that written notice thereof is given to an Authorized Officer of RCFC by the Trustee or to an Authorized Officer of RCFC and the Trustee by the Series 2010-3 Administrator;
(n)there shall have been filed against Hertz, DTAG, DTG or RCFC either (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Permitted Lien) that would reasonably be expected to attach to the assets of RCFC or any RCFC Escrow Account and thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
(o)any of the Series 2010-3 Related Documents or any material portion thereof relating to any of the Series 2010-3 Note or the Series 2010-3 Collateral shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2010-3 Related Documents), or Hertz, DTAG, DTG or RCFC shall so assert in writing and such written assertion shall not have been rescinded within thirty (30) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (i) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than RCFC or Hertz in any capacity)) or (ii) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2010-3 Related Documents; or
(p)an HVF II Group II Amortization Event shall have occurred and be continuing.

Then in the case of:
(i)any event described in clauses (a) through (g) above and clause (p), a “Series 2010-3 Amortization Event” shall immediately occur without any notice or other action on the part of the Trustee or any other Person; and
(ii)any event described in clauses (h) through (o) above, so long as such event is continuing, either the Trustee may, by written notice to RCFC, or the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes may, by written notice to RCFC and the Trustee, declare that a “Series 2010-3 Amortization Event” has occurred as of the date of such notice.
A Series 2010-3 Amortization Event described in clauses (a) through (g), (l) (with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or that otherwise prohibits RCFC from taking any action without the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or (II) any agreement, covenant or provision in the Series 2010-3 Note, this Series Supplement or any other Series 2010-3 Related Document the amendment or modification of which requires the consent of each HVF II Group II Noteholder or that otherwise prohibits RCFC from taking any action without the consent of each HVF II Group II Noteholder), (p) (with respect to any HVF II Group II Amortization Event the waiver of which pursuant to any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture, requires the consent of each HVF II Group II Noteholder), and any Series 2010-3 Potential Amortization Event relating to any such Series 2010-3 Amortization Event, may be waived solely with the written consent of each HVF II Group II Noteholder. Any other Series 2010-3 Amortization Event described in clauses (h), (i), (j), (k), (l) (other than with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or that otherwise prohibits RCFC from taking any action without the consent of Series 2010-3 Noteholders holding 100% of the Series 2010-3 Principal Amount or (II) any agreement, covenant or provision in the Series 2010-3 Note, this Series Supplement or any other Series 2010-3 Related Document the amendment or modification of which requires the consent of each HVF II Group Noteholder or that otherwise prohibits RCFC from taking any action without the consent of each HVF II Group II Noteholder), (m), (n), (o) or (p) (other than with respect to any HVF II Group II Amortization Event the waiver of which pursuant to any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture, requires the consent of each HVF II Group II Noteholder) above may be waived with the written consent of both HVF II, as the Series 2010-3 Noteholder, and the HVF II Requisite Group II Investors.
For the avoidance of doubt, notwithstanding anything herein to the contrary, any Series 2010-3 Amortization Event described in clauses (h) and (i) above shall be curable at any time.
For the avoidance of doubt, with respect to any Series 2010-3 Potential Amortization Event, if the event or condition giving rise (directly or indirectly) to such Series 2010-3 Potential

Amortization Event ceases to be continuing (through cure, waiver or otherwise), then such Series 2010-3 Potential Amortization Event will cease to exist and will be deemed to have been cured for every purpose under the Series 2010-3 Related Documents.
Section 10.2.Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
(a)General. If any Series 2010-3 Amortization Event shall have occurred and be continuing, the Trustee may, and at the written direction of the HVF II Requisite Group II Investors, shall, direct RCFC and the Collateral Agent to exercise (and RCFC agrees to exercise) all rights, remedies, powers, privileges and claims, if any, of RCFC relating to the Series 2010-3 Collateral against any party to any Series 2010-3 Related Documents arising as a result of the occurrence of such Series 2010-3 Amortization Event, including the right or power to take any action to compel performance or observance by any such party of its obligations to RCFC as such obligations relate to the Series 2010-3 Collateral; provided however that, if such Series 2010-3 Amortization Event results in an HVF II Amortization Event with respect to less than all HVF II Series of Group II Notes Outstanding, then the Trustee’s rights and remedies pursuant to the provisions of this Section 10.2(a) shall, to the extent not detrimental to the rights of the holders of the HVF II Series of Group II Notes Outstanding with respect to which no HVF II Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those HVF II Series of Group II Notes with respect to which an HVF II Amortization Event has occurred and is continuing and the Trustee shall exercise such rights and remedies at the written direction of the HVF II Noteholders holding in excess of 50% of the aggregate HVF II Principal Amount of all such HVF II Series of Group II Notes with respect to which an HVF II Amortization Event has occurred, to the extent that such rights and remedies relate to Series 2010-3 Collateral or the Series 2010-3 Note Obligations.
(b)HVF II Group II Liquidation Event. If an HVF II Group II Liquidation Event shall have occurred and be continuing with respect to an HVF II Series of Group II Notes, then the Trustee may, and, at the written direction of the HVF II Requisite Group II Investors (in the case where such HVF II Group II Liquidation Event is with respect to all HVF II Series of Group II Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such HVF II Group II Liquidation Event shall have occurred (in the case where such HVF II Group II Liquidation Event is with respect to less than all HVF II Series of Group II Notes), shall, promptly instruct the Collateral Agent to return or to cause RCFC or the applicable Lessees to return Series 2010-3 Program Vehicles to the related Series 2010-3 Manufacturers and to sell Series 2010-3 Non-Program Vehicles or cause Series 2010-3 Non-Program Vehicles to be sold to third parties in an aggregate amount sufficient to pay the lesser of all interest on and principal of such HVF II Series of Group II Notes experiencing an HVF II Group II Liquidation Event and the amount payable in respect of such HVF II Series of Group II Notes after the occurrence of such HVF II Group II Liquidation Event as set forth in the HVF II Group II Supplement, taking into account the availability of proceeds of all other vehicles being disposed of that have been pledged to secure such HVF II Series of Group II Notes, and to the extent that any Series 2010-3 Manufacturer fails to accept any such Series 2010-3 Program Vehicles under the terms of the applicable Series 2010-3 Manufacturer Program to direct the Collateral Agent to liquidate or to cause RCFC or the applicable Lessees to liquidate such Series 2010-3 Program Vehicles in accordance with the rights of RCFC under the Series 2010-3 Lease; provided, however, that the Collateral Agent, the Trustee and RCFC shall not select the Series 2010-3 Program Vehicles to be returned to the related Series 2010-3 Manufacturers and the Series 2010-3 Non-Program Vehicles to be sold to third parties in a manner that adversely affects in any material respect the interests of the HVF II Group II Noteholders of any HVF II Group II Notes in comparison to the interests of the HVF II Group II Noteholders of any other HVF II Series of Group II Notes.
(c)Subject to the terms and conditions of this Series Supplement, if a Series 2010-3 Amortization Event occurs and is continuing, then any of the Trustee or the HVF II Trustee may pursue any remedy available to it on behalf of the Series 2010-3 Noteholder under applicable law or in equity to collect the payment of principal of or interest on the Series 2010-3 Note or to enforce the performance of any provision of such Series 2010-3 Note or this Series Supplement.
(d)Any of the Trustee or the HVF II Trustee may maintain a proceeding even if it does not possess the Series 2010-3 Note or does not produce it in t0he proceeding, and any such proceeding instituted by the Trustee or the HVF II Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
(e)Notwithstanding anything in this Section 10.2 to the contrary, the Trustee’s and the HVF II Trustee’s rights and remedies pursuant to the provisions of this Section 10.2 shall be exercised only to the extent that (i) such exercise is not detrimental to the rights of the holders of the Notes or any Other Segregated Series of Notes and (ii) such rights and remedies relate solely to the Series 2010-3 Collateral or Series 2010-3 Note Obligations.
(f)Any amounts relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations obtained by the Trustee or the HVF II Trustee (or by the Collateral Agent at the written direction of the Trustee or the HVF II Trustee) on account of or as a result of the exercise by the Trustee or the HVF II Trustee of any right shall be held by the Trustee or the HVF II Trustee as additional collateral for the repayment of Series 2010-3 Note Obligations and shall be applied as provided in Article VII.
(g)Failure of RCFC or the Collateral Agent to Take Action. If
(i)RCFC or the Collateral Agent shall have failed, within ten (10) Business Days of receiving the direction of the Trustee or the HVF II Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (a) or (b) above,
(ii)RCFC or the Collateral Agent refuses to take such action, or
(iii)subject to Section 10.2(e), the Trustee reasonably determines that such action must be taken immediately, then the Trustee may (and at the written direction of the HVF II Requisite Group II

Investors (in the case where such HVF II Group II Liquidation Event is with respect to all HVF II Series of Group II Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such HVF II Group II Liquidation Event shall have occurred (in the case where such HVF II Group II Liquidation Event is with respect to less than all HVF II Series of Group II Notes) shall) take such previously directed action pursuant to and in accordance with Section 10.2(a) or (b) (and any related action as permitted under this Series Supplement thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Series Supplement to direct RCFC or the Collateral Agent to take such action). The Trustee may direct the Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of the Series 2010-3 Eligible Vehicles pending the sale thereof pursuant either to the powers of sale granted by the this Series Supplement, the Collateral Agency Agreement and the other Series 2010-3 Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Series Supplement.
(h)Sale of Series 2010-3 Collateral. Upon any sale of any of the Series 2010-3 Collateral directly by the Trustee, or by the Collateral Agent at the written direction of the Trustee, whether made under the power of sale given under this Section 10.3(h) or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Base Indenture or this Series Supplement:
(i)the Trustee and any Noteholder may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;
(ii)the Trustee, or the Collateral Agent at the written direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;
(iii)all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of RCFC of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against RCFC, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under RCFC or its successors or assigns;
(iv)the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)to the extent that it may lawfully do so, RCFC agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Series 2010-3 Eligible Vehicles shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Series Supplement.
Section 10.3.Control by Series 2010-3 Required Noteholders.
With respect to any proceeding for any remedy available to the Trustee on behalf of the Series 2010-3 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2010-3 Note Obligations or the Series 2010-3 Collateral, the HVF II Requisite Group II Investors (in the case where such remedy is with respect to all HVF II Series of Group II Notes) or the HVF II Required Series Noteholders of any HVF II Series of Group II Notes with respect to which such remedy shall benefit (in the case where such remedy is with respect to less than all HVF II Series of Group II Notes) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the Series 2010-3 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2010-3 Note Obligations or the Series 2010-3 Collateral. However, subject to Section 9.1 of the Base Indenture, the Trustee may refuse to follow any direction that conflicts with law, the Base Indenture or this Series Supplement, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.
Section 10.4.Collection Suit by the Trustee.
If any Series 2010-3 Amortization Event arising from the failure to make a payment in respect of the Series 2010-3 Note occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against RCFC for the whole amount of principal and interest remaining unpaid on the Series 2010-3 Note and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided that, the Trustee shall not be permitted to recover such a judgment from any RCFC Collateral or any Segregated Collateral relating to any Other Segregated Series of Notes Outstanding.
Section 10.5.The Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Series 2010-3 Noteholder relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations allowed in any judicial proceedings relative to RCFC (or any other obligor upon the Series 2010-3 Note), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by the Series 2010-3 Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Series 2010-3 Noteholder, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Series 2010-3 Noteholder may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Series 2010-3 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2010-3 Note or the rights of the Series 2010-3 Noteholder, or to authorize the Trustee to vote in respect of the claim of the Series 2010-3 Noteholder in any such proceeding.
Section 10.6.Priorities.
If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article VII and Article X.
Section 10.7.Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or Series 2010-3 Noteholder is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Series Supplement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Series Supplement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 10.8.Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any holder of any Series 2010-3 Note to exercise any right or remedy accruing upon any Series 2010-3 Amortization Event shall impair any such right or remedy or constitute a waiver of any such Series 2010-3 Amortization Event or an acquiescence therein. Every right and remedy given by this Article X or Article VIII of the Base Indenture or by law to the Trustee or to the Series 2010-3 Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Series 2010-3 Noteholder, as the case may be. For the avoidance of doubt, this Section 10.8 shall be subject to and qualified in its entirety by the final paragraph of Section 11.7.

ARTICLE XI
GENERAL
Section 11.1.Optional Redemption of the Series 2010-3 Note.
The Series 2010-3 Note shall be subject to repurchase (in whole) by RCFC at its option on any Payment Date, upon three (3) Business Days’ prior written notice to the Trustee at any time (the “Series 2010-3 Repurchase Date”). In connection with any such purchase, the repurchase price for the Series 2010-3 Note shall equal the Series 2010-3 Note Repurchase Amount as of the Series 2010-3 Note Repurchase Date. Not later than 5:00 p.m. (New York City time) on the date set for purchase, an amount equal to the Series 2010-3 Note Repurchase Amount will be deposited into the Series 2010-3 Collection Account in immediately available funds. The funds deposited into the Series 2010-3 Collection Account or distributed to the Trustee or the Paying Agent will be passed through in full to the Series 2010-3 Noteholders on such date.
Section 11.2.Information.
(a)RCFC shall provide HVF II with all information available to it that is necessary for HVF II to prepare or cause to be prepared all reports and statements required to be prepared and delivered by HVF II pursuant to the HVF II Group II Indenture with respect to the Series 2010-3 Note at the times and to the Persons specified in the HVF II Group II Indenture.
(b)RCFC shall cause the Series 2010-3 Administrator to notify RCFC and the Trustee, on each Business Day, of all amounts that were paid directly to the HVF II Trustee or deposited into the HVF II Group II Collection Account pursuant to and in accordance with the provisions of the Master Exchange and Trust Agreement.
Section 11.3.Exhibits.
The following exhibits attached hereto supplement the exhibits included in the Base Indenture.
Exhibit A:    Form of Series 2010-3 Variable Funding Rental Car Asset Backed Note
Exhibit B:    Form of Series 2010-3 Monthly Servicing Certificate
Exhibit C:    Form of Advance Request
Exhibit D:    Form of Purchaser’s Letter

Section 11.4.Ratification of Base Indenture.
As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 11.5.Counterparts.
This Series Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series Supplement.
Section 11.6.Governing Law.
THIS SERIES SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.7.Amendments.
(a)The provisions of this Series Supplement may be amended, modified or waived from time to time in accordance with the terms of the Base Indenture; provided that, if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders of this Series of Notes is required for an amendment or modification of this Series Supplement, then such requirement shall be satisfied if such amendment or modification is consented to by the Series 2010-3 Noteholder and the HVF II Requisite Group II Investors; provided further that, with respect to any such amendment or modification that does not adversely affect in any material respect one or more HVF II Series of Group II Notes, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee, each such HVF II Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group II Investors (including the HVF II Aggregate Group II Principal Amount) will be modified accordingly); provided further that, no consent of any Person shall be required (i) to amend, modify or supplement the definition of “Series 2010-3 Maximum Principal Amount” to effect any increase or decrease with respect thereto (other than any decrease that would immediately thereafter result in the HVF II Aggregate Group II Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group II Principal Amount) or (ii) to amend, modify or supplement the definitions of “Special Term”, “Series 2010-3 Commitment Termination Date” or “Series 2010-3 Advance Rate”; provided further that, any amendment or other modification to this Series Supplement or any of the other Series 2010-3 Related Documents that would amend or modify this Section 11.7 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, shall require the prior written consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee.
(b)Notwithstanding the foregoing:

(i)any change to the definition of the terms “HVF II Group II Aggregate Asset Amount Deficiency”, “HVF II Group II Liquidation Event”, “HVF II Requisite Group II Investors”, “HVF II Principal Amount” or “HVF II Required Series Noteholders” shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee;
(ii)any amendment, waiver or other modification that would amend or otherwise modify Section 7.2, Section 7.3 and any Series 2010-3 Amortization Event shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee;
(iii)any amendment, waiver or other modification that would reduce the interest then payable or the principal amount of the Series 2010-3 Note (other than any such reduction in principal amount that would not immediately thereafter result in the HVF II Aggregate Group II Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group II Principal Amount) shall require the consent of each HVF II Group II Noteholder other than any HVF II Group II Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of RCFC provided to the Trustee; and
(iv)any amendment, waiver or other modification that would (A) approve the assignment or transfer by RCFC of any of its rights or obligations under any Segregated Series 2010-3 Document to which it is a party, except pursuant to the express terms hereof or thereof, or (B) release any obligor under any Segregated Series 2010-3 Document to which it is a party, except pursuant to the express terms thereof, shall require in each case the consent of the HVF II Group II Required Noteholders.
No failure or delay on the part of the Series 2010-3 Noteholder or the Trustee in exercising any power or right under this Series Supplement or any other Series 2010-3 Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Series 2010-3 Related Document with respect to such exercise.
Section 11.8.Electronic Execution.
This Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.9.Termination of Series Supplement.
(a)This Series Supplement shall cease to be of further effect when (i) the Outstanding Series 2010-3 Note theretofore authenticated and issued has been delivered to the Trustee for cancellation, and (ii) RCFC has paid all sums payable hereunder.
(b)The representations and warranties set forth in Article VIII of this Series Supplement shall survive and may not be waived for so long as the Series 2010-3 Note is Outstanding.
Section 11.10.Discharge of Indenture.
Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 11.9, no discharge of this Series Supplement pursuant to Section 10.1(b) of the Base Indenture shall be effective as to the Series 2010-3 Note without the consent of the HVF II Required Series Noteholders with respect to each HVF II Series of Group II Notes.

Section 11.11.No Bankruptcy Petition Against HVF II.
Each of the Trustee and RCFC hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the latest maturing “Note” (as defined in the HVF II Base Indenture), it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that, nothing in this Section 11.11 shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF II pursuant to this Series Supplement. In the event that RCFC or the Trustee takes action in violation of this Section 11.11, HVF II, the HVF II General Partner or its Independent Director, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by RCFC or the Trustee against HVF II or the HVF II General Partner, as the case may be, or the commencement of such action and raising the defense that RCFC or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 11.11 shall survive the termination of this Series Supplement, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by RCFC or the Trustee in the assertion or defense of its claims in any such proceeding involving HVF II, the HVF II General Partner or its Independent Director
Section 11.12.No Recourse.
The obligations of RCFC hereunder are solely the obligations of RCFC. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Series Supplement against any member, employee, officer or director of RCFC. Fees, expenses, costs or other obligations payable by RCFC hereunder shall be payable by RCFC to the extent and only to the extent that RCFC is reimbursed therefor pursuant to any of the Series 2010-3 Related Documents. In the event that RCFC is not reimbursed for such fees, expenses, costs or other obligations, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, RCFC. Nothing in this Section 11.12 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Series 2010-3 Collateral.
Section 11.13.Third Party Beneficiary.
The parties hereto hereby acknowledge and agree that the HVF II Trustee (for the benefit of the HVF II Group II Noteholders) shall be a third party beneficiary of, and shall be entitled to enforce rights and remedies under, this Series Supplement to the fullest extent permitted by law.
Section 11.14.Waiver of Jury Trial.
EACH OF RCFC AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE OR THIS SERIES SUPPLEMENT, THE SERIES 2010-3 NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.15.Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture or this Series Supplement, the Series 2010-3 Note or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture or this Series Supplement, the Series 2010-3 Note or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 12.1 of the Base Indenture (provided that, nothing in this Series Supplement shall affect the right of any such party to serve process in any other manner permitted by law).
Section 11.16.Representations and Warranties of the Series 2010-3 Noteholder. The Series 2010-3 Noteholder hereby makes the representations and warranties set forth in Annex 1 hereto.
Section 11.17. Base Indenture. For so long as no Series of Notes (other than the Series 2010-3 Notes) is Outstanding, Articles 3, 4, 5, 6, 7 (other than Section 7.26) and 8 of the Base Indenture shall be inoperative and of no force or effect.

IN WITNESS WHEREOF, RCFC and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
RENTAL CAR FINANCE CORP., as Issuer

By: __________________________________
Name:
Title:

HERTZ VEHICLE FINANCING II LP, a limited partnership, as the Series 2010-3 Noteholder

By: HVF II GP Corp., its general partner

By:___________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Securities Intermediary,

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

ANNEX 1
REPRESENTATIONS AND WARRANTIES OF THE SERIES 2010-3 NOTEHOLDER
The Series 2010-3 Noteholder represents and warrants to RCFC and the Series 2010-3 Administrator, as of the Series 2010-3 Closing Date that:

a.
it has had an opportunity to discuss RCFC’s and the Series 2010-3 Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with RCFC and the Series 2010-3 Administrator and their respective representatives;

b.
it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2010-3 Note;

c.
it is purchasing the Series 2010-3 Note for its own account, or for the account of one or more institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.
it understands that the Series 2010-3 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that RCFC is not required to register the Series 2010-3 Note, and that any transfer must comply with the provisions of the Base Indenture and Section 2.2(e) of the Series Supplement;

e.
it understands that the Series 2010-3 Note will bear the legend set out in the form of Series 2010-3 Notes attached as Exhibit A to the Series Supplement and be subject to the restrictions on transfer described in such legend;

f.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2010-3 Note;

g.	it understands that the Series 2010-3 Note may be offered, resold, pledged or otherwise transferred only:

i.	to RCFC,

ii.	in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.
in a transaction complying with or exempt from the registration requirements of the Securities Act and, in each such case, in accordance with the Base Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this clause (g), it is hereby understood and agreed by RCFC that the Series 2010-3 Note will be pledged by the Series 2010-3 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group II Indenture;

h.
if the Series 2010-3 Noteholder desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2010-3 Note as described in clause (ii) or (iv) of clause (g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of clause (g)(iv) of this Annex 1, the transferee of the Series 2010-3 Note will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2010-3 Note will not be required to accept for registration of transfer the Series 2010-3 Note acquired by it, except upon presentation of an executed letter in the form described herein; and

i.	it will obtain from any purchaser of the Series 2010-3 Note substantially the same representations and warranties contained in the foregoing paragraphs.

EXHIBIT A
TO
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

FORM OF SERIES 2010-3 VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE

FORM OF VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, SERIES 2010-3

REGISTERED	$[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS SERIES 2010-3 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2010-3 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT D TO THE SERIES 2010-3 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

RENTAL CAR FINANCE CORP.
SERIES 2010-3 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE
Rental Car Finance Corp., a special purpose corporation established under the laws of Oklahoma, (herein referenced as the “Company”), for value received, hereby promises to pay to [_], as the Series 2010-3 Noteholder, or its registered assigns, the principal sum of [_] ($[ ]) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Series 2010-3 Supplement; provided, however, that the entire unpaid principal amount of this Series 2010-3 Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Series 2010-3 Note at the Series 2010-3 Note Rate. Such interest shall be payable on each Payment Date until the principal of this Series 2010-3 Note is paid or made available for payment, to the extent funds are available from Series 2010-3 Interest Collections allocable to the Series 2010-3 Note processed from but not including the preceding Determination Date through and including the succeeding Determination Date. In addition, the Company will pay interest on this Series 2010-3 Note, to the extent funds are available from Series 2010-3 Interest Collections allocable to the Series 2010-3 Note, on the dates set forth in Section 7.3 of the Series 2010-3 Supplement. Pursuant to Sections 2.2, 2.3 and 7.2 of the Series 2010-3 Supplement, the principal amount of this Series 2010-3 Note shall be subject to Increases and Decreases on any Business Day and accordingly, such principal amount is subject to prepayment at any time. Beginning on the first Payment Date following the occurrence of a Series 2010-3 Amortization Event, subject to cure in accordance with the Series 2010-3 Supplement, the principal of this Series 2010-3 Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Series 2010-3 Supplement. Such principal of and interest on this Series 2010-3 Note shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Series 2010-3 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Series 2010-3 Supplement, all payments made by the Company with respect to this Series 2010-3 Note shall be applied first to interest due and payable on this Series 2010-3 Note as provided above and then to the unpaid principal of this Series 2010-3 Note. This Series 2010-3 Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Series 2010-3 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2010-3 Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Series 2010-3 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Series 2010-3 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November 25, 2013

RENTAL CAR FINANCE CORP.
By:     ____________________________
Name: Scott Massengill
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is a Series 2010-3 Note, a series issued under the within-mentioned Indenture.
Dated: November 25, 2013
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee
By:    _________________________________
Authorized Signatory

REVERSE OF SERIES 2010-3 NOTE

This Series 2010-3 Note is one of a duly authorized issue of Segregated Notes of the Company, designated as its Series 2010-3 Variable Funding Rental Car Asset Backed Note (herein called the “Series 2010-3 Note”), issued under (i) the Amended and Restated Base Indenture, dated as of February 14, 2007 (the Amended and Restated Base Indenture, as amended, supplemented or modified from time to time, is herein referred to as the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), and (ii) the Third Amended and Restated Series 2010-3 Supplement, dated as of November 25, 2013 (the Third Amended and Restated Series 2010-3 Supplement, as amended, supplemented or modified from time to time, is herein referred to as the “Series 2010-3 Supplement”), between the Company and the Trustee. The Base Indenture and the Series 2010-3 Supplement are referred to herein collectively as the “Indenture”. Except as set forth in the Series 2010-3 Supplement, the Series 2010-3 Note is subject to all terms of the Indenture. All terms used in this Series 2010-3 Note that are defined in the Series 2010-3 Supplement shall have the meanings assigned to them in or pursuant to the Series 2010-3 Supplement.
The Series 2010-3 Note is and will be equally and ratably secured by the Series 2010-3 Collateral pledged as security therefor as provided in the Series 2010-3 Supplement.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 26, 2013.
As described above, the entire unpaid principal amount of this Series 2010-3 Note shall be due and payable on the Legal Final Payment Date. Notwithstanding the foregoing, this Series 2010-3 Note is subject to mandatory prepayment on each Business Day, to the extent funds have been allocated to the Series 2010-3 Collection Account and are available therefor, in accordance with the Series 2010-3 Supplement. In addition, principal of this Series 2010-3 Note may be paid earlier at the election of the Company, as described in the Series 2010-3 Supplement, or if a Series 2010-3 Amortization Event with respect to the Series 2010-3 Notes shall have occurred and be continuing, in each case, as described in the Series 2010-3 Supplement. All principal payments of the Series 2010-3 Note shall be made to the Series 2010-3 Noteholder.
Payments of interest on this Series 2010-3 Note are due and payable on each Payment Date or such other date as may be specified in the Series 2010-3 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2010-3 Note, shall be made by distribution to the Holder of record of this Series 2010-3 Note on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2010-3 Note (or one or more predecessor Series 2010-3 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2010-3 Note and of any Series 2010-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

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The Company shall pay interest on overdue installments of interest at the Series 2010-3 Note Rate to the extent lawful.
As provided in the Series 2010-3 Supplement and subject to certain limitations set forth therein, the transfer of this Series 2010-3 Note may be registered on the Note Register upon surrender of this Series 2010-3 Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D to the Series 2010-3 Supplement. In exchange for any Series 2010-3 Note properly presented for transfer, the Company shall duly execute and the Trustee shall properly authenticate thereupon one or more new Series 2010-3 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Series 2010-3 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The Series 2010-3 Noteholder, by acceptance of a Series 2010-3 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2010-3 Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2010-3 Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2010-3 Note, to the extent provided for in the Series 2010-3 Supplement.
The Series 2010-3 Noteholder, by acceptance of the Series 2010-3 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2010-3 Noteholder will not, for a period of one year and one day following payment in full of the Series 2010-3 Note and each other Series of Indenture Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Indenture Notes, the Indenture or the Related Documents.
Prior to the due presentment for registration of transfer of this Series 2010-3 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2010-3 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2010-3 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and the Series 2010-3 Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Series 2010-3 Note will evidence indebtedness secured by the Series 2010-3

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Collateral. The Series 2010-3 Noteholder, by the acceptance of this Series 2010-3 Note, agrees to treat this Series 2010-3 Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Series 2010-3 Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Series 2010-3 Note. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Series 2010-3 Noteholder and upon all future Holders of this Series 2010-3 Note and of any Series 2010-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2010-3 Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Series 2010-3 Note includes any successor to the Company under the Indenture.
The Series 2010-3 Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Series 2010-3 Note and the Indenture and all matters arising out of or relating to this Series 2010-3 Note or the Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Series 2010-3 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2010-3 Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Series 2010-3 Noteholder shall only have recourse to the Series 2010-3 Collateral.

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INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2010-3 Note Rate	Interest Period (if applicable)	Notation Made By

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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Series 2010-3 Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Series 2010-3 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________
_____________________________________________1
Signature Guaranteed:
______________________________________________
Name:
Title:

____________________________
1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2010-3 Note in every particular, without alteration, enlargement or any change whatsoever.

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EXHIBIT B
TO SERIES 2010-3 SUPPLEMENT
FORM OF MONTHLY SERVICING CERTIFICATE
RENTAL CAR FINANCE CORP.

Pursuant to Section 5.1(b) of the Series 2010-3 Supplement, dated as of November 25, 2013 (the “Series 2010-3 Supplement”), by and among Rental Car Finance Corp. (“RCFC”), Deutsche Bank Trust Company Americas, as Trustee, and Hertz Vehicle Financing II LP, the undersigned _______________, ______________ of RCFC, does hereby certify to the best of his knowledge after due investigation that:

1.
Attached hereto is a true and correct copy of the monthly Noteholders’ Statement hereby delivered on or before the fourth Business Day prior to the upcoming Payment Date pursuant to Section 5.1(b) of the Series 2010-3 Supplement.

The undersigned has read the provisions of the Series 2010-3 Supplement relating to the foregoing, has made due investigation into the matters discussed herein, which investigation has enabled him to express an informed opinion on the foregoing and, in the opinion of the undersigned, those conditions or covenants contained in the Series 2010-3 Supplement which relate to the above matters have been complied with.
Capitalized terms used herein shall have the meanings set forth in the Series 2010-3 Supplement and Schedule I (Definitions List) thereto.
IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate this ___ day of _____________, _____.

_________________________
Name:
Title:

EXHIBIT C
TO
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

FORM OF ADVANCE REQUEST

RENTAL CAR FINANCE CORP.

SERIES 2010-3 VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Advance Request is delivered to you pursuant to Section 2.2 of that certain Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2010-3 Supplement”) among Rental Car Finance Corp., Hertz Vehicle Financing II LP, Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2010-3 Supplement, and if not defined therein, shall have the meaning assigned thereto in the Definition List attached to the Base Indenture as Schedule I of the Base Indenture.
The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 20___.
The undersigned hereby certifies that the Series 2010-3 Principal Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in Section 2.2(a) of the Series 2010-3 Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Advance

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requested hereby you shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.
Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
RENTAL CAR FINANCE CORP.

By:    __________________________
Name:     __________________________
Title:    __________________________

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SCHEDULE I:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
Trust & Agency Services
60 Wall Street, 16th Floor
MailStop NYC60-1625
New York, NY 10005
Attention: Irene Siegel
Fax: (212) 553-2458

HERTZ VEHICLE FINANCING II LP
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department

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EXHIBIT D
TO
FOURTH AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

FORM OF PURCHASER’S LETTER
Deutsche Bank trust Company Americas,
as Registrar
60 Wall Street
New York, NY 10005
Attention: Corporate Trust Administration-Structured Finance

Re:     Rental Car Finance Corp.,
Series 2010-3 Rental Car Asset Backed Note

Reference is made to the Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2010-3 Supplement”), among Rental Car Finance Corp., as Issuer (“RCFC”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Hertz Vehicle Financing II LP (“HVF II”) to the Amended and Restated Base Indenture, dated as of February 14, 2007 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between RCFC and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2010-3 Supplement.
In connection with a proposed purchase of certain Series 2010-3 Note from [            ] by the undersigned, the undersigned hereby represents and warrants that:
it has had an opportunity to discuss RCFC’s and the Series 2010-3 Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with RCFC and the Series 2010-3 Administrator and their respective representatives;
it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2010-3 Note;
it is purchasing the Series 2010-3 Note for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

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it understands that the Series 2010-3 Note have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that RCFC is not required to register the Series 2010-3 Note, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
it understands that the Series 2010-3 Note will bear the legend set out in the form of Series 2010-3 Note attached as Exhibit A to the Series 2010-3 Supplement and be subject to the restrictions on transfer described in such legend;
it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2010-3 Note;
it understands that the Series 2010-3 Note may be offered, resold, pledged or otherwise transferred only with RCFC’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to RCFC, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;
the transferee of the Series 2013-G1 Note will be required to deliver a certificate, as described in the Series 2013-G1 Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2010-3 Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2010-3 Note included as an exhibit to the Series 2010-3 Supplement. The undersigned understands that the registrar and transfer agent for the Series 2010-3 Note will not be required to accept for registration of transfer the Series 2010-3 Note acquired by it, except upon presentation of an executed letter in the form required by the Series 2010-3 Supplement; and
it will obtain from any purchaser of the Series 2010-3 Note substantially the same representations and warranties contained in the foregoing paragraphs.

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This certificate and the statements contained herein are made for your benefit and for the benefit of RCFC.
[            ]

By:    _____________
Name:
Title:
Dated:    ____________
cc: Rental Car Finance Corp.

SSchedule I to:
RCFC Series 2010-3 Supplement & RCFC Group VII Lease

“SCHEDULE I
“10-K Report” has the meaning specified in Section 7.5(a) of the Series 2010-3 Lease.
“10-Q Report” has the meaning specified in Section 7.5(b) of the Series 2010-3 Lease.
“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:
(a)the sum of:
(i)all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,
(ii)the Final Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iii)the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iv)all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, and
(v)the Program Vehicle Depreciation Assumption True-Up with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus
(b)the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.

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“Additional Lessee” has the meaning specified the Preamble of the Series 2010-3 Lease.
“Additional Spread Percentage” means, as of any date of determination, the greater of 1.00% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Master Servicer.
“Advance” has the meaning specified in Section 2.2(a) of the Series 2010-3 Supplement.
“Advantage Sublease” means that certain Master Motor Vehicle Operating Sublease Agreement, dated as of December 12, 2012, by and between Hertz, as lessor, and Simply Wheelz LLC, a Delaware limited liability company, d/b/a Advantage Rent A Car, as lessee.
“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliate Joinder in Lease” has the meaning specified in Section 12.1 of the Series 2010-3 Lease.
“Aggregate Group II Principal Amount” has the meaning specified in the HVF II Group II Supplement.
“Alternative Lease Lessee” means any “Lessee” under and as defined in any other Segregated Series Lease.
“Annual Series 2010-3 Noteholder Tax Statement” has the meaning specified in Section 5.2(a) of the Series 2010-3 Supplement.
“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.
“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.

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“Authorized Officer” means, as to Hertz or any of its Affiliates, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of Hertz or such Affiliate as applicable.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.
“Base Indenture” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.
“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Section 2.1(a) of the Series 2010-3 Lease: a list of the vehicles such Lessee desires to be made available by the Lessor to such Lessee for lease as “Lease Vehicles”, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Master Servicer from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Beneficiary” has the meaning specified in the Collateral Agency Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Capitalized Cost” means, as of any date of determination,
(a)with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Non-Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the lesser of (X) the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle, and (Y) the MSRP of such Lease Vehicle as of the date of such initial purchase, if known by the Master Servicer (after reasonable investigation by the Master Servicer);

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(ii)if such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle;
(iii)if such Lease Vehicle (unless such Lease Vehicle is an Inter-Group Transferred Vehicle) was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Market Value of such Lease Vehicle as of the date of such Vehicle Operating Lease Commencement Date; and
(iv)if such Lease Vehicle is an Inter-Group Transferred Vehicle and was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Legacy NBV of such Lease Vehicle; and
(b)with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(ii)if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) no Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(iii)if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle)

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if such Lease Vehicle were returned to such Manufacturer on the last day of the calendar month prior to the month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs; and
(iv)if such Lease Vehicle was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the excess of (A) the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the first day of the calendar month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs over (B) the amount of depreciation scheduled to accrue under the Series 2010-3 Manufacturer Program for such Lease Vehicle for the calendar month in which such Vehicle Operating Lease Commencement Date occurs, pro rated for the portion of such calendar month occurring from and including such first day of such calendar month to but excluding such Vehicle Operating Lease Commencement Date; and
(c)with respect to any Initial Lease Vehicle, the amount specified as the “Capitalized Cost” for such Initial Lease Vehicle identified opposite such Initial Lease Vehicle on Schedule II to the Series 2010-3 Supplement.
“Casualty” means, with respect to any Series 2010-3 Eligible Vehicle, that:
(a) such Series 2010-3 Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b) such Series 2010-3 Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Operating Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Vehicle as determined by the Master Servicer.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections.

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“Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, the Lessees, DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Collateral Agency Agreement Addendum” means the Addendum to the Second Amended and Restated Master Collateral Agency Agreement, by and among DTAG, RCFC, the Lessees and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Company Order” and “Company Request” means a written order or request signed in the name of RCFC by any one of its Authorized Officers and delivered to the Trustee.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Series 2010-3 Note is located at 60 Wall Street,16th Fl, MS NYC 60-1625 New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Series 2010-3 Noteholder and RCFC.
“Court” has the meaning specified in Section 2(b) of the Series 2010-3 Lease.
“Decrease” has the meaning specified in Section 2.4(a) of the Series 2010-3 Supplement.
“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2010-3 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:
(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided by

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(y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2010-3 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2010-3 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2010-3 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle for such date.
“Depreciation Record” has the meaning specified in Section 4.1 of the Series 2010-3 Lease.
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Date” means, with respect to any Series 2010-3 Eligible Vehicle:
(i)    if such Series 2010-3 Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Series 2010-3 Repurchase Program, the Turnback Date with respect to such Series 2010-3 Eligible Vehicle;
(ii)    if such Series 2010-3 Eligible Vehicle was subject to a Series 2010-3 Guaranteed Depreciation Program and not sold to any third party prior to the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle, the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle;
(iii)    if such Series 2010-3 Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program) the date on which the proceeds of such sale are deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account; and
(iv) if such Series 2010-3 Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Series 2010-3 Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.

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“Disposition Proceeds” means, with respect to each Series 2010-3 Non-Program Vehicle, the net proceeds from the sale or disposition of such Series 2010-3 Non-Program Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to the Series 2010-3 Lease).
“Dollar” and the symbol “$” mean the lawful currency of the United States.
“DTAG” means Dollar Thrifty Automotive Group Inc., a Delaware corporation.
“DTG” means DTG Operations, Inc., an Oklahoma corporation.
“Due Date” means, with respect to any payment due from a Series 2010-3 Manufacturer or auction dealer in respect of a Series 2010-3 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2010-3 Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Series 2010-3 Eligible Vehicle.
“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:
(a) was a Series 2010-3 Program Vehicle as of its Turnback Date,
(b) the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and
(c) the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Series 2010-3 Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Series 2010-3 Manufacturer Event of Default, as applicable).
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Series 2010-3 Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Series 2010-3 Qualified Institution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“Estimation Period” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle with respect to which the applicable depreciation charge set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle has not been recorded in the Lessor’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Series 2010-3 Program Vehicle therein, the period commencing on such Lease Vehicle’s Vehicle Operating Lease Commencement Date and terminating on the date

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such applicable depreciation charge has been recorded in the Lessor’s or its designee’s computer systems and applied to such Series 2010-3 Program Vehicle therein.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
(c)    the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group VII Exchanged Vehicles; (iv) the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time.
“Exchanged Vehicles Subject to Liabilities” has the meaning specified in the Master Exchange and Trust Agreement.

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“FDIC” means the Federal Deposit Insurance Corporation.
“Final Base Rent” has the meaning specified in Section 4.3 of the Series 2010-3 Lease.
“Financial Assets” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Financing Source” has the meaning specified in the Collateral Agency Agreement.
“Fitch” means Fitch Ratings, Inc.
“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(e)
limits such franchisee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the franchisee’s course of business);

(f)
requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(g)	prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

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(h)
contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(i)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(j)
contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(k)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(l)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of the applicable franchisee’s daily car rental business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“Grantor Supplement” has the meaning specified in the Collateral Agency Agreement.
“Group VII Assignment of Exchange Agreement” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Exchanged Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.

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“Group VII Replacement Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Vehicle” means a Series 2010-3 Eligible Vehicle.
“Guaranteed Obligations” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Guaranty” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“HERC” means Hertz Equipment Rental Corporation, a wholly owned subsidiary of Hertz.
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II Agreements” means the HVF II Group II Indenture, the HVF II Group II Series Supplements and any other agreements relating to the issuance of any HVF II Series of Group II Notes to which HVF II is a party.
“HVF II Aggregate Group II Leasing Company Note Principal Amount” means “Aggregate Group II Leasing Company Note Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Aggregate Group II Principal Amount” means “Aggregate Group II Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Amortization Event” means, with respect to any HVF II Series of Group II Notes, an “Amortization Event” as defined in the HVF II Group II Supplement or the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes.
“HVF II Base Indenture” means the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Base Indenture” shall not include any “Group Supplement” (as defined in the HVF II Base Indenture) or “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II General Partner” means HVF II GP Corp., a Delaware corporation.

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“HVF II Group II Aggregate Asset Amount Deficiency” means “Group II Aggregate Asset Amount Deficiency” as defined in the HVF II Group II Supplement.
“HVF II Group II Amortization Event” means an “Amortization Event” as defined in the HVF II Group II Supplement.
“HVF II Group II Collection Account” means the “Group II Collection Account” as defined in the HVF II Group II Supplement.
“HVF II Group II Indenture” means the HVF II Base Indenture together with the HVF II Group II Supplement.
“HVF II Group II Leasing Company Note” means “Group II Leasing Company Note” as defined in the HVF II Group II Supplement.
“HVF II Group II Liquidation Event” means any one of the events with respect to any HVF II Series of Group II Notes defined as a “Group II Liquidation Event” in the related HVF II Group II Series Supplement.
“HVF II Group II Noteholder” means “Group II Noteholder” as defined in the HVF II Group II Supplement.
“HVF II Group II Notes” means “Group II Notes” as defined in the HVF II Group II Supplement.
“HVF II Group II Rating Agency Condition” means “Rating Agency Condition” as defined in the HVF II Group II Supplement.
“HVF II Group II Required Noteholders” means “Group II Required Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Group II Series Supplement” means a supplement to the HVF II Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the HVF II Group II Supplement pursuant to which an HVF II Series of Group II Notes is issued.
“HVF II Group II Supplement” means that certain Amended and Restated HVF II Group II Supplement, dated as of June 17, 2015, by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Group II Supplement” shall not include any “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II Principal Amount” means “Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Required Series Noteholders” means “Required Series Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Requisite Group II Investors” means “Requisite Group II Investors” as defined in the HVF II Group II Supplement.

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“HVF II Series of Group II Notes” means each HVF II Series of Group II Notes issued and authenticated pursuant to the HVF II Group II Indenture and the applicable HVF II Group II Series Supplement.
“HVF II Trustee” means the “Trustee” under and as defined in the HVF II Base Indenture.
“Independent Director” has the meaning specified in the HVF II Base Indenture.
“Ineligible Vehicle” means, as of any date of determination, a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease that is not a Series 2010-3 Eligible Vehicle as of such date.
“Initial Lease Vehicle” means any Lease Vehicle identified on Schedule II to the Series 2010-3 Supplement that has not experienced a Vehicle Operating Lease Expiration Date.
“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly dollar amount), if any, for such Lease Vehicle reasonably estimated by the Lessor (or its designee) as of such date.
“Inspection Period” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Operating Lease Commencement Date, was owned by RCFC and designated on the Master Servicer’s computer systems as other than a “Group VII Vehicle”.
“Inter-Lease Reallocation Schedule” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation Effective Date” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange and Trust Agreement.
“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

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“Issuer’s Share” means with respect to the Series 2010-3 Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the outstanding principal of such Series 2010-3 Note and the denominator of which is equal to the aggregate outstanding principal amount of all HVF II Group II Leasing Company Notes, each as of such date of determination.
“Joinder” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Joinder Date” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Lease Material Adverse Effect” means, with respect to any party to the Series 2010-3 Lease and any occurrence, event or condition applicable to such party:
(i)a material adverse effect on the ability of such party to perform its obligations under the Series 2010-3 Lease, the Series 2010-3 Supplement or the Collateral Agency Agreement (solely as the Collateral Agency Agreement applies to the Series 2010-3 RCFC Segregated Vehicle Collateral granted thereunder);
(ii)a material adverse effect on the Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral;
(iii)a material adverse effect on the validity or enforceability of the Series 2010-3 Lease; or
(iv)a material adverse effect on the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Lease Vehicle Acquisition Schedule” has the meaning specified in Section 2.1(c) of the Series 2010-3 Lease.
“Lease Vehicle Buyout Price” has the meaning specified in Section 2.3 of the Series 2010-3 Lease.
“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Section 2.1(d) of the Series 2010-3 Lease and (ii) as of such date the Vehicle Operating Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Operating Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VOLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a “Lease Vehicle” (notwithstanding the

15

occurrence of such Vehicle Operating Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VOLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Operating Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.
“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the excess of (a) the “Net Book Value” (as defined in the Base Indenture) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date over (b) the sum of all Depreciation Charges (as defined in the Base Indenture) that accrued with respect to such Inter-Group Transferred Vehicle during the period (x) commencing on the later of the first day of the calendar month in which its Vehicle Operating Lease Commencement Date occurred and its “Vehicle Lease Commencement Date” (as defined in the Base Indenture and with respect to the lease pursuant to which such Lease Vehicle was leased by RCFC immediately prior to its Vehicle Operating Lease Commencement Date) and (y) ending on and including the day immediately preceding its Vehicle Operating Lease Commencement Date.
“Legal Final Payment Date” shall be the one (1) year anniversary of the Series 2010-3 Commitment Termination Date.
“Lessee” means each of DTG, Hertz and each Additional Lessee, in each case in its capacity as a lessee under the Series 2010-3 Lease.
“Lessee Grantor Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“Lessee Resignation Notice” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessee Resignation Notice Effective Date” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessor” means RCFC, in its capacity as the lessor under the Series 2010-3 Lease.
“LIBOR Rate” means, with respect to amounts due and unpaid under the Series 2010-3 Lease, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) as the rate for dollar deposits with a one-month maturity that is effective on the date that such amounts are due and unpaid under the Series 2010-3 Lease.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage,

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lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Lease Vehicle that is being rented (as of such date) to any third-party customer of any Lessee, which interest or right secures payment or performance of any obligation of such third-party customer.
“Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.
“Market Value” means, with respect to each Series 2010-3 Eligible Vehicle, as of any date of determination during a calendar month:

(a)	if the Market Value Procedures with respect to such Series 2010-3 Eligible Vehicle have been completed for such month as of such date, then

(i)	the Monthly NADA Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures;

(ii)
if, pursuant to the Market Value Procedures, no Monthly NADA Mark for such Series 2010-3 Eligible Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and

(iii)
if, pursuant to the Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Series 2010-3 Eligible Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Market Value Procedures or (B) such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination; and

(b)	until the Market Value Procedures have been completed for such calendar month:

(i)
if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and

(ii)	if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the

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Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination.
“Market Value Procedures” means, with respect to each calendar month and a Series 2010-3 Non-Program Vehicle that experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month and with respect to a Series 2010-3 Program Vehicle for which a Market Value is required to be known during such calendar month pursuant to the Series 2010-3 Related Documents, on or prior to the Determination Date for such calendar month:

(a)	RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly NADA Mark for each such Series 2010-3 Eligible Vehicle, and

(b)
if no Monthly NADA Mark was obtained for any such Series 2010-3 Eligible Vehicle described in clause (a) above upon such attempt, then RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Series 2010-3 Eligible Vehicle.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Collateral Agency Agreement.
“Master Collateral Account” has the meaning specified in the Collateral Agency Agreement.
“Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“Master Servicer” means DTAG.
“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.
“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the Series 2010-3 Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Series 2010-3 Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Series 2010-3 Manufacturer Program, (ii) the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all other applicable requirements for return (including the return) of such Lease Vehicles under such Series 2010-3 Manufacturer Program have been complied with.

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“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the date determined based on the terms of the related Series 2010-3 Manufacturer Program, assuming compliance with all of the applicable requirements of such Series 2010-3 Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Series 2010-3 Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Series 2010-3 Manufacturer Program is first reduced by the passage of time.
“Monthly Base Rent” has the meaning specified in Section 4.2 of the Series 2010-3 Lease.
“Monthly Blackbook Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date Black Book obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for of such model class and model year), as quoted in the Blackbook Guide most recently available as of such date.
“Monthly Casualty Report” has the meaning specified in Section 4.6 of the Series 2010-3 Lease.
“Monthly NADA Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date NADA obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for such model class and model year), as quoted in the NADA Guide most recently available as of such date.
“Monthly Variable Rent” has the meaning specified in Section 4.5 of the Series 2010-3 Lease.
“Monthly Servicing Fee” has the meaning specified in Section 6.4 of the Series 2010-3 Lease.
“Moody’s” means Moody’s Investors Service.
“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Master Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.
“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, [Eastern Edition].

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“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the excess (if any) of (i) the Capitalized Cost of such Lease Vehicle over (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date.
“New York UCC” means the UCC in effect in the State of New York.
“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
limits such sublessee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the sublessee’s course of business);

(e)
requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(f)	prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(g)
contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(h)	allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such

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subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(i)
contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(j)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(k)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of such Person’s daily car rental business.
“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Series 2010-3 Non-Program Vehicle as of its Vehicle Operating Lease Expiration Date, (b) the Vehicle Operating Lease Expiration Date for which occurred during the Related Month with respect to such Payment Date, (c) the Vehicle Operating Lease Expiration Date for which did not occur due to a sale by RCFC pursuant to the Series 2010-3 Lease, and (d) that did not become a Casualty, an Ineligible Vehicle or a Reallocated Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Series 2010-3 Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Series 2010-3 Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.
“Nonconforming Lease Vehicle” means any vehicle made available for lease by the Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.
“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
“Note Register” means the register of the Series 2010-3 Note maintained by the Registrar.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.
“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.

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“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to Hertz or any Affiliate thereof. For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.
“Organizational Documents” means with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable of governing such Person or any of its property.
“Other Segregated Noteholder” means the Person in whose name a Note from a Series of Notes other than the Series 2010-3 Note is registered in the Note Register.
“Other Segregated Series of Notes” means all Series of Notes other than the Series 2010-3 Note.
“Outstanding” means with respect to the Series 2010-3 Note, the Series 2010-3 Notes theretofore authenticated and delivered under the Base Indenture and the Series 2010-3 Supplement.
“Past Due Amounts” means, with respect to any Series 2010-3 Manufacturer, the amount that such Series 2010-3 Manufacturer shall have failed to pay when due under such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program with respect to a Series 2010-3 Eligible Vehicle turned in to such Series 2010-3 Manufacturer with respect to which such failure shall have continued for more than one hundred twenty (120) days following the Due Date.
“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.
“Permitted Lessee” has the meaning specified in Section 12 of the Series 2010-3 Lease.
“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement.

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“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Equity Secured Party with respect to any of the SPV Issuer Equity.
“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.
“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pre-VOLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle and was not, prior to such Vehicle Operating Lease Commencement Date, leased by RCFC or any Affiliate thereof to Hertz or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Series 2010-3 Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Operating Lease Commencement Date over (ii) all payments in respect of clause (i) made by the Lessee to the Lessor pursuant to Section 4.7.1 of the Series 2010-3 Lease or Section 4.9 of the Series 2010-3 Lease on or prior to such date and (b) any other Lease Vehicle, zero.
“Principal Amount” means, with respect to the Series 2010-3 Note, the “Series 2010-3 Principal Amount”.
“Program Vehicle” means a Series 2010-3 Program Vehicle.
“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:
(i) any Lease Vehicle (x) that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:

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(a) an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Series 2010-3 Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Master Servicer during such period; minus
(b) the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and
(ii) any other Lease Vehicle, zero.
“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Series 2010-3 Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle, if any.
“QI Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.
“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.
“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.
“Rating Agency” means, with respect to any HVF II Series of Group II Notes, any “Rating Agency” as defined in the applicable HVF II Group II Series Supplement.
“Rating Agency Condition” means all Series-Specific Rating Agency Conditions.
“RCFC Additional Subsidies” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Collateral” means all Collateral and RCFC Master Collateral.
“RCFC Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchanged Vehicles” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchange Proceeds” has the meaning specified in the Master Exchange and Trust Agreement.

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“RCFC Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“RCFC Master Collateral Vehicles” has the meaning specified in the Collateral Agency Agreement.
“RCFC Replacement Property Agreement” has the meaning specified in the Master Exchange and Trust Agreement.
“Reallocating Lessee” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Reallocated Vehicle” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Redesignation to Non-Program Amount” has the meaning specified in Section 2.5(e) of the Series 2010-3 Lease.
“Redesignation to Program Amount” has the meaning specified in Section 2.5(f) of the Series 2010-3 Lease.
“Rejection Date” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Rejected Vehicle” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month and (ii) with respect to any other date, the calendar month in which such date occurs; provided, however, that with respect to the preceding clause (i), the initial Related Month shall be the period from and including the Series 2010-3 Closing Date to and including the last day of the calendar month in which the Series 2010-3 Closing Date occurs.
“Relinquished Property Rights” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Rent” means Base Rent and Monthly Variable Rent, collectively.
“Reportable Event” has the meaning specified in Title IV of ERISA.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;

25

(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Equity Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:
(a) prior to the date that is one year and one day after the payment in full of all of the Series 2010-3 Note Obligations,
(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against RCFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce

26

any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of RCFC and
(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that RCFC be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of RCFC as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to RCFC, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by RCFC to any Person as other than a “true lease”;
(b) upon the transfer by Hertz or any of its Subsidiaries (other than RCFC or any other special purpose subsidiary of Hertz) of securitization assets to RCFC or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);
(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause RCFC to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Series 2010-3 Related Document or to be unable to make any representation in any such document;
(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by RCFC other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by RCFC from lawful

27

sources and in accordance with the Series 2010-3 Related Documents and the rights of a member of RCFC; and
(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from S&P.
“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person

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or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.
“Resigning Lessee” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission.
“Securities Intermediary” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Segregated Series Lease” means any lease relating to a Segregated Series of Notes, between RCFC, as lessor thereunder, and Hertz, as lessee and as master servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.
“Segregated Series 2010-3 Documents” means each Series 2010-3 Related Document relating solely to the Series 2010-3 Note or the Series 2010-3 Collateral.
“Series 2010-3 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the Series 2010-3 Restatement Effective Date, by and among the Series 2010-3 Administrator, RCFC and the Trustee.
“Series 2010-3 Administrator” means Hertz, in its capacity as the administrator under the Series 2010-3 Administration Agreement.
“Series 2010-3 Administrator Default” means any of the events described in Section 9(b) of the Series 2010-3 Administration Agreement.
“Series 2010-3 Advance Rate” means 95%.
“Series 2010-3 Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:
(i)    the aggregate Net Book Value of all Series 2010-3 Eligible Vehicles as of such date;
(ii)    the aggregate amount of all Series 2010-3 Manufacturer Receivables as of such date;
(iii)    the Series 2010-3 Cash Amount as of such date; and
(iv)    the Series 2010-3 Due and Unpaid Lease Payment Amount as of such date.

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“Series 2010-3 Amortization Events” has the meaning specified in Section 10.1 of the Series 2010-3 Supplement.
“Series 2010-3 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2010-3 Principal Amount as of such date divided by the Series 2010-3 Advance Rate.
“Series 2010-3 Backstop Date” means, with respect to any Series 2010-3 Program Vehicle subject to a Series 2010-3 Guaranteed Depreciation Program that has been turned back under such Series 2010-3 Guaranteed Depreciation Program, the date on which the Series 2010-3 Manufacturer of such Series 2010-3 Program Vehicle is obligated to purchase such Series 2010-3 Program Vehicle in accordance with the terms of such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Carrying Charges” means, for any Payment Date, without duplication, the sum of:

(a)
without duplication of any amounts specified in clauses (b) through (f) below, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with the Master Exchange and Trust Agreement, if any, accrued and unpaid by RCFC under the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month,

(b)	the Monthly Servicing Fee payable by RCFC to the Master Servicer pursuant to the Series 2010-3 Lease on such Payment Date,

(c)	all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the issuance of the Series 2010-3 Note,

(d)	all fees, expenses and other amounts payable by RCFC under the Segregated Series 2010-3 Documents,

(e)
the product of (i) all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents (other than any Related Documents relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) and (ii) the Series 2010-3 Percentage, and

(f)	any accrued Series 2010-3 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).
“Series 2010-3 Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to the Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.
“Series 2010-3 Closing Date” means November 25, 2013.

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“Series 2010-3 Collateral” means the Series 2010-3 RCFC Segregated Vehicle Collateral and the Series 2010-3 Indenture Collateral.
“Series 2010-3 Collateral Agreements” means, the Series 2010-3 Lease, the Series 2010-3 Supplemental Documents, the Series 2010-3 Administration Agreement, RCFC’s Organizational Documents, the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Collections” means all payments on or in respect of the Series 2010-3 Collateral.
“Series 2010-3 Collection Account” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Collection Account Collateral” has the meaning specified in Section 4.1(a)(ii) of the Series 2010-3 Supplement.
“Series 2010-3 Commitment Termination Date” means November 25, 2043 or such other date as the parties hereto may agree in writing.
“Series 2010-3 Daily Collection Report” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Daily Interest Amount” means, for any day in a Series 2010-3 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2010-3 Note Rate for such Series 2010-3 Interest Period and (ii) the Series 2010-3 Principal Amount as of the close of business on such date divided by (b) 30.
“Series 2010-3 Deficiency Amount” has the meaning specified in Section 7.2 of the Series 2010-3 Supplement.
“Series 2010-3 Deposit Date” has the meaning specified in Section 7.1 of the Series 2010-3 Supplement.
“Series 2010-3 Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of all amounts known by the Master Servicer to be due and payable by the Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Series 2010-3 Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Lessees to RCFC pursuant to Section 4.7 of the Series 2010-3 Lease.
“Series 2010-3 Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease:

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(i)    that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;
(ii)    the Certificate of Title for which is in the name of RCFC (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);
(iii)    that is owned by RCFC free and clear of all Liens (other than Series 2010-3 Permitted Liens); and
(iv)    that is designated on the Master Servicer’s computer systems as a “Group VII Vehicle” in accordance with the Collateral Agency Agreement.
“Series 2010-3 Excess Damage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price by the Manufacturer of such Series 2010-3 Eligible Vehicle due to:
(a)    damage over a prescribed limit,
(b)    if applicable, damage not subject to a prescribed limit, and
(c)    missing equipment,
in each case, with respect to such Series 2010-3 Eligible Vehicle at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent under the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excess Mileage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price, by the Manufacturer of such Series 2010-3 Eligible Vehicle due to the fact that such Series 2010-3 Eligible Vehicle has mileage over a prescribed limit at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent pursuant to the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excluded Payments” means
(a)    all incentive payments payable by a Manufacturer to purchase Series 2010-3 Eligible Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2010-3 Program Vehicles outside of the related Series 2010-3 Manufacturer Program),
(b)    all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles,
(c)    all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2010-3 Eligible Vehicle is paid;

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(d)    all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of RCFC on the Series 2010-3 Eligible Vehicles; and
(e)    all amounts payable by a Manufacturer in connection with marketing assistance related to any Series 2010-3 Program Vehicle.
“Series 2010-3 Financing Source and Beneficiary Supplement” means the Amended and Restated Financing Source and Beneficiary Supplement to the Collateral Agency Agreement, dated as of November 25, 2013, by and among RCFC, DTG Operations, the HVF II Trustee, the Trustee and the Master Collateral Agent.
“Series 2010-3 General Intangibles Collateral” means RCFC’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Sections 4.1(i) and (v) of the Series 2010-3 Supplement.
“Series 2010-3 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to:
(a)    facilitate the sale of Series 2010-3 Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period (or, if not sold during such period, repurchase such Series 2010-3 Eligible Vehicles); and
(b)    pay the excess, if any, of the guaranteed payment amount (for the avoidance of doubt, net of any applicable excess mileage or excess damage charges) with respect to any such Series 2010-3 Eligible Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the proceeds realized from such sale as calculated in accordance with such guaranteed depreciation program.
“Series 2010-3 Indenture Collateral” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Initial Principal Amount” means the aggregate initial principal amount of the Series 2010-3 Note, which is $478,000,000.00.
“Series 2010-3 Interest Collections” means on any date of determination all Series 2010-3 Collections which represent payments of Monthly Variable Rent under the Series 2010-3 Lease plus any amounts earned on Series 2010-3 Permitted Investments in the Series 2010-3 Collection Account that are available for distribution on such date.
“Series 2010-3 Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2010-3 Interest Period shall commence on and include the Series 2010-3 Closing Date and end on and include December 15, 2013.

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“Series 2010-3 Lease” means the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015, between RCFC, as lessor thereunder, each Lessee, DTG, as servicer, Hertz, as guarantor, and DTAG, as Master Servicer.
“Series 2010-3 Lease Payment Default” means the occurrence of any event described in Section 9.1.1 of the Series 2010-3 Lease.
“Series 2010-3 Manufacturer” means each Person that has manufactured a Series 2010-3 Eligible Vehicle.
“Series 2010-3 Manufacturer Event of Default” means with respect to any Series 2010-3 Manufacturer:
(i) there shall be Past Due Amounts owing to RCFC or the Intermediary with respect to such Series 2010-3 Manufacturer in an amount equal to or greater than $50,000,000, which amount shall be calculated net of Past Due Amounts (not to exceed $50,000,000 in the aggregate) (A) that are the subject of a good faith dispute as evidenced in writing by RCFC or the Series 2010-3 Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Series 2010-3 Eligible Vehicles tendered for repurchase under a Series 2010-3 Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Series 2010-3 Manufacturer generally of its obligations under such Series 2010-3 Manufacturer Program or the assertion by such Series 2010-3 Manufacturer of the invalidity or unenforceability as against it of such Series 2010-3 Manufacturer Program) and (B) with respect to which RCFC has provided adequate reserves as reasonably determined by such Person;
(ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Series 2010-3 Manufacturer; provided that, a Series 2010-3 Manufacturer Event of Default that occurs pursuant to this clause (ii) shall be deemed to no longer be continuing on and after the date such Series 2010-3 Manufacturer assumes its Series 2010-3 Manufacturer Program in accordance with the Bankruptcy Code; or
(iii) the termination of such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program or the failure of such Series 2010-3 Manufacturer’s Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program to qualify as a Series 2010-3 Manufacturer Program.
“Series 2010-3 Manufacturer Program” means at any time any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program that is in full force and effect with a Series 2010-3 Manufacturer and that, in any such case, satisfies the Series 2010-3 Required Contractual Criteria.
“Series 2010-3 Manufacturer Receivable” means any amount payable to RCFC or the Intermediary by a Series 2010-3 Manufacturer in respect of or in connection with the disposition of a Series 2010-3 Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Series 2010-3 Collateral.

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“Series 2010-3 Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Series 2010-3 Related Document:
(i)    a material adverse effect on the ability of RCFC or any Affiliate of RCFC that is a party to any of the Series 2010-3 Related Documents to perform its obligations under such Series 2010-3 Related Documents;
(ii)    a material adverse effect on RCFC’s ownership interest or beneficial ownership interest, as applicable, in the Series 2010-3 Collateral or on the ability of RCFC to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral; or
(iii)    a material adverse effect on (A) the validity or enforceability of any Series 2010-3 Related Document or (B) the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Master Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any such priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Series 2010-3 Maximum Principal Amount” means, $5,000,000,000.00, as such amount may be increased or reduced from time to time pursuant to a written agreement between RCFC and HVF II; provided that, no reduction shall cause the Series 2010-3 Maximum Principal Amount to be less than (i) the Series 2010-3 Principal Amount or (ii) the Aggregate Group II Principal Amount.
“Series 2010-3 Monthly Administration Fee” means, with respect to any Payment Date, the fee payable to the Series 2010-3 Administrator on such Payment Date as compensation for the performance of the Series 2010-3 Administrator’s obligations under the Series 2010-3 Administration Agreement.
“Series 2010-3 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2010-3 Daily Interest Amount for each day in the related Series 2010-3 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-3 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2010-3 Note Rate).
“Series 2010-3 Monthly Servicing Certificate” has the meaning specified in Section 5.1(b) of the Series 2010-3 Supplement.
“Series 2010-3 Non-Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is not a Series 2010-3 Program Vehicle as of such date.
“Series 2010-3 Note” means the Series 2010-3 Variable Funding Rental Car Asset Backed Note, executed by RCFC and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

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“Series 2010-3 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by RCFC on the Series 2010-3 Note and all costs, fees and expenses payable by, or obligations of, RCFC under the Series 2010-3 Supplement and/or the Series 2010-3 Related Documents (other than any portions thereof relating solely to any Series of Notes other than the Series 2010-3 Note).
“Series 2010-3 Note Rate” means, with respect to any Series 2010-3 Interest Period, the monthly interest rate equal to the sum of:
(a)    1/12 of the Additional Spread Percentage as of the first day of such Series 2010-3 Interest Period and
(b)    percentage equivalent of a fraction,
(x)    the numerator of which is equal to the product of:
(A)    the sum of:
(1)    the aggregate amount of interest payable by HVF II on any HVF II Series of Group II Notes in respect of such Series 2010-3 Interest Period on the next succeeding Payment Date (excluding any amounts previously paid pursuant to Section 7.3) of the Series 2010-3 Supplement,
(2)    all unpaid fees, costs, expenses and indemnities payable by HVF II on or prior to such Payment Date pursuant to the HVF II Group II Notes in respect of all HVF II Series of Group II Notes and any of the other HVF II Agreements (including any amounts payable by HVF II to any Person providing credit enhancement for any HVF II Series of Group II Notes),
(3)    all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of the HVF II Group II Indenture as it relates to any HVF II Series of HVF II Group II Notes and any of the other HVF II Agreements on or prior to such Payment Date, and
(4)    all other operating expenses of HVF II (including any management fees) allocable to all HVF II Series of Group II Notes, including all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of any “Group II Related Document” or “Group II Series Related

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Document”, in each case, as defined under the HVF II Group II Indenture prior to such Payment Date; and
(B) the Issuer’s Share as of the first day of such Series 2010-3 Interest Period; and
(y)    the denominator of which is equal to the average daily Series 2010-3 Principal Amount during such Series 2010-3 Interest Period; provided, however, that the Series 2010-3 Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2010-3 Note Repurchase Amount” means, as of any Series 2010-3 Repurchase Date,
(i)    an amount equal to the Series 2010-3 Principal Amount (determined after giving effect to any payments of principal of and interest on the Series 2010-3 Note on such Series 2010-3 Repurchase Date), plus
(ii)    without duplication, any other amounts then due and payable to the holders of such Series 2010-3 Note.
“Series 2010-3 Note Repurchase Date” has the meaning specified in Section 11.1 of the Series 2010-3 Supplement.
“Series 2010-3 Noteholder” means the Person in whose name a Series 2010-3 Note is registered in the Note Register.
“Series 2010-3 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2010-3 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.
“Series 2010-3 Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:

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(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, subject to the satisfaction of the Series-Specific Rating Agency Condition with respect to the inclusion of such instruments or securities.
“Series 2010-3 Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or

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are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Series 2010-3 Supplement and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement with respect to the Series 2010-3 RCFC Segregated Vehicle Collateral.
“Series 2010-3 Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Amortization Event.
“Series 2010-3 Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Operating Lease Event of Default.
“Series 2010-3 Principal Amount” means, when used with respect to any date, an amount equal to without duplication, (a) the Series 2010-3 Initial Principal Amount minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2010-3 Noteholder on or prior to such date plus (c) the amount of all Advances pursuant to Section 2.1(a) of the Series 2010-3 Supplement on or prior to such date; provided that, at no time may the Series 2010-3 Principal Amount exceed the Series 2010-3 Maximum Principal Amount.
“Series 2010-3 Principal Collections” means any Series 2010-3 Collections other than Series 2010-3 Interest Collections.
“Series 2010-3 Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is (i) eligible under, and subject to, a Series 2010-3 Manufacturer Program as of such date and (ii) not designated as a Series 2010-3 Non-Program Vehicle pursuant to the Series 2010-3 Lease as of such date.
“Series 2010-3 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).
“Series 2010-3 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating from at least two of S&P, Moody’s, Fitch and DBRS of not less than: (A) in the case of S&P,

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“BBB-”, (B) in the case of Moody’s, “Baa3”, (C) in the case of Fitch, “BBB-” and (D) in the case of DBRS, “BBB(L)”.
“Series 2010-3 RCFC Segregated Vehicle Collateral” means the Group VII Master Collateral.
“Series 2010-3 Related Documents” means, collectively, the Base Indenture, Series 2010-3 Supplement, the Series 2010-3 Note, the Series 2010-3 Lease, the Collateral Agency Agreement, RCFC’s Organizational Documents, the Series 2010-3 Administration Agreement, any other agreements relating to the issuance or the purchase of the Series 2010-3 Note, the Series 2010-3 Supplemental Documents and the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Repurchase Price” with respect to any Series 2010-3 Program Vehicle:
(i) subject to a Series 2010-3 Repurchase Program, means the gross price paid or payable by the Manufacturer thereof to repurchase such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Repurchase Program; and
(ii) subject to a Series 2010-3 Guaranteed Depreciation Program, means the gross amount that the Manufacturer thereof guarantees will be paid to the owner of such Series 2010-3 Program Vehicle upon the disposition of such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to a third party) Series 2010-3 Eligible Vehicles manufactured by such Manufacturer or one or more of its Affiliates during a specified period.
“Series 2010-3 Required Contractual Criteria” means, with respect to any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Series 2010-3 Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Series 2010-3 Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Series 2010-3 Eligible Vehicle prior to the date that such Series 2010-3 Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Series 2010-3 Repurchase Program, minus Series 2010-3 Excess Mileage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Series 2010-3 Excess Damage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Early Program Return Payment Amounts with respect to such Series 2010-3 Eligible Vehicle,

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(iii) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Series 2010-3 Eligible Vehicle subject thereto after the purchase of such Series 2010-3 Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to RCFC and the Master Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Series 2010-3 Required Noteholders” means, with respect to the Series 2010-3 Note, Series 2010-3 Noteholders holding in excess of 50% of the aggregate Series 2010-3 Principal Amount of the Series 2010-3 Note. The Series 2010-3 Required Noteholders shall be the “Required Noteholders” (as defined in the Base Indenture) with respect to the Series 2010-3 Notes.
“Series 2010-3 Restatement Effective Date” means June 17, 2015.
“Series 2010-3 Supplement” means the Series Supplement.
“Series 2010-3 Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to the Series 2010-3 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Series 2010-3 Collateral.
“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable series supplement (for the avoidance of doubt, excluding any Segregated Series of Notes).
“Series-Specific Collateral” means collateral that is to be solely for the benefit of the Segregated Noteholders of such Segregated Series of Notes.
“Series-Specific Rating Agency Condition” means, with respect to each HVF II Series of Group II Notes, each “Rating Agency Condition” as defined in the applicable HVF II Group II Series Supplement.
“Series Supplement” has the meaning specified in the Preamble to the Series 2010-3 Supplement.
“Servicer” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Servicer Default” has the meaning specified in Section 9.6 of the Series 2010-3 Lease.
“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:

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(a)taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behavior that the Master Servicer or its Affiliates would undertake were the Master Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the Lessor;
with respect to the Lessor or any Lessee, would enable the Master Servicer to cause the Lessor or such Lessee to comply in all material respects with all the duties and obligations of the Lessor or such Lessee, as applicable, under the Series 2010-3 Lease; and
with respect to the Lessor or any Lessee, causes the Master Servicer, the Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor.
“Special Term” means, with respect to any Lease Vehicle titled in any state or commonwealth set forth below, the period specified in the table below opposite such state or commonwealth:

Jurisdiction of Title	Special Term
State of Illinois	One (1) year
State of Iowa	eleven (11) months
State of Maine	eleven (11) months
State of Maryland	180 days
Commonwealth of Massachusetts	eleven (11) months
State of Nebraska	thirty (30) days
State of South Dakota	twenty-eight (28) days
State of Texas	181 days
State of Vermont	eleven (11) months
Commonwealth of Virginia	eleven (11) months
State of West Virginia	thirty (30) days

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“SPV Issuer Equity” has the meaning specified in Section 8.12 of the Series 2010-3 Supplement.
“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.
“Term” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Transferee Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Transferor Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Trustee” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Turnback Date” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2010-3 Manufacturer Program.
“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VII Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the account of RCFC in accordance with the terms of the Master Exchange and Trust Agreement.
“Vehicle” means a passenger automobile, van or light-duty truck
“Vehicle Funding Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease.
“Vehicle Term” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease or Section 3.1(c) of the Series 2010-3 Lease, as applicable.
“VIN” means, with respect to a Lease Vehicle, such Lease Vehicle’s vehicle identification number.

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44

EXHIBIT D

EXECUTION VERSION

_________________________________________________________________________
THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
(Group VII)
Dated as of June 17, 2015
among
RENTAL CAR FINANCE CORP.
as Lessor,
DTG OPERATIONS INC.,
as a Lessee and Servicer,
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
as Master Servicer,
THE HERTZ CORPORATION,
as Lessee and Guarantor
and
those Permitted Lessees from time to time becoming Lessees hereunder

i

(continued)

ii

(continued)

	Page

13.4.	Liens	34
14	NON-LIABILITY OF LESSOR	34
15	NO PETITION	35
16	SUBMISSION TO JURISDICTION	35
17	GOVERNING LAW	35
18	JURY TRIAL	35
19	NOTICES	36
20	ENTIRE AGREEMENT	36
21	MODIFICATION AND SEVERABILITY	37
22	SURVIVABILITY	37
23	HEADINGS	37
24	EXECUTION IN COUNTERPARTS	37
25	ELECTRONIC EXECUTION	37
26	LESSEE TERMINATION AND RESIGNATION	37
27	THIRD-PARTY BENEFICIARIES	38
Annex A--Form of Affiliate Joinder

Exhibit A	Form of Lease Resignation Notice

iii

THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
(Group VII)
This Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII) (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”), dated as of June 17, 2015, by and among:
Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), as lessor (in such capacity, the “Lessor”);
DTG OPERATIONS, INC., an Oklahoma corporation (“DTG”), as a lessee and servicer (in such capacity, the “Servicer”);
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), as master servicer (in such capacity, the “Master Servicer”);
THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), as guarantor; and
those various Permitted Lessees (as defined herein) from time to time becoming Lessees hereunder pursuant to Section 12 hereof (each, an “Additional Lessee”), as lessees (Hertz, DTG and the Additional Lessees, in their capacities as lessees, each a “Lessee” and, collectively, the “Lessees”).
RECITALS
WHEREAS, the Lessor, entered into the Second Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of November 25, 2013 (the “Prior Group VII Lease”) among DTG Operations, as Lessee and Servicer, and DTAG, as Master Servicer, and Hertz, as Guarantor;
WHEREAS, Section 21 of the Prior Group VII Lease permits the Lessor, each Lessee and the Master Servicer to amend the Prior Group VII Lease subject to certain conditions set forth therein;
WHEREAS, the Lessor, each Lessee and the Master Servicer, in accordance with Section 21 of the Prior Group VII Lease desire to amend and restate the Prior Group VII Lease in its entirety as set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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AGREEMENT
1.DEFINITIONS AND CONSTRUCTION
1.1Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Series 2010-3 Supplement.
1.2Construction. In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)the singular includes the plural and vice versa;
(b)references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)reference to any gender includes the other gender;
(e)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;
(i)as used in this Agreement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise;
(j)as used in this Agreement, the term (and each defined term including the term) “rental”, when used in the context of customer rentals, daily car rental businesses, normal daily rental operations and daily motor vehicle rental industries is intended by each party hereto to include car sharing businesses, operations and platforms; and

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(k)unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.
2.NATURE OF AGREEMENT. (a) Each Lessee and the Lessor intend that this Agreement is a lease and that the relationship between the Lessor and such Lessee pursuant hereto shall always be only that of lessor and lessee, and each Lessee hereby declares, acknowledges and agrees that the Lessor is the owner of the Lease Vehicles, and legal title to the Lease Vehicles is held by the Lessor. No Lessee shall acquire by virtue of this Agreement any right, equity, title or interest in or to any Lease Vehicles, except the leasehold interest and option to purchase established by this Agreement. The parties agree that this Agreement is a “true lease” and agree to treat the leasehold interest established by this Agreement as a lease for all purposes, including accounting, regulatory and otherwise, except it will be disregarded for tax purposes to the extent the Lessor and one or more Lessees are treated as the same taxpayer under the Code or under applicable state tax laws.
(b)GRANT OF SECURITY INTEREST. If, notwithstanding the intent of the parties to this Agreement, the leasehold interest established by this Agreement is deemed by any court, tribunal, arbitrator or other adjudicative authority (each, a “Court”) in any proceeding, including any proceeding under any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar law affecting creditors’ rights to constitute a financing arrangement or otherwise not to constitute a “true lease” with respect to the Lease Vehicles, then it is the intention of the parties that this Agreement together with the Collateral Agency Agreement, as such agreements apply to the Lease Vehicles, shall constitute a security agreement under applicable law (and such Lease Vehicles shall be deemed to be Lessee Grantor Master Collateral).  Each Lessee hereby acknowledges that it has granted to the Collateral Agent, pursuant to the Collateral Agency Agreement, for the benefit of the Trustee, a first priority security interest in all of such Lessee’s right, title and interest in and to its Lessee Grantor Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of such Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof).
2.1.Lease of Vehicles.
(a)Agreement to Lease. From time to time, subject to the terms and provisions hereof (including satisfaction of the conditions precedent set forth in Section 2.1(b)), the Lessor agrees to lease to each Lessee, and each Lessee agrees to lease from the Lessor those certain Lease Vehicles identified on Lease Vehicle Acquisition Schedules and Intra-Lease Lessee Transfer Schedules produced from time to time by or on behalf of such Lessee pursuant to Sections 2.1(c) and 2.2(b), respectively.

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(b)Conditions Precedent to Lease of Leased Vehicles. The agreement of the Lessor to commence leasing any Lease Vehicle to any Lessee hereunder is subject to the following conditions precedent being satisfied on or prior to the Vehicle Operating Lease Commencement Date for such Lease Vehicle:
(i)No Default. No Series 2010-3 Operating Lease Event of Default shall have occurred and be continuing on the Vehicle Operating Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder, and no Series 2010-3 Potential Operating Lease Event of Default with respect to any event or condition specified in Section 9.1.1, Section 9.1.5 or Section 9.1.8 shall have occurred and be continuing on the Vehicle Operating Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder;
(ii)Funding. RCFC shall have sufficient available funds constituting Series 2010-3 Collateral available under the Series 2010-3 Supplement or otherwise to purchase such Lease Vehicle;
(iii)Representations and Warranties. The representations and warranties contained in Section 7 are true and correct in all material respects (unless any such representation or warranty contains a materiality limitation by its terms, in which case such representation or warranty shall be true and correct) as of such date (unless any such representation or warranty by its terms makes reference to a specific date, in which case, such representation or warranty shall be true and correct for such specific date); and
(iv)Eligible Vehicle. Such Lease Vehicle is a Series 2010-3 Eligible Vehicle.
(c)Lease Vehicle Acquisition Schedules. From time to time, each Lessee shall deliver or cause to be delivered to the Lessor one or more schedules identifying the vehicles such Lessee desires to lease from the Lessor hereunder, which schedules shall include the Basic Lease Vehicle Information (each such schedule, a “Lease Vehicle Acquisition Schedule”). Each Lessee hereby agrees that each such delivery of a Lease Vehicle Acquisition Schedule shall be deemed hereunder to constitute a representation and warranty by such Lessee, to and in favor of the Lessor, that each condition precedent to the leasing of the Lease Vehicles identified in such Lease Vehicle Acquisition Schedule has been or will be satisfied as of the date of such delivery.
(d)Lease Vehicle Acceptance or Nonconforming Lease Vehicle Rejection. With respect to any vehicle identified on a Lease Vehicle Acquisition Schedule and made available for lease by the Lessor to any Lessee, such Lessee shall have the right to inspect such vehicle within five (5) calendar days of receipt (the “Inspection Period”) of such vehicle and either accept or, if such vehicle is a Nonconforming Lease Vehicle, reject such vehicle; provided that, such Lessee shall be deemed to have accepted such vehicle as a Lease Vehicle unless it has notified the Lessor in writing that such vehicle is a Nonconforming Lease Vehicle during the Inspection Period (the delivery date of such written notice, the “Rejection Date”). If such Lessee timely notifies the Lessor that such vehicle is a Nonconforming Lease Vehicle (such Nonconforming Lease Vehicle with respect to which such Lessee has so notified the Lessor, a “Rejected Vehicle”), then the Lessor shall either (i) promptly lease such Rejected Vehicle to another Lessee

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or to an Alternative Lease Lessee pursuant to Section 2.2 or (ii) cause the Master Servicer to dispose of such Rejected Vehicle (including by returning such Rejected Vehicle to the seller thereof) in accordance with Section 6.1.
2.2.Certain Transfers.
(a)Inter-Lease Transfers. From time to time, a particular Lessee (a “Reallocating Lessee”) may desire to cease leasing a Lease Vehicle hereunder and an Alternative Lease Lessee may desire to commence leasing such Lease Vehicle pursuant to another Segregated Series Lease. With respect to any Lease Vehicle, upon delivery by such Reallocating Lessee to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Reallocating Lessee to such Alternative Lease Lessee (such notice, an “Inter-Lease Reallocation Schedule”) and upon satisfaction of each condition set forth in clauses (i) and (ii) below with respect to such Lease Vehicle, such Lease Vehicle identified in such Inter-Lease Reallocation Schedule (such Lease Vehicle, a “Reallocated Vehicle”) shall cease to be leased by such Reallocating Lessee and shall contemporaneously commence being leased to such Alternative Lease Lessee pursuant to another Segregated Series Lease, and each Reallocating Lessee agrees that upon such a transfer of such Lease Vehicle from such Lessee to an Alternative Lease Lessee (each such transfer, an “Inter-Lease Vehicle Reallocation”), such Reallocating Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Inter-Lease Reallocation Schedule may be delivered electronically (including by e-mail, file transfer protocol or otherwise) and may be delivered directly by the applicable Reallocating Lessee or on its behalf by any agent or designee of such Reallocating Lessee. Each Inter-Lease Vehicle Reallocation shall be subject to the satisfaction of each of the following conditions as of the effective date of such Inter-Lease Vehicle Reallocation (the first date on which each such condition precedent shall have been satisfied, the “Inter-Lease Vehicle Reallocation Effective Date”):
(i)an amount equal to the Net Book Value of such Lease Vehicle as of the later of (A) the first day of the calendar month in which such Inter-Lease Vehicle Reallocation Effective Date occurred and (B) the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle minus the Final Base Rent for such Lease Vehicle as of such Inter-Lease Vehicle Reallocation Effective Date, shall have been deposited in the Series 2010-3 Collection Account; and
(ii)each condition precedent to the lease of such Lease Vehicle under the Segregated Series Lease pursuant to which such Lease Vehicle will be leased immediately following such Inter-Lease Vehicle Reallocation shall have been satisfied.
(b)Intra-Lease Transfers. From time to time, a particular Lessee (the “Transferor Lessee”) may desire to cease leasing a Lease Vehicle hereunder and another Lessee (the “Transferee Lessee”) may desire to commence leasing such Lease Vehicle hereunder. Upon delivery by such Lessees to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Transferor Lessee to such Transferee Lessee (such notice, an “Intra-Lease Lessee Transfer Schedule”), each Lease Vehicle identified in such Intra-Lease Lessee Transfer Schedule shall cease to be leased by the Transferor Lessee and shall contemporaneously commence being leased to the Transferee Lessee. Each Lessee agrees that

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upon such a transfer of any Lease Vehicle from one Lessee to another Lessee pursuant to this Agreement, such Transferor Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Intra-Lease Lessee Transfer Schedule may be delivered electronically and may be delivered directly by either the applicable Transferor Lessee or the applicable Transferee Lessee or on behalf of either such party by any agent or designee of such party.
2.3.Lessee’s Right to Purchase Lease Vehicles. Each Lessee shall have the option, exercisable with respect to any Lease Vehicle leased by such Lessee hereunder during such Lease Vehicle’s Vehicle Term, to purchase such Lease Vehicle for an amount equal to the greater of (i) the Net Book Value of such Lease Vehicle or (ii) the Market Value of such Lease Vehicle, in each case, as of the date such amount shall be deposited in the Series 2010-3 Collection Account (the greater of such amounts being referred to as the “Lease Vehicle Buyout Price”).
2.4.Return. (a) Lessee Right to Return. Any Lessee may return any Lease Vehicle (other than any Lease Vehicle that has experienced a Casualty or become an Ineligible Vehicle) then leased by such Lessee at any time prior to such Lease Vehicle’s Maximum Lease Termination Date to the Master Servicer at the location for such Lease Vehicle’s return reasonably specified by the Master Servicer; provided that, for the avoidance of doubt, the Vehicle Term for such Lease Vehicle will continue until the Vehicle Operating Lease Expiration Date thereof, notwithstanding the prior return of such Lease Vehicle pursuant to this Section 2.4(a).
(a)Lessee Obligation to Return. Each Lessee shall return each Lease Vehicle leased by such Lessee on or prior to such Lease Vehicle’s Maximum Lease Termination Date to the Master Servicer at the location for such Lease Vehicle’s return reasonably specified by the Master Servicer (taking into account transportation costs and expected realizable disposition proceeds).
2.5.Redesignation of Vehicles.
(a)Mandatory Series 2010-3 Program Vehicle to Series 2010-3 Non-Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle leased by any Lessee hereunder as of any date of determination, the Lessor shall on the date specified in Section 2.5(d) redesignate such Lease Vehicle as a Series 2010-3 Non-Program Vehicle, if:
(i)a Series 2010-3 Manufacturer Event of Default is continuing with respect to the Manufacturer of such Lease Vehicle as of such date, or
(ii)as of any such date occurring after the Minimum Program Term End Date with respect to such Lease Vehicle, such Lease Vehicle were returned as of such date pursuant to the terms of the Series 2010-3 Manufacturer Program with respect to such Lease Vehicle, the Series 2010-3 Manufacturer of such Lease Vehicle would not be obligated to pay a repurchase price for such Lease Vehicle, or guarantee the disposition proceeds to be received for such Vehicle, in each case in an amount at least equal to (1)

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the Net Book Value of such Lease Vehicle, as of such date minus (2) the Final Base Rent that would be payable in respect of such Lease Vehicle, assuming that such date were the Disposition Date for such Lease Vehicle, minus (3) the Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (4) the Series 2010-3 Excess Damage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (5) the Pre-VOLCD Program Vehicle Depreciation Amount paid or payable with respect to such Lease Vehicle as of such date, minus (6) the Program Vehicle Depreciation Assumption True-Up Amount paid or payable with respect to such Lease Vehicle, as of such date.
(b)Optional Series 2010-3 Program Vehicle to Series 2010-3 Non-Program Vehicle Redesignations. In addition to Section 2.5(a) and without limitation thereto, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle leased by any Lessee hereunder as of any date of determination, such Lessee may redesignate such Lease Vehicle as a Series 2010-3 Non-Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee shall not redesignate any Series 2010-3 Program Vehicle as a Series 2010-3 Non-Program Vehicle pursuant to this Section 2.5(b) if, after giving effect to such redesignation, an HVF II Group II Aggregate Asset Amount Deficiency would exist, unless such redesignation would decrease the amount of such HVF II Group II Aggregate Asset Amount Deficiency.
(c)Series 2010-3 Non-Program Vehicle to Series 2010-3 Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle leased by any Lessee hereunder as of any date of determination, if such Lease Vehicle was previously designated as a Series 2010-3 Program Vehicle, then such Lessee may redesignate such Lease Vehicle as a Series 2010-3 Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee may not redesignate any such Lease Vehicle as a Series 2010-3 Program Vehicle if such Lease Vehicle would then be required to be redesignated as a Series 2010-3 Non-Program Vehicle pursuant to Section 2.5(a) after designating such Lease Vehicle as a Series 2010-3 Program Vehicle.
(d)Timing of Redesignations. With respect to any redesignation to be effected pursuant to Section 2.5(a), such redesignation shall occur as of the first calendar day of the calendar month following the date on which the applicable event or condition described in Section 2.5(a)(i) or (ii) occurs. With respect to any redesignation to be effected pursuant to Section 2.5(b) or 2.5(c), such redesignation shall occur as of the first calendar day of the calendar month immediately following the calendar month of the date written notice was delivered by the applicable Lessee of such redesignation.
(e)Series 2010-3 Program Vehicle to Series 2010-3 Non-Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Series 2010-3 Non-Program Vehicle pursuant to Section 2.5(a) or Section 2.5(b), the Lessee of such Lease Vehicle as of the close of business on the date of such redesignation shall pay to the Lessor

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on the Payment Date following the effective date of such redesignation, as determined in accordance with Section 2.5(d), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle over the Market Value of such Lease Vehicle, in each case, as of the date of such redesignation (such excess, if any, for such Lease Vehicle, a “Redesignation to Non-Program Amount”).
(f)Series 2010-3 Non-Program Vehicle to Series 2010-3 Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Series 2010-3 Program Vehicle pursuant to Section 2.5(c), the Lessor shall pay to the Lessee of such Lease Vehicle on the Payment Date following the effective date of such redesignation, as determined in accordance with Section 2.5(d), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle (as of the date of such redesignation and calculated assuming that such Lease Vehicle had never been designated as a Series 2010-3 Non-Program Vehicle) over the Net Book Value of such Lease Vehicle (as of the date of such redesignation but without giving effect to such Lease Vehicle’s redesignation as a Series 2010-3 Program Vehicle) (such excess, if any, for such Lease Vehicle and such redesignation, the “Redesignation to Program Amount”); provided that,
(i)no payment shall be required to be made and no payment may be made by the Lessor pursuant to this Section 2.5(f) to the extent that a Series 2010-3 Amortization Event or a Series 2010-3 Potential Amortization Event exists or would be caused by such payment,
(ii)the amount of any such payment to be made by the Lessor on any such date shall be capped at and be paid from (and the obligation of the Lessor to make such payment on such date shall be limited to) the amount of funds available to the Lessor on such date, and
(iii)if any such payment from the Lessor is limited in amount pursuant to the foregoing clause (i) or (ii), the Lessor shall pay to such Lessee the funds available to the Lessor on such Payment Date and shall pay to such Lessee on each Payment Date thereafter the amount available to the Lessor until such Redesignation to Program Amount has been paid in full to such Lessee.
2.6.Hell-or-High-Water Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND EACH LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, COUNTERCLAIM, DEDUCTION OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation:
(i)any defect in the condition, merchantability, quality or fitness for use of the Lease Vehicles or any part thereof;
(ii)any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Lease Vehicles or any part thereof;

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(iii)any restriction, prevention or curtailment of or interference with any use of the Lease Vehicles or any part thereof;
(iv)any defect in or any Lien on title to the Lease Vehicles or any part thereof;
(v)any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of such Lessee or the Lessor;
(vi)any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court;
(vii)any claim that such Lessee has or might have against any Person, including without limitation the Lessor;
(viii)any failure on the part of the Lessor or such Lessee to perform or comply with any of the terms hereof or of any other agreement;
(ix)any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Series 2010-3 Related Documents or any provision of any thereof, in each case whether against or by such Lessee or otherwise;
(x)any insurance premiums payable by such Lessee with respect to the Lease Vehicles; or
(xi)any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable.
This Agreement shall not be cancellable by any Lessee (subject to Section 26) and, except as expressly provided by this Agreement, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Rent or other amounts payable by such Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. All covenants and agreements of each Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.
3.TERM.
3.1.Vehicle Term.
(a)Vehicle Operating Lease Commencement Date. The “Vehicle Operating Lease Commencement Date” with respect to any Lease Vehicle shall mean the date referenced in the applicable Lease Vehicle Acquisition Schedule with respect to such Lease Vehicle but in no event shall such date be a date later than the date that funds are expended by RCFC to acquire such Lease Vehicle (such date of payment, the “Vehicle Funding Date” for such Lease Vehicle).

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(b)Vehicle Term for Lease Vehicles Without a Special Term. The “Vehicle Term” with respect to each Lease Vehicle (other than a Lease Vehicle that has a Special Term) shall extend from the Vehicle Operating Lease Commencement Date through the earliest of:
(i)the Disposition Date with respect to such Lease Vehicle;
(ii)if such Lease Vehicle becomes a Rejected Vehicle, the Rejection Date with respect to such Rejected Vehicle;
(iii)if such Lease Vehicle becomes a Reallocated Vehicle, the Inter-Lease Vehicle Reallocation Effective Date with respect to such Reallocated Vehicle; and
(iv)the Maximum Lease Termination Date with respect to such Lease Vehicle
(the earliest of such four dates being referred to as the “Vehicle Operating Lease Expiration Date” for such Lease Vehicle).
(c)Vehicle Term For Lease Vehicles With A Special Term.
(i)Each Lease Vehicle titled in a state or commonwealth referenced in the definition of Special Term shall have a Special Term as set forth opposite such state or commonwealth in such definition.
(ii)The “Vehicle Term” with respect to each Lease Vehicle that has a Special Term shall extend from the Vehicle Operating Lease Commencement Date for such Lease Vehicle through the earlier to occur of the last day of the Special Term applicable to such Lease Vehicle and the date that would be the Vehicle Operating Lease Expiration Date for such Lease Vehicle if such Lease Vehicle did not have a Special Term; provided that, at the expiration of each Special Term with respect to such Lease Vehicle, the lease of such Lease Vehicle shall automatically be renewed for a successive Special Term applicable to such Lease Vehicle, until the earlier to occur of the Maximum Lease Termination Date with respect to such Lease Vehicle and the date that would be the Vehicle Operating Lease Expiration Date for such Lease Vehicle if such Lease Vehicle did not have a Special Term.
(d)Lease Vehicles with Multiple Vehicle Terms. For the avoidance of doubt, with respect to any Lease Vehicle that experiences more than one Vehicle Term pursuant to this

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Agreement, each such Vehicle Term with respect to such Lease Vehicle will be treated as an independent Vehicle Term for all purposes hereunder.
3.2.Master Motor Vehicle Operating Lease Term. The “Operating Lease Commencement Date” shall mean the Series 2010-3 Closing Date. The “Operating Lease Expiration Date” shall mean the later of (i) the date of the final payment in full of the Series 2010-3 Note and (ii) the Vehicle Operating Lease Expiration Date for the last Lease Vehicle leased by the Lessee hereunder. The “Term” of this Agreement shall mean the period commencing on the Operating Lease Commencement Date and ending on the Operating Lease Expiration Date.
4.RENT AND LEASE CHARGES. Each Lessee will pay Rent due and payable on a monthly basis as set forth in this Section 4.
4.1.Depreciation Records and Depreciation Charges. On each Business Day, the Lessor shall establish or cause to be established the Depreciation Charge with respect to each Lease Vehicle, and the Lessor shall maintain, and upon request by a Lessee, deliver or cause to be delivered to such Lessee a record of such Depreciation Charges (such record, the “Depreciation Record”) with respect to each Lease Vehicle leased by such Lessee as of such date, the delivery of which may be satisfied by the Lessor posting or causing to be posted such depreciation records to a password-protected website made available to such Lessees or by any other reasonable means of electronic transmission (including, without limitation, email or other file transfer protocol), and may be made directly by the Lessor or on its behalf by any agent or designee of the Lessor.
4.2.Monthly Base Rent. With respect to any Payment Date and any Lease Vehicle (other than a Lease Vehicle that became a Reallocated Vehicle during the Related Month with respect to such Payment Date or with respect to which the Disposition Date occurred during such Related Month), the “Monthly Base Rent” with respect to such Lease Vehicle for such Payment Date shall equal the pro rata portion (based upon the number of days in the Related Month with respect to such Payment Date that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the last day of such Related Month calculated on a 30/360 day basis.
4.3.Final Base Rent. With respect to any Payment Date and any Lease Vehicle (x) that became a Reallocated Vehicle during the Related Month with respect to such Payment Date or (y) with respect to which the Disposition Date occurred during such Related Month, the “Final Base Rent” with respect to any such Lease Vehicle for such Payment Date shall equal:
(a)if a Disposition Date with respect to such Lease Vehicle occurred during such Related Month, then an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of such Disposition Date, calculated on a 30/360 day basis, and
(b)if such Lease Vehicle became a Reallocated Vehicle during such Related Month, then an amount equal to the pro rata portion (based upon the number of days in such Related

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Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the date such Lease Vehicle became a Reallocated Vehicle pursuant to Section 2.2, calculated on a 30/360 day basis.
4.4.Program Vehicle Depreciation Assumption True-Up Amount. If the Program Vehicle Depreciation Assumption True-Up Amount with respect to any Lease Vehicle is a positive number as of the first day following the end of the Estimation Period for such Lease Vehicle, then the Lessee of such Lease Vehicle shall pay the Lessor such Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle in accordance with Section 4.7.1.
4.5.Monthly Variable Rent. The “Monthly Variable Rent” for each Payment Date and each Lease Vehicle (w) leased hereunder as of the last day of the Related Month with respect to such Payment Date, (x) the Disposition Date in respect of which occurred during such Related Month, (y) that became a Reallocated Vehicle during such Related Month or (z) that was purchased by the applicable Lessee during such Related Month, in each case shall equal the sum of:
(a)the product of:
(i)an amount equal to the sum of:

(A)
all interest that has accrued on the Series 2010-3 Note during the Series 2010-3 Interest Period for the Series 2010-3 Note ending on the second Business Day immediately preceding the Determination Date immediately preceding such Payment Date, plus

(B)	all Series 2010-3 Carrying Charges with respect to such Payment Date, and
(ii)the quotient obtained by dividing:

(A)
the Net Book Value of such Lease Vehicle as of the last day of such Related Month (or, if earlier, the Disposition Date or Inter-Lease Reallocation Effective Date with respect to such Lease Vehicle) by

(B)
the aggregate Net Book Values as of the last day of such Related Month (or, in any such case, if earlier, the Disposition Date or Inter-Lease Vehicle Reallocation Effective Date of such Lease Vehicle) of all such Lease Vehicles, plus

(b)2% per annum, payable at one-twelfth the annual rate, of the Net Book Value of such Lease Vehicle as of the last day of the Related Month.
4.6.Casualty; Ineligible Vehicles. On the second day of each calendar month, each Lessee shall deliver to the Master Servicer a list containing each Lease Vehicle leased by such Lessee that suffered a Casualty or became an Ineligible Vehicle in the preceding calendar month (each such list, a “Monthly Casualty Report”). Each such delivery may be satisfied by the applicable Lessee posting such Monthly Casualty Report to a password protected website made

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available to the Master Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee. On the Disposition Date with respect to each Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, (i) the Lessor shall cause title to such Lease Vehicle to be transferred to or at the direction of the Lessee of such Lease Vehicle and (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Lease Vehicle.
4.7.Payments.
4.7.1.On each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Section 4.9, each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder to the last day of such Related Month (other than any Lease Vehicle (x) the Disposition Date for which occurred during such Related Month or (y) that became a Reallocated Vehicle during such Related Month):
(a)the Monthly Base Rent with respect to such Lease Vehicle as of such Payment Date, plus
(b)the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, plus
(c)if the Program Vehicle Depreciation Assumption True-Up Amount owing with respect to such Lease Vehicle as of such Payment Date is a positive number, then such Program Vehicle Depreciation Assumption True-Up Amount minus all amounts previously paid by the applicable Lessee in respect of such Program Vehicle Depreciation True-Up Amount, plus
(d)the Monthly Variable Rent with respect to such Lease Vehicle as of such Payment Date, plus
(e)the Redesignation to Non-Program Amount, if any, with respect to such Lease Vehicle for such Payment Date.
4.7.2.On each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Section 4.9, each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder as of any day during such Related Month and (x) which Lease Vehicle became a Reallocated Vehicle during such Related Month or (y) the Disposition Date for which occurred during such Related Month:
(a)the Casualty Payment Amount with respect to such Lease Vehicle, if any, plus
(b)the Final Base Rent with respect to such Lease Vehicle, if any, plus
(c)the Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus

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(d)the Non-Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(e)the Early Program Return Payment Amount with respect to such Lease Vehicle, if any, plus
(f)the Monthly Variable Rent owing with respect to such Lease Vehicle for such Payment Date.
4.8.Making of Payments.
(a)All payments hereunder shall be made by the applicable Lessee, or by the Master Servicer or one or more of its Affiliates on behalf of such Lessee, to, or for the account of, the Lessor in immediately available funds, without setoff, counterclaim or deduction of any kind.
(b)All such payments shall be deposited into the Series 2010-3 Collection Account not later than 12:00 noon, New York City time, on such Payment Date.
(c)If any Lessee pays less than the entire amount of Rent (or any other amounts) due on any Payment Date, after giving full credit for all prepayments made pursuant to Section 4.9 with respect to amounts due on such Payment Date, then the payment received from such Lessee in respect of such Payment Date shall be first applied to the Monthly Variable Rent due on such Payment Date.
(d)In the event any Lessee fails to remit payment of any amount due under this Agreement on or before the Payment Date or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee shall pay default interest with respect thereto at a rate equal to (i) the effective interest rate payable by RCFC on any overdue amounts owed by RCFC with respect to the Series 2010-3 Note or (ii) if no such interest is payable by RCFC, the one-month LIBOR Rate plus 1.0%, during the period from the Payment Date on which such delinquent amount was payable until such delinquent amount (with accrued interest) is paid.
4.9.Prepayments. On any Business Day, any Lessee, or the Master Servicer or one or more of its Affiliates on behalf of such Lessee, may, at its option, make a non-refundable payment to the Lessor of all or any portion of the Rent or any other amount that is payable by such Lessee hereunder on the Payment Date occurring in the calendar month of such date of payment or the next succeeding Payment Date, in advance of such Payment Date.
4.10.Ordering and Delivery Expenses. With respect to any Lease Vehicle to be leased by any Lessee hereunder, such Lessee shall pay to or at the direction of the Lessor all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Lease Vehicle and all sales and use tax (if any) to the extent that the same have not been included in the Capitalized Cost of such Lease Vehicle, as such inclusion or exclusion has been reasonably determined by the Master Servicer.

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4.11.Unexpired License Plate Credits. Any rebate or credits applicable to the unexpired term of any license plates for a Lease Vehicle leased hereunder shall inure to the benefit of the Lessee of such Lease Vehicle.
5.VEHICLE OPERATIONAL COVENANTS
5.1.NET LEASE. THIS AGREEMENT SHALL BE A NET LEASE.
5.1.1.Maintenance and Repairs. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall pay for all maintenance and repairs. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Lease Vehicles leased by such Lessee hereunder including, but not limited to, fuel, lubricants, and coolants. Any improvements or additions to any Lease Vehicles shall become and remain the property of the Lessor, except that any addition to any Lease Vehicle made by any Lessee shall remain the property of such Lessee if such addition can be disconnected from such Lease Vehicle without impairing the functioning of such Lease Vehicle or its resale value, excluding such addition.
5.1.2.Insurance. Each Lessee represents that it is and at all times hereunder shall remain a self-insurer, or will provide insurance, in accordance with all applicable state law requirements and agrees to maintain or cause to be maintained insurance/self‑insurance coverage in force as follows:
(i)Comprehensive Public Liability, Property Damage, and Catastrophic Physical Damage. Comprehensive public liability and property damage protection in respect of the possession, condition, maintenance, operation and use of the Lease Vehicles, in the amount required to meet the minimum financial responsibility requirements mandated by applicable state law for each occurrence, and catastrophic physical damage insurance, in an amount not less than $50,000,000. Catastrophic physical damage insurance shall name the Collateral Agent as loss payee as its interests may appear.
(ii)Delivery of Certificate of Insurance. Each Lessee shall, from time to time upon the Lessor’s or the Trustee’s reasonable request, deliver to the Lessor and the Trustee copies of documentation evidencing all insurance required by this Section 5.1.2 that is then in effect. Any insurance, as opposed to self-insurance, obtained by the Lessee shall be obtained from a Qualified Insurer only.
5.1.3.Ordering and Delivery Expenses. Each Lessee shall be responsible for the payment of all ordering and delivery expenses as set forth in Section 4.10.
5.1.4.Fees; Traffic Summonses; Penalties and Fines. With respect to any Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall be responsible for the payment of all registration fees, title fees, license fees or other similar governmental fees and taxes (including the cost of any recording or registration fees or other similar governmental charges with respect to the notation on the Certificates of Title of the Lease Vehicles of the interest of the Collateral Agent), all costs and expenses in connection with the transfer of title of, or reflection of the interest of any lienholder in,

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any Lease Vehicle, traffic summonses, penalties, judgments and fines incurred with respect to any Lease Vehicle during the Vehicle Term for such Lease Vehicle or imposed during the Vehicle Term for such Lease Vehicle by any Governmental Authority with respect to such Lease Vehicles in connection with such Lessee’s operation of such Lease Vehicles. The Lessor may, but is not required to, make any and all payments pursuant to this Section 5.1.4 on behalf of such Lessee, provided that, such Lessee will reimburse Lessor in full for any and all payments made pursuant to this Section 5.1.4.
5.2.Vehicle Use.
5.2.1.Each Lessee may use Lease Vehicles leased hereunder in connection with its business, including use by such Lessee’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, subject to Sections 6.1 and 9 hereof and Section 10.2 of the Series 2010-3 Supplement. Such use shall be confined primarily to the United States, with limited use in Canada and Mexico (which use will include all normal course movements of Lease Vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the applicable Lessee’s course of business). Each Lessee agrees to possess, operate and maintain each Lease Vehicle leased to it in a manner consistent with how such Lessee would possess, operate and maintain such Vehicle were such Lessee the beneficial owner of such Lease Vehicle.
5.2.2.In addition to the foregoing, each Lessee may sublet Lease Vehicles to any of:

(A)
any Person(s), so long as (i) either (x) the sublease of such Lease Vehicles is pursuant to the Advantage Sublease or (y) the sublease of such Lease Vehicles satisfies the Non-Franchisee Third Party Sublease Contractual Criteria, (ii) the Lease Vehicles being subleased are being used in connection with such Person(s)’ business and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Section 5.2.2(A) is less than ten (10) percent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;

(B)
any franchisee of any Affiliate of any Lessee (and which franchisee, for the avoidance of doubt, may be an Affiliate of any Lessee), so long as (i) the sublease of such Lease Vehicles satisfies the Franchisee Sublease Contractual Criteria, (ii) such franchisee meets the normal credit and other approval criteria for franchises of such Affiliate and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased pursuant to Section 5.2.2(A) and this Section 5.2.2(B) at any one time is less than twenty-five (25) percent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time; and

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(C)
any Affiliate of any Lessee (including, without limitation, HERC), so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement and (ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities.

With respect to any Lease Vehicles subleased pursuant to this Section 5.2.2 that meet the conditions of both the preceding clauses (A) and (B), as of any date of determination, the Master Servicer will determine which such Lease Vehicles shall count to the calculation of the percentage of aggregate Net Book Value in which of the preceding clauses (A) or (B) as of such date; provided that, no such individual Lease Vehicle shall count towards the calculation of the percentage of aggregate Net Book Value with respect to both clauses (A) and (B) as of such date.
On the first day of each calendar month, each Lessee shall deliver to the Master Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding clause (A) or (B) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries may be satisfied by the applicable Lessee posting such list to a password protected website made available to the Master Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee.
On the first day of each calendar month, each Lessee shall deliver to the Master Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding clause (C) and the sublessee of each such Lease Vehicle, in each case, as of the last day of the immediately preceding calendar month, each of which deliveries will be satisfied by the Master Servicer having actual knowledge of each such subleased Lease Vehicle and the related sublessee to whom such Lease Vehicle was then being subleased.
The sublease of any Lease Vehicles permitted by this Section 5 shall not release any Lessee from any obligations under this Agreement.
5.3.Non-Disturbance. With respect to any Lessee, so long as such Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Lease Vehicles will not be disturbed during the Term subject, however, to Sections 6.1 and 9 hereof and except that the Lessor and the Trustee each retains the right, but not the duty, to inspect the Lease Vehicles leased by such Lessee without disturbing such Lessee’s business.

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5.4.Manufacturer’s Warranties. If a Lease Vehicle is covered by a Series 2010-3 Manufacturer’s warranty, the Lessee, during the Vehicle Term for such Lease Vehicle, shall have the right to make any claims under such warranty that the Lessor could make.
5.5.Series 2010-3 Program Vehicle Condition Notices. Upon the occurrence of any event or condition with respect to any Lease Vehicle that is then designated as a Series 2010-3 Program Vehicle that would reasonably be expected to result in a redesignation of such Lease Vehicle pursuant to Section 2.5(a)(ii), the Lessee of such Lease Vehicle shall notify the Lessor and the Master Servicer of such event or condition in the normal course of operations.
6.MASTER SERVICER FUNCTIONS AND COMPENSATION.
6.1.Master Servicer Functions with Respect to Lease Vehicle Returns, Disposition and Invoicing.
(a)With respect to any Lease Vehicle returned by any Lessee pursuant to Section 2.4, the Master Servicer shall direct such Lessee as to the return location with respect to such Lease Vehicle. The Master Servicer shall act as the Lessor’s agent in returning or otherwise disposing of each Lease Vehicle on the Vehicle Operating Lease Expiration Date with respect to such Lease Vehicle, in each case in accordance with the Servicing Standard.
(b)Upon the Master Servicer’s receipt of any Series 2010-3 Program Vehicle returned by any Lessee pursuant to Section 2.4, the Master Servicer shall return such Series 2010-3 Program Vehicle to the nearest related Series 2010-3 Manufacturer official auction or other facility designated by such Series 2010-3 Manufacturer at the sole expense of the Lessee thereof unless paid or payable by the Manufacturer thereof in accordance with the terms of the related Series 2010-3 Manufacturer Program.
(c)With respect to any Lease Vehicle that is (i) a Series 2010-3 Non-Program Vehicle and is returned to or at the direction of the Master Servicer pursuant to Section 2.4 or (ii) becomes a Rejected Vehicle, the Master Servicer shall arrange for the disposition of such Lease Vehicle in accordance with the Servicing Standard.
(d)In connection with the disposition of any Lease Vehicle that is a Series 2010-3 Program Vehicle, the Master Servicer shall comply with the Servicing Standard in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary, signed condition reports and signed odometer statements to be submitted with such Series 2010-3 Program Vehicles returned to a Manufacturer pursuant to Section 2.4 and accepted by or on behalf of the Manufacturer at the time of such Series 2010-3 Program Vehicle’s return.
The Master Servicer shall take such actions as are required or desirable to effect Exchanges for tax purposes or otherwise in connection with Exchanges, including, without limitation, directing and causing deposits and withdrawals with respect to disposition proceeds in connection with the Master Exchange Agreement and Escrow Agreement.
(e)With respect to each Payment Date, each Lessee and the Lease Vehicles leased by each such Lessee hereunder, the Master Servicer shall calculate all Depreciation Charges, Rent, Casualty Payment Amounts, Program Vehicle Special Default Payment Amounts, Non-Program

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Vehicle Special Default Payment Amounts, Early Program Return Payment Amounts, Redesignation to Non-Program Amounts, Redesignation to Program Amounts, Program Vehicle Depreciation Assumption True-Up Amounts, Pre-VOLCD Program Vehicle Depreciation Amounts, Assumed Remaining Holding Periods, Assumed Residual Values, Capitalized Costs, Accumulated Depreciation and Net Book Values. With respect to each Payment Date, the Master Servicer shall aggregate each Lessee’s Rent due on all Lease Vehicles leased by such Lessee, together with any other amounts due to the Lessor from such Lessee and any credits owing to such Lessee, and provide to the Lessor and such Lessee a monthly statement of the total amount, in a form reasonably acceptable to the Lessor, no later than the Determination Date with respect to such Payment Date.
(f)Upon the occurrence of an HVF II Group II Liquidation Event, the Master Servicer shall dispose of any Lease Vehicles in accordance with the instructions of the Lessor or the Collateral Agent. To the extent the Master Servicer fails to so dispose of any such Lease Vehicles, the Lessor and the Collateral Agent shall have the right to otherwise dispose of such Lease Vehicles.
6.2.Servicing Standard. In addition to the duties enumerated in Section 6.1, the Master Servicer agrees to perform each of its obligations hereunder in accordance with the Servicing Standard, unless otherwise stated.
6.3.Master Servicer Acknowledgment. The parties to this Agreement acknowledge and agree that Hertz acts as Master Servicer of the Lessor pursuant to this Agreement, and, in such capacity, as the agent of the Lessor, for purposes of performing certain duties of the Lessor under this Agreement and the Series 2010-3 Related Documents.
6.4.Master Servicer’s Monthly Fee. As compensation for the Master Servicer’s performance of its duties, the Lessor shall pay to or at the direction of the Master Servicer on each Payment Date (i) a fee (the “Monthly Servicing Fee”) equal to 0.50% per annum, payable at one-twelfth the annual rate, on the outstanding Net Book Value of the Lease Vehicles as of the last day of the Related Month with respect to such Payment Date and (ii) the reasonable costs and expenses of the Master Servicer incurred by it during the Related Month as a result of arranging for the sale of Lease Vehicles returned to the Lessor in accordance with Section 2.4(a); provided, however, that such costs and expenses shall only be payable to or at the direction of the Master Servicer to the extent of any excess of the sale price received by or on behalf of the Lessor for any such Lease Vehicle over the Net Book Value thereof.
6.5.Sub-Servicers. The Master Servicer may delegate to any Affiliate of the Master Servicer (each such delegee, in such capacity, a “Sub-Servicer”) the performance of the Master Servicer’s obligations as Master Servicer pursuant to this Agreement (but the Master Servicer shall remain fully liable for its obligations under this Agreement).
7.CERTAIN REPRESENTATIONS AND WARRANTIES. Each of Hertz and DTG, as Lessees, represents and warrants to the Lessor and the Trustee that as of the Series 2010-3 Restatement Effective Date, and as of each Vehicle Operating Lease Commencement Date applicable to such Lessee, and each Additional Lessee represents and warrants to the Lessor and the Trustee that as of the Joinder Date with respect to such Additional Lessee, as of each

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Vehicle Operating Lease Commencement Date applicable to such Additional Lessee occurring on or after such Joinder Date:
7.1.Organization; Power; Qualification. Such Lessee has been duly formed and is validly existing as a corporation, partnership, limited liability company or trust in good standing under the laws of its jurisdiction of organization, with corporate power under the laws of such jurisdiction to execute and deliver this Agreement and the other Series 2010-3 Related Documents to which it is a party and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign corporation (or other entity, as applicable) in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to be so qualified and in good standing would reasonably be expected to result in a Lease Material Adverse Effect.
7.2.Authorization; Enforceability. Each of this Agreement and the other Series 2010-3 Related Documents to which it is a party has been duly authorized, executed and delivered on behalf of such Lessee and, assuming due authorization, execution and delivery by the other parties hereto or thereto, is a valid and legally binding agreement of such Lessee enforceable against such Lessee in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing).
7.3.Compliance. The execution, delivery and performance by such Lessee of this Agreement and the Series 2010-3 Related Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Lessee pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which such Lessee is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to have a Lease Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Lease Material Adverse Effect) or of the provisions of the certificate of incorporation or the by‑laws of the Lessee.
7.4.Governmental Approvals. There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over such Lessee which is required for the execution, delivery and performance of this Agreement or the Series 2010-3 Related Documents (other than such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made), except to the extent that the failure to so obtain or effect any such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Lease Material Adverse Effect.
7.5.[Reserved]
7.6.Investment Company Act. Such Lessee is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment

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Company Act of 1940, as amended, and such Lessee is not subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Series 2010-3 Related Documents, and neither the entering into or performance by such Lessee of this Agreement violates any provision of such Act.
7.7.Supplemental Documents True and Correct. All information contained in any material Series 2010-3 Supplemental Document that has been submitted, or that may hereafter be submitted by such Lessee to the Lessor is, or will be, true, correct and complete in all material respects.
7.8.ERISA. Such Lessee has satisfied the minimum funding standards under ERISA with respect to its Plans and is in compliance in all material respects with the currently applicable provisions of ERISA.
7.9.Indemnification Agreement. The Indemnification Agreement is in full force and effect, and is a valid and legally binding agreement of Hertz, enforceable against Hertz in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
7.10.Eligible Vehicles. Each Lease Vehicle is or will be, as the case may be, on the applicable Vehicle Operating Lease Commencement Date, a Series 2010-3 Eligible Vehicle.
8.CERTAIN AFFIRMATIVE COVENANTS. Until the expiration or termination of this Agreement, and thereafter until the obligations of each Lessee under this Agreement and the Series 2010-3 Related Documents are satisfied in full, each Lessee covenants and agrees that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will:
8.1.Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate, partnership, limited liability or trust existence; (ii) be, and ensure that it is, duly qualified to do business and in good standing as a foreign entity in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to so qualify would be reasonably expected to result in a Lease Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect.
8.2.Books, Records, Inspections and Access to Information.
(a)Maintain complete and accurate books and records with respect to the Lease Vehicles leased by it under this Agreement and the other Series 2010-3 Collateral;
(b)At any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes), permit the Lessor, the Trustee or the HVF II Trustee (or such other person who may be

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designated from time to time by the Lessor, the Trustee or the HVF II Trustee) to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Lease Vehicles leased by it under this Agreement and the other Series 2010-3 Collateral;
(c)Permit any of the Lessor, the Trustee, the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes) or the Collateral Agent (or such other person who may be designated from time to time by any of the Lessor, the Trustee, the HVF II Trustee or the Collateral Agent) to visit the office and properties of such Lessee for the purpose of examining such materials, and to discuss matters relating to the Lease Vehicles leased by such Lessee under this Agreement with such Lessee’s independent public accountants or with any of the Authorized Officers of such Lessee having knowledge of such matters, all at such reasonable times and as often as the Lessor, the Trustee, the HVF II Trustee or the Collateral Agent may reasonably request;
(d)Upon the request of the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes) from time to time, make reasonable efforts (but not disrupt the ongoing normal course rental of Lease Vehicles to customers) to confirm to the Lessor, the Trustee and/or the HVF II Trustee the location and mileage (as recorded in the Master Servicer’s computer systems) of each Lease Vehicle leased by such Lessee hereunder and to make available for the Lessor’s, the Trustee’s and/or the HVF II Trustee’s inspection within a reasonable time period such Lease Vehicle at the location where such Lease Vehicle is then domiciled; and
(e)During normal business hours and with prior notice of at least three (3) Business Days, make its records pertaining to the Lease Vehicles leased by such Lessee hereunder available to the Lessor, the Trustee or the HVF II Trustee (acting upon the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group II Notes) for inspection at the location or locations where such Lessee’s records are normally domiciled;
provided that, in each case, the Lessor agrees that it will not disclose any information obtained pursuant to this Section 8.2 that is not otherwise publicly available without the prior approval of such Lessee, except that the Lessor may disclose such information (x) to its officers, employees, attorneys and advisors, in each case on a confidential and need-to-know basis, and (y) as required by applicable law or compulsory legal process.
8.3.ERISA. Comply with the minimum funding standards under ERISA with respect to its Plans and use its best efforts to comply in all material respects with all other applicable provisions of ERISA and the regulations and interpretations promulgated thereunder.
8.4.Merger. Not merge or consolidate with or into any other Person unless (i) a Lessee is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes such Lessee’s obligations under this Agreement.
8.5.Reporting Requirements. Furnish, or cause to be furnished to the Lessor and the HVF II Trustee:

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(i)for so long as Hertz is not a “reporting company” (within the meaning of the Exchange Act and the rules of the SEC promulgated thereunder), within 120 days after the end of each of Hertz’s fiscal years, information equivalent to that which would be required to be included in the financial statements contained in an Annual Report on Form 10-K if Hertz were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz and acceptable to the Lessor and the Trustee;
(ii)for so long as Hertz is not a “reporting company” (within the meaning of the Exchange Act and the rules of the SEC promulgated thereunder), within sixty (60) days after the end of each of the first three quarters of each of Hertz’s fiscal years, information equivalent to that which would be required to be included in the financial statements contained in a Quarterly Report filed on Form 10-Q if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP; and
(iii)promptly after becoming aware thereof, (a) notice of the occurrence of any Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, together with a written statement of an Authorized Officer of such Lessee describing such event and the action that such Lessee proposes to take with respect thereto, and (b) notice of any Series 2010-3 Amortization Event.
The financial data that shall be delivered to the Lessor and the HVF II Trustee pursuant to this Section 8.5 shall be prepared in conformity with GAAP.
Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Lessee’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), such Lessee may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that such Lessee shall in any event be required to make or cause to be made such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first

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anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 8.5.
Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 8.5 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which any Lessee posts such documents, or provides a link thereto on Hertz’s or any Parent Entity’s website (or such other website address as any Lessee may specify by written notice to the Lessor and the HVF II Trustee from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent Entity’s behalf on an internet or intranet website to which the Lessor and the HVF II Trustee have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the HVF II Trustee).
9.DEFAULT AND REMEDIES THEREFOR.
9.1.Events of Default. Any one or more of the following will constitute an event of default (an “Series 2010-3 Operating Lease Event of Default”) as that term is used herein:
9.1.1.there occurs a default in the payment of any Rent or other amount payable by any Lessee under this Agreement that continues for a period of five (5) consecutive Business Days;
9.1.2.any unauthorized assignment or transfer of this Agreement by any Lessee occurs;
9.1.3.the failure of any Lessee to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance that in any such case has a Lease Material Adverse Effect, and such default continues for more than thirty (30) consecutive days after the earlier of the date written notice thereof is delivered by the Lessor or the Trustee to such Lessee or the date an Authorized Officer of such Lessee obtains actual knowledge thereof;
9.1.4.if (i) any representation or warranty made by any Lessee herein is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of any Lessee to the Lessor or the Trustee (excluding, for the avoidance of doubt, any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of any Lessee under or in connection with any Series of Notes of any Other Segregated Series of Notes) is false or misleading on the date as of which the facts therein set forth are stated or certified, (ii) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect with respect to the Lessor, and (iii) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for thirty (30) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the

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Trustee to the applicable Lessee and (y) the date an Authorized Officer of the applicable Lessee learns of such circumstance or condition;
9.1.5.any of (i) an Event of Bankruptcy occurs with respect to the Guarantor; (ii) an Event of Bankruptcy (excluding clause (a) of the definition of Event of Bankruptcy) occurs with respect to any Lessee and continues for at least ten (10) consecutive Business Days; or (iii) an Event of Bankruptcy occurs (excluding clauses (b) and (c) of the definition of Event of Bankruptcy) with respect to any Lessee;
9.1.6.this Agreement or any portion thereof ceases to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2010-3 Related Documents) or a proceeding shall be commenced by any Lessee to establish the invalidity or unenforceability of this Agreement, in each case other than with respect to any Lessee that at such time is not leasing any Lease Vehicles hereunder;
9.1.7.a Servicer Default occurs; or
9.1.8.an HVF II Group II Liquidation Event occurs with respect to all HVF II Group II Notes.
For the avoidance of doubt, with respect to any Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, if the event or condition giving rise (directly or indirectly) to such Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, as applicable, ceases to be continuing (through cure, waiver or otherwise), then such Series 2010-3 Potential Operating Lease Event of Default or Series 2010-3 Operating Lease Event of Default, as applicable, will cease to exist and will be deemed to have been cured for every purpose under the Series 2010-3 Related Documents.
9.2.Effect of Operating Lease Event of Default. If any Series 2010-3 Operating Lease Event of Default set forth in Sections 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 shall occur and be continuing, the Lessee’s right of possession with respect to any Lease Vehicles leased hereunder shall be subject to the Lessor’s option to terminate such right as set forth in Sections 9.3 and 9.4.
9.3.Rights of Lessor Upon Operating Lease Event of Default.
9.3.1.If a Series 2010-3 Operating Lease Event of Default shall occur and be continuing, then the Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by any Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 9.5.
9.3.2.If any Series 2010-3 Operating Lease Event of Default set forth in Sections 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 shall occur and be continuing, then (i) the Lessor shall have the right (a) to terminate any Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (b) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder, (c) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles

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may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever and (d) to direct delivery by the Master Servicer of the Certificates of Title for all or a portion of the Lease Vehicles and (ii) the Lessees, at the request of the Lessor or the Trustee acting at the direction of the HVF II Group II Requisite Investors, shall return or cause to be returned all Lease Vehicles to the Lessor or the Trustee as the case may be; provided that, the Trustee’s exercise of remedies shall be subject to Section 9.4(e).
9.3.3.Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against such Lessee will in any case be calculated in accordance with Section 9.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Series 2010-3 Related Document with respect to such exercise. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of such Lessee. The Lessor’s acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein.
9.4.HVF II Group II Liquidation Event and Non-Performance of Certain Covenants.
(a)Subject to Section 9.4(e), if an HVF II Group II Liquidation Event shall have occurred and be continuing, the Trustee and HVF II Trustee shall have the rights against each Lessee and the Series 2010-3 Collateral provided in the Series 2010-3 Supplement, the HVF II Group II Supplement and the Collateral Agency Agreement upon an HVF II Group II Liquidation Event, including, in each case, the right (i) to terminate any Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (ii) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder, (iii) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever and (iv) to direct delivery by the Master Servicer of the Certificates of Title for all or a portion of the Lease Vehicles.
(b)Subject to Section 9.4(e), during the continuance of an HVF II Group II Liquidation Event, the Master Servicer shall return any or all Lease Vehicles that are Series

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2010-3 Program Vehicles to the related Manufacturers in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Series 2010-3 Program Vehicles under the terms of the applicable Series 2010-3 Manufacturer Program, the Lessor shall have the right to otherwise dispose of such Series 2010-3 Program Vehicles and to direct the Master Servicer to dispose of such Series 2010-3 Program Vehicles in accordance with its instructions.
(c)Notwithstanding the exercise of any rights or remedies pursuant to this Section 9.4, the Lessor will, nevertheless, have a right to recover from such Lessee any and all amounts (for the avoidance of doubt, as limited by Section 9.5) as may be then due.
(d)In addition, following the occurrence of an HVF II Group II Liquidation Event, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 10.2 of the Series 2010-3 Supplement, and each Lessee acknowledges that it has hereby granted to the Lessor all such rights, remedies, powers, privileges and claims granted by the Lessor to the Trustee pursuant to Article X of the Series 2010-3 Supplement and that the Trustee may act in lieu of the Lessor in the exercise of all such rights, remedies, powers, privileges and claims.
(e)The Trustee or the HVF II Trustee may only take possession of or exercise any of the rights or remedies specified in this Agreement, with respect to such number of Lease Vehicles necessary to generate disposition proceeds in an aggregate amount sufficient to pay each HVF II Series of Group II Notes with respect to which an HVF II Group II Liquidation Event is then continuing as set forth in the related HVF II Group II Series Supplement, taking into account the receipt of proceeds of all other vehicles being disposed of that have been pledged to secure such HVF II Series of Group II Notes.
9.5.Measure of Damages. If a Series 2010-3 Operating Lease Event of Default or HVF II Group II Liquidation Event occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Section 9 or Section 10.2 of the Series 2010-3 Supplement, the amount that the Lessor shall be permitted to recover from any Lessee as payment shall be equal to:
(i)all Rent for each Lease Vehicle leased by such Lessee hereunder to the extent accrued and unpaid as of the earlier of the date of the return to the Lessor of such Lease Vehicle or disposition by the Master Servicer of such Lease Vehicle in accordance with the terms of this Agreement and all other payments payable under this Agreement by such Lessee, accrued and unpaid as of such date; plus
(ii)any reasonable out-of-pocket damages and expenses, including reasonable attorneys’ fees and expenses that the Lessor or the Trustee will have sustained by reason of such a Series 2010-3 Operating Lease Event of Default or HVF II Group II Liquidation Event, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Lease Vehicles leased by such Lessee hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection, in each case to the extent reasonably attributable to such Lessee; plus

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(iii)interest from time to time on amounts due from such Lessee and unpaid under this Agreement at the one-month LIBOR Rate plus 1.0% computed from the date of such a Series 2010-3 Operating Lease Event of Default or HVF II Group II Liquidation Event or the date payments were originally due to the Lessor by such Lessee under this Agreement or from the date of each expenditure by the Lessor or the Trustee, as applicable, that is recoverable from such Lessee pursuant to this Section 9, as applicable, to and including the date payments are made by such Lessee.
9.6.Servicer Default. Any of the following events will constitute a default of the Master Servicer (a “Servicer Default”) as that term is used herein:
(i)the failure of the Master Servicer to comply with or perform any provision of this Agreement or any other Series 2010-3 Related Document that has a Lease Material Adverse Effect with respect to the Master Servicer, the Lessor or any Lessee, and such default continues for more than thirty (30) consecutive days after the earlier of the date written notice is delivered by the Lessor or the Trustee to the Master Servicer or the date an Authorized Officer of the Master Servicer obtains actual knowledge thereof;
(ii)an Event of Bankruptcy occurs with respect to the Master Servicer;
(iii)the failure of the Master Servicer to make any payment when due from it hereunder or under any of the other Series 2010-3 Related Documents or to deposit any Collections received by it into a Collateral Account when required under the Series 2010-3 Related Documents and, in each case, such failure continues for five (5) consecutive Business Days after the earlier of (a) the date written notice is delivered by the Lessor or the Trustee to the Master Servicer or (b) the date an Authorized Officer of the Master Servicer obtains actual knowledge thereof, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor; or
(iv)if (I) any representation or warranty made by the Master Servicer relating to the Series 2010-3 Collateral in any Series 2010-3 Related Document is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing relating to the Series 2010-3 Collateral furnished by or on behalf of the Master Servicer to the Lessor or the Trustee pursuant to any Series 2010-3 Related Document is false or misleading on the date as of which the facts therein set forth are stated or certified, (II) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect with respect to the Lessor, and (III) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for at least thirty (30) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Trustee to the Master Servicer and (y) the date an Authorized Officer of the Master Servicer obtains actual knowledge of such circumstance or condition.

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In the event of a Servicer Default, the Trustee, acting pursuant to Section 9.22(d) of the Series 2010-3 Supplement, shall have the right to replace the Master Servicer as servicer.
For the avoidance of doubt, with respect to any Servicer Default, if the event or condition giving rise (directly or indirectly) to such Servicer Default ceases to be continuing(through cure, waiver or otherwise), then such Servicer Default will cease to exist and will be deemed to have been cured for every purpose under the Series 2010-3 Related Documents.
9.7.Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 9.2 or Section 9.3 shall be applied by the Lessor in its discretion as the Lessor deems appropriate.
10.CERTIFICATION OF TRADE OR BUSINESS USE. Each Lessee hereby warrants and certifies, under penalties of perjury, that it intends to use the Lease Vehicles that are subject to this Agreement in connection with its trade or business.
11.GUARANTY.
11.1.Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Lease Vehicles hereunder to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of each of the Lessees to make any payments required to be made by them under this Agreement, (ii) agrees to cause each Lessee to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities applicable to such Lessee under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the “Guaranteed Obligations”). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 11 (this “Guaranty”) will be absolute and unconditional under all circumstances. The Guaranty is a guaranty of payment and not of collection.
11.2.Scope of Guarantor’s Liability. The Guarantor’s obligations under this Guaranty are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor under this Guaranty without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor’s liability under this Guaranty shall at all times remain effective with respect to the full amount due from the Lessees hereunder. The Lessor’s rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.
11.3.Lessor’s Right to Amend; Assignment of Lessor’s Rights in Guaranty. The Guarantor authorizes the Lessor, at any time and from time to time without notice and

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without affecting the liability of the Guarantor under this Guaranty, to: (a) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (b) accept partial payments on the Guaranteed Obligations; (c) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (d) assign its rights under this Guaranty in whole or in part to the Collateral Agent and the Trustee.
11.4.Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:
(a)any defense to its obligations under this Guaranty based upon:

1.	the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations;

2.
any act or omission of the Lessor or any other Person (other than a defense of payment or performance) that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that, the Guarantor’s liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any Guaranteed Obligations; or

3.
any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations (other than a defense of payment or performance), whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(b)any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

1.	give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

2.	proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;
(c)presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;
(d)all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;
(e)any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and

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(f)all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor under this Guaranty (other than a defense of payment or performance).
(g)Except as provided in Section 11.7, nothing express or implied in this Guaranty shall give any Person other than the Lessees, the Lessor, the Trustee, the Collateral Agent and the Guarantor any benefit or any legal or equitable right, remedy or claim under this Guaranty.
11.5.Guarantor to Pay Lessor’s Expenses. The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all costs and expenses, including reasonable attorneys’ and other professional and paraprofessional fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith.
11.6.Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.
11.7.Third-Party Beneficiaries. The Guarantor acknowledges that the Trustee has accepted the assignment of the Lessor’s rights under this Agreement and that the Trustee (for the benefit of the Series 2010-3 Noteholder and its assigns) shall be a third-party beneficiary under this Guaranty.
12.ADDITIONAL LESSEES. Any Affiliate of the Guarantor (each, a “Permitted Lessee”) shall have the right to become a “Lessee” under and pursuant to the terms of this Agreement by complying with the provisions of this Section 12. If a Permitted Lessee desires to become a “Lessee” under this Agreement, then the Guarantor and such Permitted Lessee shall execute (if appropriate) and deliver to the Lessor and the Trustee:
12.1.    a Joinder in Lease Agreement substantially in the form attached hereto as Annex A (each, an “Affiliate Joinder in Lease”);
12.2.    the certificate of incorporation or other organizational documents for such Permitted Lessee, duly certified by the Secretary of State of the jurisdiction of such Permitted Lessee’s incorporation or formation, together with a copy of the by-laws or other organizational documents of such Permitted Lessee, duly certified by a Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;
12.3.    copies of resolutions of the Board of Directors or other authorizing action of such Permitted Lessee authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;

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12.4.    a certificate of the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease and any other Series 2010-3 Related Documents to be executed by it, together with samples of the true signatures of each such individual;
12.5.    a good standing certificate for such Permitted Lessee in the jurisdiction of its organization;
12.6.    an Officer’s Certificate stating that such joinder by such Permitted Lessee complies with this Section 12 and an opinion of counsel, which may be based on an Officer’s Certificate and is subject to customary exceptions and qualifications (including, without limitation, insolvency laws and principles of equity), stating that(a) all conditions precedent set forth in this Section 12 relating to such joinder by such Permitted Lessee have been complied with and (b) upon the due authorization, execution and delivery of such Affiliate Joinder in Lease by the parties thereto, such Affiliate Joinder in Lease will be enforceable against such Permitted Lessee;
12.7.    an executed Grantor Supplement to the Collateral Agency Agreement pursuant to which such Permitted Lessee has granted a security interest in certain collateral for the benefit of the Lessor and the Collateral Agent for the benefit of the Trustee to secure such Permitted Lessees obligations hereunder if, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any court of competent jurisdiction as a financing arrangement or as otherwise not constituting a true lease; and
12.8.    any additional documentation that the Lessor or the Trustee may reasonably require to evidence the assumption by such Permitted Lessee of the obligations and liabilities set forth in this Agreement.
Upon satisfaction of the foregoing conditions and receipt by such Permitted Lessee of the applicable Affiliate Joinder in Lease executed by the Lessor, such Permitted Lessee shall for all purposes be deemed to be a “Lessee” for purposes of this Agreement (including, without limitation, the Guaranty which is a part of this Agreement) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.
13.LIENS AND ASSIGNMENTS.
13.1.Rights of Lessor Assigned to Trustee. Each Lessee acknowledges that the Lessor has assigned or will assign all of its rights under this Agreement to the Trustee pursuant to the Series 2010-3 Supplement. Accordingly, each Lessee agrees that:
(i)subject to the terms of the Series 2010-3 Supplement, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and such Lessee’s obligations hereunder (including the payment of Rent and all other amounts payable hereunder) shall not be subject to any claim or defense that such Lessee may have against the Lessor (other than the defense of payment actually made) and shall be absolute and unconditional and shall not be subject to any abatement, setoff, counterclaim, deduction or reduction for any reason whatsoever. Specifically, each Lessee agrees that, upon the occurrence of a Series 2010-3 Operating Lease Event of

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Default or HVF II Group II Liquidation Event, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against such Lessee provided for herein and such Lessee will not interpose as a defense that such claim should have been asserted by the Lessor;
(ii)upon the delivery by the Trustee of any notice to such Lessee stating that a Series 2010-3 Operating Lease Event of Default or an HVF II Group II Liquidation Event has occurred, such Lessee will, if so requested by the Trustee, treat the Trustee for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee, as the Lessor hereunder, irrespective of whether such Lessee has received any such notice from the Lessor; and
(iii)such Lessee acknowledges that pursuant to this Agreement it has agreed to make all payments of Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Series 2010-3 Collection Account.
13.2.Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Lease Vehicles by selling or assigning its right, title and interest in this Agreement, including, without limitation, in moneys due from any Lessee and any third party under this Agreement, to the Trustee for the benefit of the Noteholders; provided, however, that any such sale or assignment shall be subject to the rights and interest of the Lessees in the Lease Vehicles, including but not limited to the Lessees’ right of quiet and peaceful possession of such Lease Vehicles as set forth in Section 5.3 hereof, and under this Agreement.
13.3.Limitations on the Right of the Lessees to Assign this Agreement. No Lessee shall assign this Agreement or any of its rights hereunder to any other party; provided, however, that (i) each Lessee may rent the Lease Vehicles leased by such Lessee hereunder in connection with its business and may use and sublease Lease Vehicles pursuant to Section 5.2 and (ii) each Lessee may delegate to one or more of its Affiliates the performance of any of such Lessee’s obligations as Lessee hereunder (but such Lessee shall remain fully liable for its obligations hereunder). Any purported assignment in violation of this Section 13.3 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.
13.4.Liens. The Lessor may grant security interests in the Lease Vehicles leased by any Lessee hereunder without consent of any Lessee or the Guarantor. Except for Permitted Liens, each Lessee shall keep all Lease Vehicles free of all Liens arising during the Term. If on the Vehicle Operating Lease Expiration Date for any Lease Vehicle, there is a Lien on such Lease Vehicle, the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the Lessee of such Lease Vehicle upon demand by the Lessor.
14.NON-LIABILITY OF LESSOR. AS BETWEEN THE LESSOR AND EACH LESSEE, ACCEPTANCE FOR LEASE OF EACH LEASE VEHICLE PURSUANT TO

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SECTION 2.1(d) SHALL CONSTITUTE SUCH LESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH LEASE VEHICLE, THAT SUCH LEASE VEHICLE IS IN GOOD ORDER AND CONDITION AND IS OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR THIS USE. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT A MANUFACTURER OR AGENT THEREOF OR PRIMARILY ENGAGED IN THE SALE OR DISTRIBUTION OF LEASE VEHICLES. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY SUCH CASE, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, SUITABILITY, CAPACITY OR WORKMANSHIP OF THE LEASE VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR ANY PURPOSES OR USES OF ANY LESSEE AND MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY SUCH CASE, THAT THE LEASE VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND EACH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASE VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER, AND EACH LESSEE LEASES EACH LEASE VEHICLES “AS IS.” Upon the Lessor’s acquisition of any Lease Vehicle identified on any Lease Vehicle Acquisition Schedule, LESSOR SHALL IN NO WAY BE LIABLE FOR ANY DIRECT OR INDIRECT DAMAGES OR INCONVENIENCE RESULTING FROM ANY DEFECT IN OR LOSS, THEFT, DAMAGE OR DESTRUCTION OF ANY LEASE VEHICLE OR OF THE CARGO OR CONTENTS THEREOF OR THE TIME CONSUMED IN RECOVERY REPAIRING, ADJUSTING, SERVICING OR REPLACING THE SAME AND THERE SHALL BE NO ABATEMENT OR APPORTIONMENT OF RENTAL AT SUCH TIME. THE LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE TO PERFORM ANY PROVISION HEREOF RESULTING FROM FIRE OR OTHER CASUALTY, NATURAL DISASTER, RIOT OR OTHER CIVIL UNREST, WAR, TERRORISM, STRIKE OR OTHER LABOR DIFFICULTY, GOVERNMENTAL REGULATION OR RESTRICTION, OR ANY CAUSE BEYOND THE LESSOR’S DIRECT CONTROL. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED (INCLUDING RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY LEASE VEHICLE).
15.NO PETITION. Each Lessee and the Master Servicer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the Indenture Notes, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against the Lessor or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that any Lessee or the Master Servicer takes action in violation of this Section 15, the Lessor or the Intermediary, as the case may be, agrees, for the benefit of the Indenture Noteholders, that it shall file an answer with the

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bankruptcy court or otherwise properly contest the filing of such a petition by such Lessee or the Master Servicer, as the case may be, against it or the commencement of such action and raise the defense that such Lessee or the Master Servicer, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom. The provisions of this Section 15 shall survive the termination of this Agreement.
16.SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, each Lessee hereby irrevocably submits to the jurisdiction of such courts. Each Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such Lessee and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.
17.GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
18.JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
19.NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. Copies of notices, requests and other

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communications delivered to the Trustee, any Lessee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:
TRUSTEE:
Deutsche Bank Trust Company Americas
60 Wall Street, 16th Fl
MS NYC 60-1625
New York, NY 10005
Attn: Corporate Trust and Agency Group
Phone: (212) 250-2894
Fax: (212) 553-2462

LESSOR:

225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Telephone: (201) 307-2000
Fax: (201) 307-2746

LESSEES:

225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Telephone: (201) 307-2000
Fax: (201) 307-2746
Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.
20.ENTIRE AGREEMENT. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement, together with the Series 2010-3 Manufacturer Programs, the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to this Agreement (including, for the avoidance of doubt, all related joinders, exhibits, annexes, schedules, attachments and appendices), in each case solely to the

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extent to which such Series 2010-3 Manufacturer Programs, schedules and documents relate to Lease Vehicles will constitute the entire agreement regarding the leasing of Lease Vehicles by the Lessor to each Lessee.
21.MODIFICATION AND SEVERABILITY. The terms of this Agreement (other than the definition of “Special Term”, which may be modified by a written notice signed by each Lessee and delivered to the Lessor, the Master Servicer and the Trustee) will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Master Servicer and each Lessee, subject to any restrictions on such waivers, alterations, modifications, amendments, supplements or terminations set forth in the Series 2010-3 Supplement. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Master Servicer shall provide a copy of each amendment, supplement or other modification to this Agreement to the Trustee in accordance with the notice provisions hereof not later than ten (10) days after to the execution thereof by the Lessor, the Master Servicer, the Lessees and the Guarantor. For the avoidance of doubt, the execution and/or delivery of and/or performance under any Affiliate Joinder in Lease, Lease Vehicle Acquisition Schedule, Inter-Lease Reallocation Schedule or Intra-Lease Lessee Transfer Schedule shall not constitute a waiver, alteration, modification, supplement or termination to or of this Agreement.
22.SURVIVABILITY. In the event that, during the term of this Agreement, any Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by or on behalf of such Lessee.
23.HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
24.EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.
25.ELECTRONIC EXECUTION. This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.

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26.LESSEE TERMINATION AND RESIGNATION. With respect to any Lessee except for Hertz, upon such Lessee (the “Resigning Lessee”) delivering irrevocable written notice to the Lessor and Master Servicer that such Resigning Lessee desires to resign its role as a “Lessee” hereunder (such notice, substantially in the form attached as Exhibit A hereto, a “Lessee Resignation Notice”), such Resigning Lessee shall immediately cease to be a “Lessee” hereunder, and, upon such occurrence, event or condition, the Lessor and Master Servicer shall be deemed to have released, waived, remised, acquitted and discharged such Resigning Lessee and such Resigning Lessee’s directors, officers, employees, managers, shareholders and members of and from any and all claims, expenses, damages, costs and liabilities arising or accruing in relation to such Resigning Lessee on or after the delivery of such Lessee Resignation Notice to the Lessor and Master Servicer (the time of such delivery, the “Lessee Resignation Notice Effective Date”); provided that, as a condition to such release and discharge, the Resigning Lessee shall pay to the Lessor all payments due and payable with respect to each Lease Vehicle leased by Resigning Lessee hereunder, including without limitation any payment listed under Sections 4.7.1 and 4.7.2, as applicable to each such Lease Vehicle, as of the Lessee Resignation Notice Effective Date; provided further that, the Resigning Lessee shall return or reallocate all Lease Vehicles at the direction of the Master Servicer in accordance with Section 2.4; provided further that, with respect to any Resigning Lessee, such Resigning Lessee shall not be released or otherwise relieved under this Section 26 from any claim, expense, damage, cost or liability arising or accruing prior to the Lessee Resignation Notice Effective Date with respect to such Resigning Transferor.
27.THIRD-PARTY BENEFICIARIES. The parties hereto acknowledge that the Trustee (for the benefit of the Series 2010-3 Noteholder and its assigns), the HVF II Trustee (for the benefit of the HVF II Group II Noteholders) and the Collateral Agent (for the benefit of the Trustee) shall be third-party beneficiaries hereunder.
28.Indemnification of the Trustee.  Hertz, as a Lessee and as Guarantor, agrees to indemnify and hold harmless the Trustee and the Trustee’s officers, directors, agents and employees against any and all claims, demands and liabilities of whatsoever nature, and all costs and expenses, relating to or in any way arising out of:  (i) any acts or omissions of any Lessee pursuant to this Lease and (ii) the Trustee’s appointment under the Base Indenture and the Trustee’s performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, in each case with respect to the Group VII Series of Notes, the Series 2010-3 Collateral, the Group VII Master Collateral and any Series 2010-3 Related Documents with respect to any Group VII Series of Notes; provided, however, Hertz, as a Lessee or as Guarantor, shall have no duty to indemnify the Trustee, or any other Indemnified Person pursuant to this Section 28, to the extent such claim, demand, liability, cost or expense arises out of or is due to the Trustee’s or such Indemnified Person’s gross negligence or willful misconduct.  Any such indemnification shall not be payable from the assets of the Lessor.  The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof.  The indemnification provided for in this Section 28 shall be in addition to any other indemnities available to the Trustee and shall survive the termination of the duties of the Lessees hereunder and the

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termination of this Lease or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
LESSOR:

RENTAL CAR FINANCE CORP.

By:____________________________________
Scott Massengill
Vice President & Treasurer

Address:    225 Brae Boulevard
Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

LESSEE AND SERVICER:

DTG OPERATIONS, INC.

By:_____________________________________
Scott Massengill
Treasurer

Address:    225 Brae Boulevard
Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

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LESSEE AND GUARANTOR:

THE HERTZ CORPORATION

By:______________________________________
Scott Massengill
Treasurer

Address:    225 Brae Boulevard
Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

MASTER SERVICER:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:______________________________________
Scott Massengill
Treasurer

Address:    225 Brae Boulevard
Park Ridge, NJ 07656
Attention:    Treasury Department
Telephone:    (201) 307-2000
Fax:    (201) 307-2746

Acknowledging its obligations under Section 15 hereof:

INTERMEDIARY:

VEXCO, LLC, as the Qualified Intermediary,
by

Name:
Title:

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ANNEX A
FORM OF AFFILIATE JOINDER IN LEASE
THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this “Joinder”) is executed as of _______________ ____, 20__ (with respect to this Joinder and the Joining Party) the “Joinder Date”), by ______________, a ____________________________ (“Joining Party”), and delivered to Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), as lessor pursuant to the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among RCFC, as lessor, DTG Operations, Inc. (“DTG”), as a lessee and servicer, The Hertz Corporation (“Hertz”), a Delaware corporation, as a lessee and as guarantor, Dollar Thrifty Automotive Group, Inc. (“DTAG”), as master servicer, and those affiliates of Hertz from time to time becoming lessees thereunder (together with DTG and Hertz, the “Lessees”). Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.
R E C I T A L S:
WHEREAS, the Joining Party is a Permitted Lessee; and
WHEREAS, the Joining Party desires to become a “Lessee” under and pursuant to the Lease.
NOW, THEREFORE, the Joining Party agrees as follows:
A G R E E M E N T:
1. The Joining Party hereby represents and warrants to and in favor of RCFC and the Trustee that (i) the Joining Party is an Affiliate of Hertz, (ii) all of the conditions required to be satisfied pursuant to Section 12 of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 7 of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.
2. From and after the date hereof, the Joining Party hereby agrees to assume all of the obligations of a “Lessee” under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.
3. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, RCFC acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

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IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

[Name of Joining Party]

By:_________________________________
Name:___________________________
Title:____________________________

Address: ____________________________
Attention: ___________________________
Telephone: __________________________
Facsimile: ___________________________

Accepted and Acknowledged by:

RENTAL CAR FINANCE CORP.

By:________________________________
Name:__________________________
Title:___________________________

THE HERTZ CORPORATION, as GUARANTOR

By:________________________________
Name:__________________________
Title:___________________________

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EXHIBIT A
FORM OF LESSEE RESIGNATION NOTICE
[_]
[RCFC, as Lessor]

[Hertz, as Lessee and Guarantor]

[DTG, as Lessee and Servicer]

[DTAG, as Master Servicer]
Re: Lessee Termination and Resignation
Ladies and Gentlemen:
Reference is hereby made to the Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Group VII), dated as of June 17, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among Rental Car Finance Corp. (“RCFC”), as lessor, DTG Operations, Inc. (“DTG”), as a lessee and servicer, The Hertz Corporation (“Hertz”), as a lessee and guarantor, Dollar Thrifty Automotive Group, Inc. (“DTAG”), a Delaware corporation, as master servicer, and those affiliates of Hertz from time to time becoming lessees thereunder (together with DTG and Hertz, the “Lessees”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Lease.
Pursuant to Section 26 of the Lease, [_] (the “Resigning Lessee”) provides RCFC, Hertz, DTG and DTAG, irrevocable, written notice that such Resigning Lessee desires to resign as “Lessee” under the Lease.
Nothing herein shall be construed to be an amendment or waiver of any requirements of the Lease.
[Name of Resigning Lessee]
By:_________________________________
Name:___________________________
Title:____________________________

Schedule I to:
RCFC Series 2010-3 Supplement & RCFC Group VII Lease

“SCHEDULE I
“10-K Report” has the meaning specified in Section 7.5(a) of the Series 2010-3 Lease.
“10-Q Report” has the meaning specified in Section 7.5(b) of the Series 2010-3 Lease.
“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:
(a)the sum of:
(i)all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,
(ii)the Final Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iii)the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iv)all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, and
(v)the Program Vehicle Depreciation Assumption True-Up with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus
(b)the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2010-3 Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.

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“Additional Lessee” has the meaning specified the Preamble of the Series 2010-3 Lease.
“Additional Spread Percentage” means, as of any date of determination, the greater of 1.00% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Master Servicer.
“Advance” has the meaning specified in Section 2.2(a) of the Series 2010-3 Supplement.
“Advantage Sublease” means that certain Master Motor Vehicle Operating Sublease Agreement, dated as of December 12, 2012, by and between Hertz, as lessor, and Simply Wheelz LLC, a Delaware limited liability company, d/b/a Advantage Rent A Car, as lessee.
“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliate Joinder in Lease” has the meaning specified in Section 12.1 of the Series 2010-3 Lease.
“Aggregate Group II Principal Amount” has the meaning specified in the HVF II Group II Supplement.
“Alternative Lease Lessee” means any “Lessee” under and as defined in any other Segregated Series Lease.
“Annual Series 2010-3 Noteholder Tax Statement” has the meaning specified in Section 5.2(a) of the Series 2010-3 Supplement.
“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.
“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.

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“Authorized Officer” means, as to Hertz or any of its Affiliates, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of Hertz or such Affiliate as applicable.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.
“Base Indenture” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.
“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Section 2.1(a) of the Series 2010-3 Lease: a list of the vehicles such Lessee desires to be made available by the Lessor to such Lessee for lease as “Lease Vehicles”, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Master Servicer from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Beneficiary” has the meaning specified in the Collateral Agency Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Capitalized Cost” means, as of any date of determination,
(a)with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Non-Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the lesser of (X) the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle, and (Y) the MSRP of such Lease Vehicle as of the date of such initial purchase, if known by the Master Servicer (after reasonable investigation by the Master Servicer);

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(ii)if such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle;
(iii)if such Lease Vehicle (unless such Lease Vehicle is an Inter-Group Transferred Vehicle) was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Market Value of such Lease Vehicle as of the date of such Vehicle Operating Lease Commencement Date; and
(iv)if such Lease Vehicle is an Inter-Group Transferred Vehicle and was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Legacy NBV of such Lease Vehicle; and
(b)with respect to any Lease Vehicle (other than an Initial Lease Vehicle) that is a Series 2010-3 Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,
(i)if such Lease Vehicle was initially purchased as a new vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(ii)if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) no Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the Maximum Repurchase Price with respect to such Lease Vehicle;
(iii)if (X) such Lease Vehicle was initially purchased as a used vehicle by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party and (Y) Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2010-3 Manufacturer Program, then the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease

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Vehicle) if such Lease Vehicle were returned to such Manufacturer on the last day of the calendar month prior to the month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs; and
(iv)if such Lease Vehicle was initially purchased by RCFC or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to RCFC or such Affiliate by such third party, then the excess of (A) the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2010-3 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the first day of the calendar month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs over (B) the amount of depreciation scheduled to accrue under the Series 2010-3 Manufacturer Program for such Lease Vehicle for the calendar month in which such Vehicle Operating Lease Commencement Date occurs, pro rated for the portion of such calendar month occurring from and including such first day of such calendar month to but excluding such Vehicle Operating Lease Commencement Date; and
(c)with respect to any Initial Lease Vehicle, the amount specified as the “Capitalized Cost” for such Initial Lease Vehicle identified opposite such Initial Lease Vehicle on Schedule II to the Series 2010-3 Supplement.
“Casualty” means, with respect to any Series 2010-3 Eligible Vehicle, that:
(a) such Series 2010-3 Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b) such Series 2010-3 Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Operating Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Vehicle as determined by the Master Servicer.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections.

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“Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, the Lessees, DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Collateral Agency Agreement Addendum” means the Addendum to the Second Amended and Restated Master Collateral Agency Agreement, by and among DTAG, RCFC, the Lessees and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Company Order” and “Company Request” means a written order or request signed in the name of RCFC by any one of its Authorized Officers and delivered to the Trustee.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Series 2010-3 Note is located at 60 Wall Street,16th Fl, MS NYC 60-1625 New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Series 2010-3 Noteholder and RCFC.
“Court” has the meaning specified in Section 2(b) of the Series 2010-3 Lease.
“Decrease” has the meaning specified in Section 2.4(a) of the Series 2010-3 Supplement.
“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2010-3 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:
(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided

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by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2010-3 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2010-3 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2010-3 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle for such date.
“Depreciation Record” has the meaning specified in Section 4.1 of the Series 2010-3 Lease.
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Date” means, with respect to any Series 2010-3 Eligible Vehicle:
(i)    if such Series 2010-3 Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Series 2010-3 Repurchase Program, the Turnback Date with respect to such Series 2010-3 Eligible Vehicle;
(ii)    if such Series 2010-3 Eligible Vehicle was subject to a Series 2010-3 Guaranteed Depreciation Program and not sold to any third party prior to the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle, the Series 2010-3 Backstop Date with respect to such Series 2010-3 Eligible Vehicle;
(iii)    if such Series 2010-3 Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program) the date on which the proceeds of such sale are deposited in the Series 2010-3 Collection Account or an RCFC Escrow Account; and
(iv) if such Series 2010-3 Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Series 2010-3 Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.

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“Disposition Proceeds” means, with respect to each Series 2010-3 Non-Program Vehicle, the net proceeds from the sale or disposition of such Series 2010-3 Non-Program Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to the Series 2010-3 Lease).
“Dollar” and the symbol “$” mean the lawful currency of the United States.
“DTAG” means Dollar Thrifty Automotive Group Inc., a Delaware corporation.
“DTG” means DTG Operations, Inc., an Oklahoma corporation.
“Due Date” means, with respect to any payment due from a Series 2010-3 Manufacturer or auction dealer in respect of a Series 2010-3 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2010-3 Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Series 2010-3 Eligible Vehicle.
“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:
(a) was a Series 2010-3 Program Vehicle as of its Turnback Date,
(b) the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and
(c) the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Series 2010-3 Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Series 2010-3 Manufacturer Event of Default, as applicable).
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Series 2010-3 Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Series 2010-3 Qualified Institution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“Estimation Period” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle with respect to which the applicable depreciation charge set forth in the related Series 2010-3 Manufacturer Program for such Lease Vehicle has not been recorded in the Lessor’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Series 2010-3 Program Vehicle therein,

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the period commencing on such Lease Vehicle’s Vehicle Operating Lease Commencement Date and terminating on the date such applicable depreciation charge has been recorded in the Lessor’s or its designee’s computer systems and applied to such Series 2010-3 Program Vehicle therein.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
(c)    the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group VII Exchanged Vehicles; (iv) the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Intermediary as of such time.
“Exchanged Vehicles Subject to Liabilities” has the meaning specified in the Master Exchange and Trust Agreement.

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“FDIC” means the Federal Deposit Insurance Corporation.
“Final Base Rent” has the meaning specified in Section 4.3 of the Series 2010-3 Lease.
“Financial Assets” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Financing Source” has the meaning specified in the Collateral Agency Agreement.
“Fitch” means Fitch Ratings, Inc.
“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(e)
limits such franchisee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the franchisee’s course of business);

(f)
requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(g)	prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

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(h)
contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

(i)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(j)
contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(k)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(l)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of the applicable franchisee’s daily car rental business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“Grantor Supplement” has the meaning specified in the Collateral Agency Agreement.
“Group VII Assignment of Exchange Agreement” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Exchanged Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.

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“Group VII Replacement Vehicle” has the meaning specified in the Collateral Agency Agreement Addendum.
“Group VII Vehicle” means a Series 2010-3 Eligible Vehicle.
“Guaranteed Obligations” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Guaranty” has the meaning specified in Section 11.1 of the Series 2010-3 Lease.
“HERC” means Hertz Equipment Rental Corporation, a wholly owned subsidiary of Hertz.
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz Guarantor” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“HVF II Agreements” means the HVF II Group II Indenture, the HVF II Group II Series Supplements and any other agreements relating to the issuance of any HVF II Series of Group II Notes to which HVF II is a party.
“HVF II Aggregate Group II Leasing Company Note Principal Amount” means “Aggregate Group II Leasing Company Note Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Aggregate Group II Principal Amount” means “Aggregate Group II Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Amortization Event” means, with respect to any HVF II Series of Group II Notes, an “Amortization Event” as defined in the HVF II Group II Supplement or the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes.
“HVF II Base Indenture” means the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Base Indenture” shall not include any “Group Supplement” (as defined in the HVF II Base Indenture) or “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II General Partner” means HVF II GP Corp., a Delaware corporation.

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“HVF II Group II Aggregate Asset Amount Deficiency” means “Group II Aggregate Asset Amount Deficiency” as defined in the HVF II Group II Supplement.
“HVF II Group II Amortization Event” means an “Amortization Event” as defined in the HVF II Group II Supplement.
“HVF II Group II Collection Account” means the “Group II Collection Account” as defined in the HVF II Group II Supplement.
“HVF II Group II Indenture” means the HVF II Base Indenture together with the HVF II Group II Supplement.
“HVF II Group II Leasing Company Note” means “Group II Leasing Company Note” as defined in the HVF II Group II Supplement.
“HVF II Group II Liquidation Event” means any one of the events with respect to any HVF II Series of Group II Notes defined as a “Group II Liquidation Event” in the related HVF II Group II Series Supplement.
“HVF II Group II Noteholder” means “Group II Noteholder” as defined in the HVF II Group II Supplement.
“HVF II Group II Notes” means “Group II Notes” as defined in the HVF II Group II Supplement.
“HVF II Group II Rating Agency Condition” means “Rating Agency Condition” as defined in the HVF II Group II Supplement.
“HVF II Group II Required Noteholders” means “Group II Required Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Group II Series Supplement” means a supplement to the HVF II Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the HVF II Group II Supplement pursuant to which an HVF II Series of Group II Notes is issued.
“HVF II Group II Supplement” means that certain Amended and Restated HVF II Group II Supplement, dated as of June 17, 2015, by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “HVF II Group II Supplement” shall not include any “Series Supplement” (as defined in the HVF II Base Indenture).
“HVF II Principal Amount” means “Principal Amount” as defined in the HVF II Group II Supplement.
“HVF II Required Series Noteholders” means “Required Series Noteholders” as defined in the HVF II Group II Supplement.
“HVF II Requisite Group II Investors” means “Requisite Group II Investors” as defined in the HVF II Group II Supplement.

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“HVF II Series of Group II Notes” means each HVF II Series of Group II Notes issued and authenticated pursuant to the HVF II Group II Indenture and the applicable HVF II Group II Series Supplement.
“HVF II Trustee” means the “Trustee” under and as defined in the HVF II Base Indenture.
“Independent Director” has the meaning specified in the HVF II Base Indenture.
“Ineligible Vehicle” means, as of any date of determination, a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease that is not a Series 2010-3 Eligible Vehicle as of such date.
“Initial Lease Vehicle” means any Lease Vehicle identified on Schedule II to the Series 2010-3 Supplement that has not experienced a Vehicle Operating Lease Expiration Date.
“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly dollar amount), if any, for such Lease Vehicle reasonably estimated by the Lessor (or its designee) as of such date.
“Inspection Period” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Operating Lease Commencement Date, was owned by RCFC and designated on the Master Servicer’s computer systems as other than a “Group VII Vehicle”.
“Inter-Lease Reallocation Schedule” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Inter-Lease Vehicle Reallocation Effective Date” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange and Trust Agreement.
“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

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“Issuer’s Share” means with respect to the Series 2010-3 Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the outstanding principal of such Series 2010-3 Note and the denominator of which is equal to the aggregate outstanding principal amount of all HVF II Group II Leasing Company Notes, each as of such date of determination.
“Joinder” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Joinder Date” has the meaning specified in Annex A of the Series 2010-3 Lease.
“Lease Material Adverse Effect” means, with respect to any party to the Series 2010-3 Lease and any occurrence, event or condition applicable to such party:
(i)a material adverse effect on the ability of such party to perform its obligations under the Series 2010-3 Lease, the Series 2010-3 Supplement or the Collateral Agency Agreement (solely as the Collateral Agency Agreement applies to the Series 2010-3 RCFC Segregated Vehicle Collateral granted thereunder);
(ii)a material adverse effect on the Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral;
(iii)a material adverse effect on the validity or enforceability of the Series 2010-3 Lease; or
(iv)a material adverse effect on the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Lease Vehicle Acquisition Schedule” has the meaning specified in Section 2.1(c) of the Series 2010-3 Lease.
“Lease Vehicle Buyout Price” has the meaning specified in Section 2.3 of the Series 2010-3 Lease.
“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Section 2.1(d) of the Series 2010-3 Lease and (ii) as of such date the Vehicle Operating Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Operating Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VOLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a “Lease

15

Vehicle” (notwithstanding the occurrence of such Vehicle Operating Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VOLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Operating Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.
“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the excess of (a) the “Net Book Value” (as defined in the Base Indenture) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date over (b) the sum of all Depreciation Charges (as defined in the Base Indenture) that accrued with respect to such Inter-Group Transferred Vehicle during the period (x) commencing on the later of the first day of the calendar month in which its Vehicle Operating Lease Commencement Date occurred and its “Vehicle Lease Commencement Date” (as defined in the Base Indenture and with respect to the lease pursuant to which such Lease Vehicle was leased by RCFC immediately prior to its Vehicle Operating Lease Commencement Date) and (y) ending on and including the day immediately preceding its Vehicle Operating Lease Commencement Date.
“Legal Final Payment Date” shall be the one (1) year anniversary of the Series 2010-3 Commitment Termination Date.
“Lessee” means each of DTG, Hertz and each Additional Lessee, in each case in its capacity as a lessee under the Series 2010-3 Lease.
“Lessee Grantor Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“Lessee Resignation Notice” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessee Resignation Notice Effective Date” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“Lessor” means RCFC, in its capacity as the lessor under the Series 2010-3 Lease.
“LIBOR Rate” means, with respect to amounts due and unpaid under the Series 2010-3 Lease, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) as the rate for dollar deposits with a one-month maturity that is effective on the date that such amounts are due and unpaid under the Series 2010-3 Lease.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such

16

Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Lease Vehicle that is being rented (as of such date) to any third-party customer of any Lessee, which interest or right secures payment or performance of any obligation of such third-party customer.
“Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.
“Market Value” means, with respect to each Series 2010-3 Eligible Vehicle, as of any date of determination during a calendar month:

(a)	if the Market Value Procedures with respect to such Series 2010-3 Eligible Vehicle have been completed for such month as of such date, then

(i)	the Monthly NADA Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures;

(ii)
if, pursuant to the Market Value Procedures, no Monthly NADA Mark for such Series 2010-3 Eligible Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Series 2010-3 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and

(iii)
if, pursuant to the Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Series 2010-3 Eligible Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Market Value Procedures or (B) such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination; and

(b)	until the Market Value Procedures have been completed for such calendar month:

(i)
if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and

(ii)	if such Series 2010-3 Eligible Vehicle experienced its Vehicle Operating Lease

17

Commencement Date on or after the first day of such calendar month, then the Master Servicer’s reasonable estimation of the fair market value of such Series 2010-3 Eligible Vehicle as of such date of determination.
“Market Value Procedures” means, with respect to each calendar month and a Series 2010-3 Non-Program Vehicle that experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month and with respect to a Series 2010-3 Program Vehicle for which a Market Value is required to be known during such calendar month pursuant to the Series 2010-3 Related Documents, on or prior to the Determination Date for such calendar month:

(a)	RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly NADA Mark for each such Series 2010-3 Eligible Vehicle, and

(b)
if no Monthly NADA Mark was obtained for any such Series 2010-3 Eligible Vehicle described in clause (a) above upon such attempt, then RCFC shall make one attempt (or cause the Series 2010-3 Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Series 2010-3 Eligible Vehicle.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Collateral Agency Agreement.
“Master Collateral Account” has the meaning specified in the Collateral Agency Agreement.
“Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“Master Servicer” means DTAG.
“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.
“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the Series 2010-3 Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Series 2010-3 Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Series 2010-3 Manufacturer Program, (ii) the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all

18

other applicable requirements for return (including the return) of such Lease Vehicles under such Series 2010-3 Manufacturer Program have been complied with.
“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle as of such date, the date determined based on the terms of the related Series 2010-3 Manufacturer Program, assuming compliance with all of the applicable requirements of such Series 2010-3 Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Series 2010-3 Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Series 2010-3 Manufacturer Program is first reduced by the passage of time.
“Monthly Base Rent” has the meaning specified in Section 4.2 of the Series 2010-3 Lease.
“Monthly Blackbook Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date Black Book obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for of such model class and model year), as quoted in the Blackbook Guide most recently available as of such date.
“Monthly Casualty Report” has the meaning specified in Section 4.6 of the Series 2010-3 Lease.
“Monthly NADA Mark” means, with respect to any Series 2010-3 Eligible Vehicle, as of any date NADA obtains market values that it intends to return to RCFC (or the Series 2010-3 Administrator on RCFC’s behalf), the market value for the model class and model year of such Series 2010-3 Eligible Vehicle (based on such Series 2010-3 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for such model class and model year), as quoted in the NADA Guide most recently available as of such date.
“Monthly Variable Rent” has the meaning specified in Section 4.5 of the Series 2010-3 Lease.
“Monthly Servicing Fee” has the meaning specified in Section 6.4 of the Series 2010-3 Lease.
“Moody’s” means Moody’s Investors Service.
“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Master Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.

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“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, [Eastern Edition].
“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the excess (if any) of (i) the Capitalized Cost of such Lease Vehicle over (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date.
“New York UCC” means the UCC in effect in the State of New York.
“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:

(a)	states in writing that it is subject to the terms and conditions of the Series 2010-3 Lease and is subject and subordinate in all respects to the Series 2010-3 Lease;

(b)
does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2010-3 Lease;

(c)
other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)
limits such sublessee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the sublessee’s course of business);

(e)
requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(f)	prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(g)
contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2010-3 Lease;

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(h)
allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(i)
contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group II Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(j)	states that such sublease shall terminate upon the termination of the Series 2010-3 Lease; and

(k)	requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of such Person’s daily car rental business.
“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Series 2010-3 Non-Program Vehicle as of its Vehicle Operating Lease Expiration Date, (b) the Vehicle Operating Lease Expiration Date for which occurred during the Related Month with respect to such Payment Date, (c) the Vehicle Operating Lease Expiration Date for which did not occur due to a sale by RCFC pursuant to the Series 2010-3 Lease, and (d) that did not become a Casualty, an Ineligible Vehicle or a Reallocated Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Series 2010-3 Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Series 2010-3 Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.
“Nonconforming Lease Vehicle” means any vehicle made available for lease by the Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.
“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
“Note Register” means the register of the Series 2010-3 Note maintained by the Registrar.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

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“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to Hertz or any Affiliate thereof. For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.
“Organizational Documents” means with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable of governing such Person or any of its property.
“Other Segregated Noteholder” means the Person in whose name a Note from a Series of Notes other than the Series 2010-3 Note is registered in the Note Register.
“Other Segregated Series of Notes” means all Series of Notes other than the Series 2010-3 Note.
“Outstanding” means with respect to the Series 2010-3 Note, the Series 2010-3 Notes theretofore authenticated and delivered under the Base Indenture and the Series 2010-3 Supplement.
“Past Due Amounts” means, with respect to any Series 2010-3 Manufacturer, the amount that such Series 2010-3 Manufacturer shall have failed to pay when due under such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program with respect to a Series 2010-3 Eligible Vehicle turned in to such Series 2010-3 Manufacturer with respect to which such failure shall have continued for more than one hundred twenty (120) days following the Due Date.
“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.
“Permitted Lessee” has the meaning specified in Section 12 of the Series 2010-3 Lease.
“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement.

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“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Equity Secured Party with respect to any of the SPV Issuer Equity.
“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.
“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pre-VOLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle and was not, prior to such Vehicle Operating Lease Commencement Date, leased by RCFC or any Affiliate thereof to Hertz or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Series 2010-3 Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Operating Lease Commencement Date over (ii) all payments in respect of clause (i) made by the Lessee to the Lessor pursuant to Section 4.7.1 of the Series 2010-3 Lease or Section 4.9 of the Series 2010-3 Lease on or prior to such date and (b) any other Lease Vehicle, zero.
“Principal Amount” means, with respect to the Series 2010-3 Note, the “Series 2010-3 Principal Amount”.
“Program Vehicle” means a Series 2010-3 Program Vehicle.
“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:
(i) any Lease Vehicle (x) that was a Series 2010-3 Program Vehicle as of the Vehicle Operating Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:

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(a) an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Series 2010-3 Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Master Servicer during such period; minus
(b) the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and
(ii) any other Lease Vehicle, zero.
“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Series 2010-3 Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Series 2010-3 Excess Damage Charges and Series 2010-3 Excess Mileage Charges with respect to such Lease Vehicle, if any.
“QI Group VII Master Collateral” has the meaning specified in the Collateral Agency Agreement Addendum.
“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.
“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.
“Rating Agency” means, with respect to any HVF II Series of Group II Notes, any “Rating Agency” as defined in the applicable HVF II Group II Series Supplement.
“Rating Agency Condition” means all Series-Specific Rating Agency Conditions.
“RCFC Additional Subsidies” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Collateral” means all Collateral and RCFC Master Collateral.
“RCFC Escrow Account” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Exchanged Vehicles” has the meaning specified in the Master Exchange and Trust Agreement.

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“RCFC Exchange Proceeds” has the meaning specified in the Master Exchange and Trust Agreement.
“RCFC Master Collateral” has the meaning specified in the Collateral Agency Agreement.
“RCFC Master Collateral Vehicles” has the meaning specified in the Collateral Agency Agreement.
“RCFC Replacement Property Agreement” has the meaning specified in the Master Exchange and Trust Agreement.
“Reallocating Lessee” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Reallocated Vehicle” has the meaning specified in Section 2.2(a) of the Series 2010-3 Lease.
“Redesignation to Non-Program Amount” has the meaning specified in Section 2.5(e) of the Series 2010-3 Lease.
“Redesignation to Program Amount” has the meaning specified in Section 2.5(f) of the Series 2010-3 Lease.
“Rejection Date” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Rejected Vehicle” has the meaning specified in Section 2.1(d) of the Series 2010-3 Lease.
“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month and (ii) with respect to any other date, the calendar month in which such date occurs; provided, however, that with respect to the preceding clause (i), the initial Related Month shall be the period from and including the Series 2010-3 Closing Date to and including the last day of the calendar month in which the Series 2010-3 Closing Date occurs.
“Relinquished Property Rights” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Rent” means Base Rent and Monthly Variable Rent, collectively.
“Reportable Event” has the meaning specified in Title IV of ERISA.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of

25

deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Equity Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:
(a) prior to the date that is one year and one day after the payment in full of all of the Series 2010-3 Note Obligations,
(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against RCFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of RCFC and
(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that RCFC be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of

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substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of RCFC as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to RCFC, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by RCFC to any Person as other than a “true lease”;
(b) upon the transfer by Hertz or any of its Subsidiaries (other than RCFC or any other special purpose subsidiary of Hertz) of securitization assets to RCFC or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);
(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause RCFC to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Series 2010-3 Related Document or to be unable to make any representation in any such document;
(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by RCFC other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by RCFC from lawful sources and in accordance with the Series 2010-3 Related Documents and the rights of a member of RCFC; and
(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Trustee, the Master Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series

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of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group II Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group II Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group II Notes), a long term deposits rating of at least “BBB-” from S&P.
“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.
“Resigning Lessee” has the meaning specified in Section 26 of the Series 2010-3 Lease.
“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission.
“Securities Intermediary” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Segregated Series Lease” means any lease relating to a Segregated Series of Notes, between RCFC, as lessor thereunder, and Hertz, as lessee and as master servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.
“Segregated Series 2010-3 Documents” means each Series 2010-3 Related Document relating solely to the Series 2010-3 Note or the Series 2010-3 Collateral.
“Series 2010-3 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the Series 2010-3 Restatement Effective Date, by and among the Series 2010-3 Administrator, RCFC and the Trustee.

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“Series 2010-3 Administrator” means Hertz, in its capacity as the administrator under the Series 2010-3 Administration Agreement.
“Series 2010-3 Administrator Default” means any of the events described in Section 9(b) of the Series 2010-3 Administration Agreement.
“Series 2010-3 Advance Rate” means 95%.
“Series 2010-3 Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:
(i)    the aggregate Net Book Value of all Series 2010-3 Eligible Vehicles as of such date;
(ii)    the aggregate amount of all Series 2010-3 Manufacturer Receivables as of such date;
(iii)    the Series 2010-3 Cash Amount as of such date; and
(iv)    the Series 2010-3 Due and Unpaid Lease Payment Amount as of such date.
“Series 2010-3 Amortization Events” has the meaning specified in Section 10.1 of the Series 2010-3 Supplement.
“Series 2010-3 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2010-3 Principal Amount as of such date divided by the Series 2010-3 Advance Rate.
“Series 2010-3 Backstop Date” means, with respect to any Series 2010-3 Program Vehicle subject to a Series 2010-3 Guaranteed Depreciation Program that has been turned back under such Series 2010-3 Guaranteed Depreciation Program, the date on which the Series 2010-3 Manufacturer of such Series 2010-3 Program Vehicle is obligated to purchase such Series 2010-3 Program Vehicle in accordance with the terms of such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Carrying Charges” means, for any Payment Date, without duplication, the sum of:

(a)
without duplication of any amounts specified in clauses (b) through (f) below, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with the Master Exchange and Trust Agreement, if any, accrued and unpaid by RCFC under the Base Indenture or the other Related Documents, if any, in each case that have accrued with respect to the Series 2010-3 Note during the Related Month,

(b)	the Monthly Servicing Fee payable by RCFC to the Master Servicer pursuant to the Series 2010-3 Lease on such Payment Date,

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(c)	all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the issuance of the Series 2010-3 Note,

(d)	all fees, expenses and other amounts payable by RCFC under the Segregated Series 2010-3 Documents,

(e)
the product of (i) all reasonable out-of-pocket costs and expenses of RCFC incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents (other than any Related Documents relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) and (ii) the Series 2010-3 Percentage, and

(f)	any accrued Series 2010-3 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).
“Series 2010-3 Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to the Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Series 2010-3 Eligible Vehicles.
“Series 2010-3 Closing Date” means November 25, 2013.
“Series 2010-3 Collateral” means the Series 2010-3 RCFC Segregated Vehicle Collateral and the Series 2010-3 Indenture Collateral.
“Series 2010-3 Collateral Agreements” means, the Series 2010-3 Lease, the Series 2010-3 Supplemental Documents, the Series 2010-3 Administration Agreement, RCFC’s Organizational Documents, the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Collections” means all payments on or in respect of the Series 2010-3 Collateral.
“Series 2010-3 Collection Account” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Collection Account Collateral” has the meaning specified in Section 4.1(a)(ii) of the Series 2010-3 Supplement.
“Series 2010-3 Commitment Termination Date” means November 25, 2043 or such other date as the parties hereto may agree in writing.
“Series 2010-3 Daily Collection Report” has the meaning specified in Section 6.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Daily Interest Amount” means, for any day in a Series 2010-3 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2010-3 Note Rate for such Series 2010-3 Interest Period and (ii) the Series 2010-3 Principal Amount as of the close of business on such date divided by (b) 30.

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“Series 2010-3 Deficiency Amount” has the meaning specified in Section 7.2 of the Series 2010-3 Supplement.
“Series 2010-3 Deposit Date” has the meaning specified in Section 7.1 of the Series 2010-3 Supplement.
“Series 2010-3 Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of all amounts known by the Master Servicer to be due and payable by the Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Series 2010-3 Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Lessees to RCFC pursuant to Section 4.7 of the Series 2010-3 Lease.
“Series 2010-3 Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by RCFC and leased by RCFC to any Lessee pursuant to the Series 2010-3 Lease:
(i)    that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;
(ii)    the Certificate of Title for which is in the name of RCFC (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);
(iii)    that is owned by RCFC free and clear of all Liens (other than Series 2010-3 Permitted Liens); and
(iv)    that is designated on the Master Servicer’s computer systems as a “Group VII Vehicle” in accordance with the Collateral Agency Agreement.
“Series 2010-3 Excess Damage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase Price by the Manufacturer of such Series 2010-3 Eligible Vehicle due to:
(a)    damage over a prescribed limit,
(b)    if applicable, damage not subject to a prescribed limit, and
(c)    missing equipment,
in each case, with respect to such Series 2010-3 Eligible Vehicle at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent under the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excess Mileage Charges” means, with respect to any Series 2010-3 Program Vehicle, the amount charged or deducted from the Series 2010-3 Repurchase

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Price, by the Manufacturer of such Series 2010-3 Eligible Vehicle due to the fact that such Series 2010-3 Eligible Vehicle has mileage over a prescribed limit at the time that such Series 2010-3 Eligible Vehicle is turned back to such Manufacturer or its agent pursuant to the applicable Series 2010-3 Manufacturer Program.
“Series 2010-3 Excluded Payments” means
(a)    all incentive payments payable by a Manufacturer to purchase Series 2010-3 Eligible Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2010-3 Program Vehicles outside of the related Series 2010-3 Manufacturer Program),
(b)    all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles,
(c)    all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2010-3 Eligible Vehicle is paid;
(d)    all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of RCFC on the Series 2010-3 Eligible Vehicles; and
(e)    all amounts payable by a Manufacturer in connection with marketing assistance related to any Series 2010-3 Program Vehicle.
“Series 2010-3 Financing Source and Beneficiary Supplement” means the Amended and Restated Financing Source and Beneficiary Supplement to the Collateral Agency Agreement, dated as of November 25, 2013, by and among RCFC, DTG Operations, the HVF II Trustee, the Trustee and the Master Collateral Agent.
“Series 2010-3 General Intangibles Collateral” means RCFC’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Sections 4.1(i) and (v) of the Series 2010-3 Supplement.
“Series 2010-3 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to:
(a)    facilitate the sale of Series 2010-3 Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period (or, if not sold during such period, repurchase such Series 2010-3 Eligible Vehicles); and
(b)    pay the excess, if any, of the guaranteed payment amount (for the avoidance of doubt, net of any applicable excess mileage or excess damage charges) with respect to any such Series 2010-3 Eligible Vehicle calculated as of the Turnback Date in accordance with the provisions of such

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guaranteed depreciation program over the proceeds realized from such sale as calculated in accordance with such guaranteed depreciation program.
“Series 2010-3 Indenture Collateral” has the meaning specified in Section 4.1(a) of the Series 2010-3 Supplement.
“Series 2010-3 Initial Principal Amount” means the aggregate initial principal amount of the Series 2010-3 Note, which is $478,000,000.00.
“Series 2010-3 Interest Collections” means on any date of determination all Series 2010-3 Collections which represent payments of Monthly Variable Rent under the Series 2010-3 Lease plus any amounts earned on Series 2010-3 Permitted Investments in the Series 2010-3 Collection Account that are available for distribution on such date.
“Series 2010-3 Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2010-3 Interest Period shall commence on and include the Series 2010-3 Closing Date and end on and include December 15, 2013.
“Series 2010-3 Lease” means the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015, between RCFC, as lessor thereunder, each Lessee, DTG, as servicer, Hertz, as guarantor, and DTAG, as Master Servicer.
“Series 2010-3 Lease Payment Default” means the occurrence of any event described in Section 9.1.1 of the Series 2010-3 Lease.
“Series 2010-3 Manufacturer” means each Person that has manufactured a Series 2010-3 Eligible Vehicle.
“Series 2010-3 Manufacturer Event of Default” means with respect to any Series 2010-3 Manufacturer:
(i) there shall be Past Due Amounts owing to RCFC or the Intermediary with respect to such Series 2010-3 Manufacturer in an amount equal to or greater than $50,000,000, which amount shall be calculated net of Past Due Amounts (not to exceed $50,000,000 in the aggregate) (A) that are the subject of a good faith dispute as evidenced in writing by RCFC or the Series 2010-3 Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Series 2010-3 Eligible Vehicles tendered for repurchase under a Series 2010-3 Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Series 2010-3 Manufacturer generally of its obligations under such Series 2010-3 Manufacturer Program or the assertion by such Series 2010-3 Manufacturer of the invalidity or unenforceability as against it of such Series 2010-3 Manufacturer Program) and (B) with respect to which RCFC has provided adequate reserves as reasonably determined by such Person;

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(ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Series 2010-3 Manufacturer; provided that, a Series 2010-3 Manufacturer Event of Default that occurs pursuant to this clause (ii) shall be deemed to no longer be continuing on and after the date such Series 2010-3 Manufacturer assumes its Series 2010-3 Manufacturer Program in accordance with the Bankruptcy Code; or
(iii) the termination of such Series 2010-3 Manufacturer’s Series 2010-3 Manufacturer Program or the failure of such Series 2010-3 Manufacturer’s Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program to qualify as a Series 2010-3 Manufacturer Program.
“Series 2010-3 Manufacturer Program” means at any time any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program that is in full force and effect with a Series 2010-3 Manufacturer and that, in any such case, satisfies the Series 2010-3 Required Contractual Criteria.
“Series 2010-3 Manufacturer Receivable” means any amount payable to RCFC or the Intermediary by a Series 2010-3 Manufacturer in respect of or in connection with the disposition of a Series 2010-3 Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Series 2010-3 Collateral.
“Series 2010-3 Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Series 2010-3 Related Document:
(i)    a material adverse effect on the ability of RCFC or any Affiliate of RCFC that is a party to any of the Series 2010-3 Related Documents to perform its obligations under such Series 2010-3 Related Documents;
(ii)    a material adverse effect on RCFC’s ownership interest or beneficial ownership interest, as applicable, in the Series 2010-3 Collateral or on the ability of RCFC to grant a Lien on any after-acquired property that would constitute Series 2010-3 Collateral; or
(iii)    a material adverse effect on (A) the validity or enforceability of any Series 2010-3 Related Document or (B) the validity, perfection or priority of the lien of the Trustee in the Series 2010-3 Indenture Collateral or of the Master Collateral Agent in the Series 2010-3 RCFC Segregated Vehicle Collateral (other than in an immaterial portion of the Series 2010-3 RCFC Segregated Vehicle Collateral), other than, in each case, a material adverse effect on any such priority arising due to the existence of a Series 2010-3 Permitted Lien.
“Series 2010-3 Maximum Principal Amount” means, $5,000,000,000.00, as such amount may be increased or reduced from time to time pursuant to a written agreement between RCFC and HVF II; provided that, no reduction shall cause the Series 2010-3

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Maximum Principal Amount to be less than (i) the Series 2010-3 Principal Amount or (ii) the Aggregate Group II Principal Amount.
“Series 2010-3 Monthly Administration Fee” means, with respect to any Payment Date, the fee payable to the Series 2010-3 Administrator on such Payment Date as compensation for the performance of the Series 2010-3 Administrator’s obligations under the Series 2010-3 Administration Agreement.
“Series 2010-3 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2010-3 Daily Interest Amount for each day in the related Series 2010-3 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-3 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2010-3 Note Rate).
“Series 2010-3 Monthly Servicing Certificate” has the meaning specified in Section 5.1(b) of the Series 2010-3 Supplement.
“Series 2010-3 Non-Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is not a Series 2010-3 Program Vehicle as of such date.
“Series 2010-3 Note” means the Series 2010-3 Variable Funding Rental Car Asset Backed Note, executed by RCFC and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.
“Series 2010-3 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by RCFC on the Series 2010-3 Note and all costs, fees and expenses payable by, or obligations of, RCFC under the Series 2010-3 Supplement and/or the Series 2010-3 Related Documents (other than any portions thereof relating solely to any Series of Notes other than the Series 2010-3 Note).
“Series 2010-3 Note Rate” means, with respect to any Series 2010-3 Interest Period, the monthly interest rate equal to the sum of:
(a)    1/12 of the Additional Spread Percentage as of the first day of such Series 2010-3 Interest Period and
(b)    percentage equivalent of a fraction,
(x)    the numerator of which is equal to the product of:
(A)    the sum of:
(1)    the aggregate amount of interest payable by HVF II on any HVF II Series of Group II Notes in respect of such Series 2010-3 Interest Period on the next succeeding Payment Date (excluding any amounts previously paid pursuant to Section 7.3) of the Series 2010-3 Supplement,
(2)    all unpaid fees, costs, expenses and indemnities payable by HVF II on or prior to such Payment

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Date pursuant to the HVF II Group II Notes in respect of all HVF II Series of Group II Notes and any of the other HVF II Agreements (including any amounts payable by HVF II to any Person providing credit enhancement for any HVF II Series of Group II Notes),
(3)    all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of the HVF II Group II Indenture as it relates to any HVF II Series of HVF II Group II Notes and any of the other HVF II Agreements on or prior to such Payment Date, and
(4)    all other operating expenses of HVF II (including any management fees) allocable to all HVF II Series of Group II Notes, including all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of any “Group II Related Document” or “Group II Series Related Document”, in each case, as defined under the HVF II Group II Indenture prior to such Payment Date; and
(B) the Issuer’s Share as of the first day of such Series 2010-3 Interest Period; and
(y)    the denominator of which is equal to the average daily Series 2010-3 Principal Amount during such Series 2010-3 Interest Period; provided, however, that the Series 2010-3 Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2010-3 Note Repurchase Amount” means, as of any Series 2010-3 Repurchase Date,
(i)    an amount equal to the Series 2010-3 Principal Amount (determined after giving effect to any payments of principal of and interest on the Series 2010-3 Note on such Series 2010-3 Repurchase Date), plus
(ii)    without duplication, any other amounts then due and payable to the holders of such Series 2010-3 Note.
“Series 2010-3 Note Repurchase Date” has the meaning specified in Section 11.1 of the Series 2010-3 Supplement.
“Series 2010-3 Noteholder” means the Person in whose name a Series 2010-3 Note is registered in the Note Register.

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“Series 2010-3 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2010-3 Lease.
“Series 2010-3 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Series 2010-3 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2010-3 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.
“Series 2010-3 Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

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(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, subject to the satisfaction of the Series-Specific Rating Agency Condition with respect to the inclusion of such instruments or securities.
“Series 2010-3 Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Series 2010-3 Supplement and Liens in favor of the Master Collateral Agent pursuant to the Collateral Agency Agreement with respect to the Series 2010-3 RCFC Segregated Vehicle Collateral.
“Series 2010-3 Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Amortization Event.
“Series 2010-3 Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2010-3 Operating Lease Event of Default.
“Series 2010-3 Principal Amount” means, when used with respect to any date, an amount equal to without duplication, (a) the Series 2010-3 Initial Principal Amount minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2010-3 Noteholder on or prior to such date plus (c) the amount of all Advances pursuant to Section 2.1(a) of the Series 2010-3 Supplement on or prior to such date; provided that, at no time may the Series 2010-3 Principal Amount exceed the Series 2010-3 Maximum Principal Amount.
“Series 2010-3 Principal Collections” means any Series 2010-3 Collections other than Series 2010-3 Interest Collections.

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“Series 2010-3 Program Vehicle” means, as of any date of determination, a Series 2010-3 Eligible Vehicle that is (i) eligible under, and subject to, a Series 2010-3 Manufacturer Program as of such date and (ii) not designated as a Series 2010-3 Non-Program Vehicle pursuant to the Series 2010-3 Lease as of such date.
“Series 2010-3 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).
“Series 2010-3 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating from at least two of S&P, Moody’s, Fitch and DBRS of not less than: (A) in the case of S&P, “BBB-”, (B) in the case of Moody’s, “Baa3”, (C) in the case of Fitch, “BBB-” and (D) in the case of DBRS, “BBB(L)”.
“Series 2010-3 RCFC Segregated Vehicle Collateral” means the Group VII Master Collateral.
“Series 2010-3 Related Documents” means, collectively, the Base Indenture, Series 2010-3 Supplement, the Series 2010-3 Note, the Series 2010-3 Lease, the Collateral Agency Agreement, RCFC’s Organizational Documents, the Series 2010-3 Administration Agreement, any other agreements relating to the issuance or the purchase of the Series 2010-3 Note, the Series 2010-3 Supplemental Documents and the Group VII Assignment of Exchange Agreement.
“Series 2010-3 Repurchase Price” with respect to any Series 2010-3 Program Vehicle:
(i) subject to a Series 2010-3 Repurchase Program, means the gross price paid or payable by the Manufacturer thereof to repurchase such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Repurchase Program; and
(ii) subject to a Series 2010-3 Guaranteed Depreciation Program, means the gross amount that the Manufacturer thereof guarantees will be paid to the owner of such Series 2010-3 Program Vehicle upon the disposition of such Series 2010-3 Program Vehicle pursuant to such Series 2010-3 Guaranteed Depreciation Program.
“Series 2010-3 Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to

39

sell to a third party) Series 2010-3 Eligible Vehicles manufactured by such Manufacturer or one or more of its Affiliates during a specified period.
“Series 2010-3 Required Contractual Criteria” means, with respect to any Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Series 2010-3 Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Series 2010-3 Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Series 2010-3 Eligible Vehicle prior to the date that such Series 2010-3 Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Series 2010-3 Repurchase Program, minus Series 2010-3 Excess Mileage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Series 2010-3 Excess Damage Charges with respect to such Series 2010-3 Eligible Vehicle, minus Early Program Return Payment Amounts with respect to such Series 2010-3 Eligible Vehicle,
(iii) such Series 2010-3 Repurchase Program or Series 2010-3 Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Series 2010-3 Eligible Vehicle subject thereto after the purchase of such Series 2010-3 Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to RCFC and the Master Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Series 2010-3 Required Noteholders” means, with respect to the Series 2010-3 Note, Series 2010-3 Noteholders holding in excess of 50% of the aggregate Series 2010-3 Principal Amount of the Series 2010-3 Note. The Series 2010-3 Required Noteholders shall be the “Required Noteholders” (as defined in the Base Indenture) with respect to the Series 2010-3 Notes.
“Series 2010-3 Restatement Effective Date” means June 17, 2015.
“Series 2010-3 Supplement” means the Series Supplement.
“Series 2010-3 Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to the Series 2010-3 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Series 2010-3 Collateral.
“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable series supplement (for the avoidance of doubt, excluding any Segregated Series of Notes).

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“Series-Specific Collateral” means collateral that is to be solely for the benefit of the Segregated Noteholders of such Segregated Series of Notes.
“Series-Specific Rating Agency Condition” means, with respect to each HVF II Series of Group II Notes, each “Rating Agency Condition” as defined in the applicable HVF II Group II Series Supplement.
“Series Supplement” has the meaning specified in the Preamble to the Series 2010-3 Supplement.
“Servicer” has the meaning specified in the Preamble of the Series 2010-3 Lease.
“Servicer Default” has the meaning specified in Section 9.6 of the Series 2010-3 Lease.
“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:
(b)taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behavior that the Master Servicer or its Affiliates would undertake were the Master Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the Lessor;
(c)with respect to the Lessor or any Lessee, would enable the Master Servicer to cause the Lessor or such Lessee to comply in all material respects with all the duties and obligations of the Lessor or such Lessee, as applicable, under the Series 2010-3 Lease; and
(d)with respect to the Lessor or any Lessee, causes the Master Servicer, the Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor.
“Special Term” means, with respect to any Lease Vehicle titled in any state or commonwealth set forth below, the period specified in the table below opposite such state or commonwealth:

Jurisdiction of Title	Special Term
State of Illinois	One (1) year
State of Iowa	eleven (11) months
State of Maine	eleven (11) months
State of Maryland	180 days

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Jurisdiction of Title	Special Term
Commonwealth of Massachusetts	eleven (11) months
State of Nebraska	thirty (30) days
State of South Dakota	twenty-eight (28) days
State of Texas	181 days
State of Vermont	eleven (11) months
Commonwealth of Virginia	eleven (11) months
State of West Virginia	thirty (30) days

“SPV Issuer Equity” has the meaning specified in Section 8.12 of the Series 2010-3 Supplement.
“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.
“Term” has the meaning specified in Section 3.2 of the Series 2010-3 Lease.
“Transferee Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Transferor Lessee” has the meaning specified in Section 2.2(b) of the Series 2010-3 Lease.
“Trustee” has the meaning specified in the Preamble of the Series 2010-3 Supplement.
“Turnback Date” means, with respect to any Lease Vehicle that is a Series 2010-3 Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2010-3 Manufacturer Program.
“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VII Replacement Vehicles and which are transferred from an Escrow

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Account to the Master Collateral Account for the account of RCFC in accordance with the terms of the Master Exchange and Trust Agreement.
“Vehicle” means a passenger automobile, van or light-duty truck
“Vehicle Funding Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the Series 2010-3 Lease.
“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease.
“Vehicle Term” has the meaning specified in Section 3.1(b) of the Series 2010-3 Lease or Section 3.1(c) of the Series 2010-3 Lease, as applicable.
“VIN” means, with respect to a Lease Vehicle, such Lease Vehicle’s vehicle identification number.

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EXHIBIT E

EXECUTION VERSION

AMENDED AND RESTATED SERIES 2010-3 ADMINISTRATION AGREEMENT

Dated as of June 17, 2015

among

RENTAL CAR FINANCE CORP.,

THE HERTZ CORPORATION,

as Series 2010-3 Administrator,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

i

1

AMENDED AND RESTATED SERIES 2010-3 ADMINISTRATION AGREEMENT (this “Agreement”) dated as of June 17. 2015, among RENTAL CAR FINANCE CORP., a special purpose corporation established under the laws of Oklahoma (“RCFC”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), as administrator (in such capacity, the “Series 2010-3 Administrator”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) under the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (the “Base Indenture”).
W I T N E S S E T H:
WHEREAS, HVF, the Series 2010-3 Administrator and the Trustee entered into the Series 2010-3 Administration Agreement, dated as November 25, 2013 (the “Prior Agreement”);
WHEREAS, pursuant to the Series 2010-3 Related Documents, RCFC is required to perform certain duties relating to the Series 2010-3 Collateral that has been pledged to secure the Series 2010-3 Notes issued pursuant to the Series 2010-3 Supplement;
WHEREAS, RCFC desires to have the Series 2010-3 Administrator perform certain of the duties of RCFC referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Series 2010-3 Related Documents as RCFC may from time to time request;
WHEREAS, the Series 2010-3 Administrator has the capacity to provide the services required hereby and is willing to perform such services for RCFC on the terms set forth herein;
WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as herein set forth
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
SECTION 1. Definitions and Rules of Construction.
(a)    Definitions. Except as otherwise specified, capitalized terms used but not defined herein have the respective meanings set forth in the Fourth Amended and Restated Series 2010-3 Supplement to the Base Indenture, dated as of June 17, 2015, among RCFC, HVF II and the Trustee (the “Series 2010-3 Supplement”).
(b)    Rules of Construction. In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(i)    the singular includes the plural and vice versa;

2

(ii)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(iii)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(iv)    reference to any gender includes the other gender;
(v)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(vi)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(vii)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(viii)    the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;
(ix)    references to sections of the Code also refer to any successor sections;
(x)    as used in this Agreement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise; and
(xi)    unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.
SECTION 2. Duties of Administrator.
(a)    Duties with Respect to the Series 2010-3 Related Documents. The Series 2010-3 Administrator agrees to perform certain of RCFC’s duties under the Series 2010-3 Related Documents to the extent relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations. To the extent relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations, the Series 2010-3 Administrator shall prepare for execution by RCFC or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of RCFC to prepare, file or deliver pursuant to the Series 2010-3 Supplement. In furtherance of the foregoing, the Series 2010-3 Administrator shall take all appropriate action that it is the duty of RCFC to take pursuant to the Series 2010-3 Supplement including, such of the foregoing as are required with respect to the following matters to the extent they relate to the Series 2010-3 Collateral or the

3

Series 2010-3 Note Obligations (unless otherwise specified references in this Section 2(a) are to sections of the Series 2010-3 Supplement):
(A)    the preparation of or obtaining of the documents and instruments required for authentication of the Series 2010-3 Note, if any, and delivery of the same to the Trustee (Base Indenture Sections 2.1, 2.2 and 2.4);
(B)    the duty to cause the Note Register to be kept and to give the Trustee notice of any appointment of a new Registrar and the location, or change in location, of the Note Register and the office or offices where Indenture Notes may be surrendered for registration of transfer or exchange (Base Indenture Section 2.6);
(C)    the duty to cause newly appointed Paying Agents, if any, to deliver to the Trustee the instrument specified in the Base Indenture regarding funds held in trust (Base Indenture Section 2.7);
(D)    if so requested, the furnishing, or causing to be furnished, to any Series 2010-3 Noteholder or prospective purchaser of the Series 2010-3 Notes any information required pursuant to Rule 144(d)(4) under the Securities Act (Base Indenture Section 7.27);
(E)    the keeping of books of record and account in accordance with Section 8.6 of the Base Indenture (Base Indenture Section 7.8);
(F)    the preparation and the obtaining of documents and instruments required for the release of RCFC from its obligation under the Base Indenture (Base Indenture Section 10.1);
(G)    the preparation of Officer’s Certificates with respect to any requests by RCFC to the Trustee to take any action under the Series 2010-3 Supplement (Base Indenture Section 12.3);
(H)    the taking of such further acts as may be reasonably necessary or proper to compel or secure the performance and observance by Hertz Vehicles LLC, HGI, the Servicer, any Series 2010-3 Lessee, the Escrow Agent (or such other party thereto) under any Series 2010-3 Collateral Agreement, or by any Manufacturer under any Series 2010-3 Manufacturer Program, of their respective obligations thereunder, in each case in accordance with Section 4.3 of the Series 2010-3 Supplement (Section 4.3);
(I)    the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of the Series 2010-3 Collateral (Sections 4.4 and 4.5);
(J)    the preparation and delivery to the Trustee of each of the reports, certificates, statements and other materials required to be delivered by RCFC pursuant to Section 5.1 of the Series 2010-3 Supplement (Section 5.1);
(K)    the direction, if necessary, to the firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish

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reports to the Trustee in accordance with Section 5.1(e) and (f) of the Series 2010-3 Supplement (Section 5.1(e) and (f));
(L)    the furnishing, or causing to be furnished, to the Trustee of instructions as to withdrawals and payments from the Series 2010-3 Collection Account, any Series 2010-3 RCFC Segregated Exchange Accounts, as contemplated in the Series 2010-3 Supplement (Section 5.1(g));
(M)    on or before January 31 of each calendar year, beginning with the calendar year 2014, the furnishing, or causing to be furnished, to any Series 2010-3 Noteholder who at any time during the preceding calendar year was a Series 2010-3 Noteholder, the Annual Series 2010-3 Noteholder Tax Statement (Section 5.2);
(N)    the preparation and delivery of written instructions with respect to the investment of funds on deposit in the Series 2010-3 Collection Account in Series 2010-3 Permitted Investments in accordance with Section 6.1(c) of the Series 2010-3 Supplement (Section 6.1(c));
(O)    the preparation and delivery of written instructions with respect to the deposit of all Series 2010-3 Collections as set forth in Section 6.2(a) of the 2013-G1 Series Supplement (Section 6.2(a));
(P)    the preparation and delivery of written instructions with respect to the application of all amounts deposited into the Series 2010-3 Collection Account in accordance with the provisions of Article VII of the Series 2010-3 Supplement, including the preparation and delivery of written instructions with respect to (i) the withdrawal and payment of all amounts on deposit in the Series 2010-3 Collection Account that consist of Series 2010-3 Principal Collections in accordance with Section 7.2 of the Series 2010-3 Supplement and (ii) the application of Series 2010-3 Interest Collections in accordance with Section 7.3 of the Series 2010-3 Supplement (Sections 7.1, 7.2 and 7.3);
(Q)    the maintenance of RCFC’s qualification to do business in each jurisdiction in which the failure to so qualify would be reasonably likely to result in a Series 2010-3 Material Adverse Effect (Sections 8.1 and 9.4);
(R)    the delivery of notice to the Trustee of each default described in Section 9.6 of the Series 2010-3 Supplement, and preparation and delivery of an Officer’s Certificate of RCFC setting forth the details of such default and any action with respect thereto taken or contemplated to be taken by RCFC (Section 9.6);
(S)    the delivery of notice to the Trustee of material proceedings (Section 9.7);
(T)    the furnishing of other information relating to the Series 2010-3 Notes to the Trustee as the Trustee may reasonably request in connection with the transactions contemplated by the Series 2010-3 Supplement (Section 9.8);

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(U)    the preparation and filing of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments, in accordance with Sections 9.9(a) and (b) of the Series 2010-3 Supplement, necessary to protect the Series 2010-3 Indenture Collateral (Sections 9.9 (a) and (b));
(V)    the obtaining of and the annual delivery of an Opinion of Counsel, in accordance with Section 9.9(f) of the Series 2010-3 Supplement, as to the Series 2010-3 Collateral (Section 9.9(f));
(W)    the preparation and obtaining of, and delivery to the Trustee and the Collateral Agent of, filings, Officer’s Certificates and Opinions of Counsel upon RCFC changing its location or legal name (Section 9.17);
(X)    the obtaining and the maintenance of insurance in accordance with Section 9.22 of the Series 2010-3 Supplement, and the delivery of notice to the Trustee and the Collateral Agent of any change or cancellation of such insurance (Section 9.22);
(Y)    the taking of such acts as may be reasonably necessary or proper to cause RCFC to comply in all material respects with all of its obligations under the Series 2010-3 Manufacturer Programs in accordance with the Servicing Standard (Section 9.23);
(Z)    the preparation, delivery and furnishing of all reports and statements necessary to enable HVF II to prepare, deliver and furnish all reports and statements required to be prepared and delivered by HVF II with respect to the Series 2010-3 Notes pursuant to the HVF II Group II Indenture to the Persons specified in the HVF II Group II Indenture in accordance with Section 11.2(a) of the Series 2010-3 Supplement (Section 11.2(a)); and
(AA)    the delivery of notice to HVF and the Trustee, on each Business Day, of all amounts that were paid directly to the HVF II Trustee or deposited into the HVF II Group I Collection Account pursuant to and in accordance with the provisions of the Master Exchange Agreement (Section 11.2(b)).
(b)    Additional Duties. In addition to the duties of the Series 2010-3 Administrator set forth above, to the extent relating to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations, the Series 2010-3 Administrator shall perform such calculations and shall prepare for execution by RCFC or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of RCFC to prepare, file or deliver pursuant to the Series 2010-3 Related Documents, and shall take all appropriate action that it is the duty of RCFC to take pursuant to such Series 2010-3 Related Documents.
(c)    Power of Attorney. RCFC shall execute and deliver to the Series 2010-3 Administrator, and to each successor Series 2010-3 Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Series 2010-3 Administrator the attorney-in-fact of RCFC for the purpose of

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executing on behalf of RCFC all such documents, reports, filings, instruments, certificates and opinions that the Series 2010-3 Administrator has agreed to prepare, file or deliver pursuant to this Agreement.
(d)    Certain Limitations on Series 2010-3 Administrator Obligations. Notwithstanding anything to the contrary in this Agreement, the Series 2010-3 Administrator shall not be obligated to, and shall not, (x) make any payments to the Series 2010-3 Noteholders under the Series 2010-3 Related Documents, (y) sell the Series 2010-3 Collateral pursuant to the Series 2010-3 Supplement or (z) take any action as the Series 2010-3 Administrator on behalf of RCFC that RCFC directs the Series 2010-3 Administrator not to take on its behalf.
(e)    Delegation of Duties. Notwithstanding anything to the contrary in this Agreement, the Series 2010-3 Administrator may delegate to any Affiliate of the Series 2010-3 Administrator the performance of the Series 2010-3 Administrator’s obligations as Series 2010-3 Administrator pursuant to this Agreement (but the Series 2010-3 Administrator shall remain fully liable for its obligations under this Agreement).
SECTION 3. Records. The Series 2010-3 Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by RCFC or the Trustee upon reasonable request at any time during normal business hours.
SECTION 4. Compensation. As compensation for the performance of the Series 2010-3 Administrator’s obligations under this Agreement, the Series 2010-3 Administrator shall be entitled to $10,000.00 per month (the “Series 2010-3 Monthly Administration Fee”) which shall be payable on each Payment Date in accordance with Section 7.3 of the Series 2010-3 Supplement.
SECTION 5. Additional Information To Be Furnished to RCFC. The Series 2010-3 Administrator shall furnish to RCFC from time to time such additional information regarding the Series 2010-3 Collateral as RCFC shall reasonably request.
SECTION 6. Independence of Series 2010-3 Administrator. For all purposes of this Agreement, the Series 2010-3 Administrator shall be an independent contractor and shall not be subject to the supervision of RCFC with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by RCFC (including, for the avoidance of doubt, as authorized in this Agreement or in any other Series 2010-3 Related Document), the Series 2010-3 Administrator shall have no authority to act for or represent RCFC in any way and shall not otherwise be deemed an agent of RCFC.
SECTION 7. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Series 2010-3 Administrator or RCFC as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of

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them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.
SECTION 8. Other Activities of Series 2010-3 Administrator. (a) Nothing herein shall prevent the Series 2010-3 Administrator or its Affiliates from engaging in other businesses or, in the sole discretion of any such Person, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of RCFC or the Trustee.
(b)    The Series 2010-3 Administrator and its Affiliates may generally engage in any kind of business with any person party to any Series 2010-3 Related Document, any such party’s Affiliates and any person who may do business with or own securities of any such person or any of its Affiliates, without any duty to account therefor to RCFC or the Trustee.
SECTION 9. Term of Agreement; Removal of Series 2010-3 Administrator. (a) This Agreement shall continue in force until termination of the Series 2010-3 Supplement and the Series 2010-3 Related Documents, in each case to the extent related to the Series 2010-3 Collateral or the Series 2010-3 Note Obligations, in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate.
(b)    Subject to Sections 9(c) and 9(d), the Trustee may, and at the written direction of the Series 2010-3 Required Noteholders shall, remove the Series 2010-3 Administrator upon written notice of termination from the Trustee to the Series 2010-3 Administrator if any of the following events shall occur (each a “Series 2010-3 Administrator Default”) and, with respect to the event described in clause (i) below, be continuing:
(i)    the Series 2010-3 Administrator shall materially default in the performance of any of its duties with respect to the Series 2010-3 Collateral under this Agreement and such default materially and adversely affects the interests of the Series 2010-3 Noteholders and, after notice of such default, the Series 2010-3 Administrator shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, shall not give within thirty (30) days such assurance of cure as shall be reasonably satisfactory to RCFC);
(ii)    a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Series 2010-3 Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Series 2010-3 Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or
(iii)    the Series 2010-3 Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such

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law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Series 2010-3 Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.
The Series 2010-3 Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section shall occur, it shall give written notice thereof to RCFC and the Trustee within five (5) days after the happening of such event.
(c)    No resignation or removal of the Series 2010-3 Administrator pursuant to this Section shall be effective until (i) a successor Series 2010-3 Administrator shall have been appointed by RCFC and (ii) such successor Series 2010-3 Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Series 2010-3 Administrator is bound hereunder. RCFC shall provide written notice of any such removal to the Trustee.
(d)    A successor Series 2010-3 Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Series 2010-3 Administrator, the Trustee and to RCFC. Thereupon the resignation or removal of the resigning Series 2010-3 Administrator shall become effective and the successor Series 2010-3 Administrator shall have all the rights, powers and duties of the Series 2010-3 Administrator under this Agreement. The successor Series 2010-3 Administrator shall mail a notice of its succession to the Series 2010-3 Noteholders. The resigning Series 2010-3 Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Series 2010-3 Administrator to the successor Series 2010-3 Administrator (but, for the avoidance of doubt, any such resigning Series 2010-3 Administrator that is an Affiliate of Hertz may retain copies of any such agreements, documents or statements) and the resigning Series 2010-3 Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Series 2010-3 Administrator all rights, powers, duties and obligations hereunder.
(e)    In no event shall a resigning Series 2010-3 Administrator be liable for the acts or omissions of any successor Series 2010-3 Administrator hereunder.
SECTION 10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a) or the resignation or removal of the Series 2010-3 Administrator, the Series 2010-3 Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Series 2010-3 Administrator shall forthwith upon termination pursuant to Section 9(a) deliver to RCFC all property and documents of or relating to the Series 2010-3 Collateral then in the custody of the Series 2010-3 Administrator. In the event of the resignation or removal of the Series 2010-3 Administrator, the Series 2010-3 Administrator shall cooperate with RCFC and take all reasonable steps requested to assist RCFC in making an orderly transfer of the duties of the Series 2010-3 Administrator.

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SECTION 11. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to RCFC, to

Rental Car Finance Corp.
5330 East 31st Street, Suite 100
Tulsa, Oklahoma 74135-0985
Attention: Treasury Department

(b)	if to the Series 2010-3 Administrator, to

The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department

(c)	if to the Trustee, to

Deutsche Bank trust Company Americas
60 Wall Street
MS NYC 60-1625
New York, NY 10005
Attention: Trust and Agency Services

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Trustee are effective only upon receipt.
SECTION 12. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by RCFC, the Series 2010-3 Administrator and the Trustee.
SECTION 13. Successors and Assigns. The parties hereto acknowledge that the Trustee has accepted the assignment of RCFC’s rights under this Agreement pursuant to the Series 2010-3 Supplement. Subject to Section 2(e), this Agreement may not be assigned by the Series 2010-3 Administrator unless such assignment is previously consented to in writing by RCFC, the Series 2010-3 Required Noteholders and the Trustee. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Series 2010-3 Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Series 2010-3 Administrator without the consent of RCFC, any Series 2010-3 Noteholders or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Series 2010-3 Administrator; provided that, such successor organization executes and delivers to

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RCFC and the Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Series 2010-3 Administrator is bound hereunder.
SECTION 14. GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
SECTION 15. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.
SECTION 17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 18. Limitation of Liability of Trustee and Series 2010-3 Administrator. Notwithstanding anything contained herein to the contrary, in no event shall either the Trustee or the Series 2010-3 Administrator have any liability for the representations, warranties, covenants, agreements or other obligations of RCFC hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of RCFC.
SECTION 19. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Series 2010-3 Administrator, RCFC and the Trustee shall not, prior to the date which is one year and one day after the payment in full of all the Indenture Notes, petition or otherwise invoke, join with, encourage or cooperate with any other party in invoking or cause RCFC to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against RCFC under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of RCFC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of RCFC.
SECTION 20. Liability of Series 2010-3 Administrator. The Series 2010-3 Administrator agrees to indemnify RCFC and the Trustee and their respective agents (the “Indemnified Parties”) from and against any and all actions, causes of action, suits, losses,

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costs, liabilities and damages, and expenses incurred therewith, including reasonable attorney’s fees and expenses incurred by the Indemnified Parties by reason of any acts, omissions or alleged acts or omissions arising out of the Series 2010-3 Administrator’s activities pursuant to this Agreement. Notwithstanding anything in the foregoing to the contrary, the Series 2010-3 Administrator shall not be obligated under its agreements of indemnity contained in this Section 20 (i) for any liabilities resulting from the gross negligence, or willful misconduct of the Indemnified Parties or (ii) in respect of any claim arising out of the assessment of any tax against the Indemnified Parties. The obligations of the Series 2010-3 Administrator and the rights of the Indemnified Parties under this Section 20 shall survive any termination of this Agreement, in whole or in part.
SECTION 21. Limited Recourse to RCFC. The obligations of RCFC under this Agreement are solely the obligations of RCFC. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of RCFC. Fees, expenses, costs or other obligations payable by RCFC hereunder shall be payable by RCFC to the extent and only to the extent that RCFC is reimbursed therefor pursuant to any of the Series 2010-3 Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article VII of the Series 2010-3 Supplement, and the amount of any fees, expenses or costs exceeding such funds shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, RCFC.
SECTION 22. Electronic Execution. This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
SECTION 23. Rights of Trustee. The rights of the Trustee set forth in the Base Indenture and Series 2010-3 Supplement are hereby incorporated herein by reference.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.
RENTAL CAR FINANCE CORP.

By:_______________________________

THE HERTZ CORPORATION,
as Series 2010-3 Administrator

By:_______________________________
Scott Massengill
Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:_______________________________
Name:
Title:

By:_______________________________
Name:
Title:

13

EXHIBIT A

[Form of Power of Attorney]

POWER OF ATTORNEY
STATE OF______________    )
)
COUNTY OF____________    )

KNOW ALL MEN BY THESE PRESENTS, that RENTAL CAR FINANCE CORP., (“RCFC”), does hereby make, constitute and appoint THE HERTZ CORPORATION as Series 2010-3 Administrator under the Series 2010-3 Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of RCFC all such documents, reports, filings, instruments, certificates and opinions that the Series 2010-3 Administrator has agreed to prepare, file or deliver pursuant to the Series 2010-3 Administration Agreement, including, without limitation, to appear for and represent RCFC in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to RCFC, and with full power to perform any and all acts associated with such returns and audits that RCFC could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term “Series 2010-3 Administration Agreement” means the Amended and Restated Series 2010-3 Administration Agreement dated as of June 17, 2015 among RCFC, The Hertz Corporation, as Series 2010-3 Administrator, and Deutsche Bank trust Company Americas, as Trustee, as such maybe amended, modified or supplemented from time to time.
All powers of attorney for this purpose heretofore filed or executed by RCFC are hereby revoked.
EXECUTED this [ ] day of [ ], 2013.
RENTAL CAR FINANCE CORP.

By:________________________________
Name:
Title:

EXHIBIT F

1

EXECUTION VERSION

AMENDMENT NO. 1 (this “Amendment”), dated as of June 17, 2015, to the SERIES 2010-3 BACK-UP ADMINISTRATION AGREEMENT, dated as of November 25, 2013 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”), among THE HERTZ CORPORATION (“Hertz”), as administrator (the “Series 2010-3 Administrator”), RENTAL CAR FINANCE CORP., as issuer (the “Issuer”), LORD SECURITIES CORPORATION (“Lord”, or, in its capacity as the Series 2010-3 Back-up Administrator, the “Series 2010-3 Back-up Administrator”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as trustee (the “Trustee”).
WITNESSETH:
WHEREAS, the parties hereto have previously entered into the Agreement;
WHEREAS, the parties hereto wish to amend the Agreement as provided herein pursuant to Section 6.02 thereof; and
WHEREAS, Section 6.02 of the Agreement permits the parties thereto to effect certain amendments to the Agreement, subject to the conditions set forth therein.
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.     Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
2.     Amendment to the Agreement. The Agreement is hereby amended as follows:
Section 2.02(e) of the Agreement shall be deleted and replaced in its entirety with the following:
“(e) The Series 2010-3 Back-up Administrator shall, (i) within thirty (30) days after the first anniversary of the date hereof, and not less than twice during each 12-month period thereafter, and (ii) within thirty (30) days after either of (A) the long-term corporate family rating of Hertz falling below “B2” as determined by Moody’s or (B) the long-term issuer rating of Hertz falling below “B” as determined by S&P, conduct an on-site visit of the Series 2010-3 Administrator’s servicing operations to reevaluate and perform a general review of the Series 2010-3 Administrator’s processes and procedures;”

2

3.     Reference to and Effect on Agreement; Ratification.
(a)    Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects by each of the parties hereto.
(b)    Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Agreement, or constitute a waiver of any provision of any other agreement.
©    This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein, and any references in the Agreement to the provisions of the Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.
4.     Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
5.     Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
6.     Governing Law. This amendment SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
7.     Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
8.     Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
9.     Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
10.    Trustee Not Responsible. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.
THE HERTZ CORPORATION, as Series 2010-3 Administrator
By: _____________________________________
Name:
Title:

RENTAL CAR FINANCE CORP., as Issuer
By: _____________________________________
Name:
Title:

4

LORD SECURITIES CORPORATION, as Series 2010-3 Back-Up Administrator

By: _____________________________________
Name:
Title:

5

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: ___________________________________
Name:
Title:

6

Acknowledged and Agreed to by:
HERTZ VEHICLE FINANCING II LP, as Series 2010-3 Noteholder
By: HVF II GP Corp., its general partner

By: ____________________________
Name:
Title:

EXHIBIT G

EXECUTION VERSION

AMENDMENT NO. 1 (this “Amendment”), dated as of June 17, 2015, to the GROUP II BACK-UP ADMINISTRATION AGREEMENT, dated as of November 25, 2013 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”), among THE HERTZ CORPORATION (“Hertz”), as administrator (the “Group II Administrator”), HERTZ VEHICLE FINANCING II LP, as issuer (the “Issuer”), LORD SECURITIES CORPORATION (“Lord”, or, in its capacity as the Group II Back-up Administrator, the “Group II Back-up Administrator”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee (the “Trustee”).
WITNESSETH:
WHEREAS, the parties hereto have previously entered into the Agreement;
WHEREAS, the parties hereto wish to amend the Agreement as provided herein pursuant to Section 6.02 thereof; and
WHEREAS, Section 6.02 of the Agreement permits the parties thereto to effect certain amendments to the Agreement, subject to the conditions set forth therein.
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.     Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
2.     Amendment to the Agreement. The Agreement is hereby amended as follows:
(a) Section 2.02(e) of the Agreement shall be deleted and replaced in its entirety with the following:
“(e) The Group II Back-up Administrator shall, (i) within 30 days after the first anniversary of the date hereof, and not less than twice during each 12-month period thereafter, and (ii) within 30 days after either of (A) the long-term corporate family rating of Hertz falling below “B2” as determined by Moody’s or (B) the long-term issuer rating of Hertz falling below “B” as determined by S&P, conduct an on-site visit of the Group II Administrator's servicing operations to reevaluate and perform a general review of the Group II Administrator's processes and procedures;”

(b) Section 6.10 of the Agreement shall be deleted and replaced in its entirety with the following:

1

“Section 6.10. No Petition. Each of the parties hereto hereby covenants and agrees that, prior to the date that is one year and one day after payment in full of all Notes Outstanding, it will not institute against, or join any other person in instituting against, the Issuer or any Affiliate thereof, respectively, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.”

3.     Reference to and Effect on Agreement; Ratification.
(a)    Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects by each of the parties hereto.
(b)    Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Agreement, or constitute a waiver of any provision of any other agreement.
(c)    This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein, and any references in the Agreement to the provisions of the Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.
4.     Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
5.     Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
6.    Governing Law. This amendment SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
7.     Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
8.     Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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9.     Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
10.     Trustee Not Responsible. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.
11.     Trustee Direction. The parties hereto (other than the Trustee) hereby direct the Trustee to enter into this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.
THE HERTZ CORPORATION, as Group II Administrator
By: _____________________________________
Name:
Title:

HERTZ VEHICLE FINANCING II, LP, as Issuer
By: HVF II GP Corp., its general partner
By: _____________________________________
Name:
Title:

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LORD SECURITIES CORPORATION, as Group II Back-Up Administrator

By: _____________________________________
Name:
Title:

5

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:__________________________________
Name:
Title:

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EXHIBIT H

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED GROUP I SUPPLEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of June 17, 2015, among Hertz Vehicle Financing II LP, as issuer (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary (the “Indenture Trustee”), to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Group I Supplement”), between the Issuer and the Indenture Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between the Issuer and the Indenture Trustee (as amended from time to time, the “Base Indenture”).

WITNESSETH:
WHEREAS, Sections 10.2 and 10.3 of the Group I Supplement permit the parties thereto to make amendments to the Group I Supplement subject to certain conditions set forth therein;
WHEREAS, the parties hereto desire, in accordance with Sections 10.2 and 10.3 of the Group I Supplement, to amend the Group I Supplement as provided herein;
WHEREAS, the Noteholders consenting hereto hold 100% of the aggregate Principal Amount of each Series of Group I Notes; and
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Group I Supplement.
2. Amendments to the Group I Supplement. The Group I Supplement is hereby amended as follows:
Section 4.1(b) of the Group I Supplement shall be deleted and replaced in its entirety with the following:
“(b) Quarterly Compliance Certificates. On the Payment Date in each of March, June, September and December, commencing in December 2014, HVF II shall deliver to the Trustee an Officer’s Certificate of HVF II to the effect that, except as provided in a notice delivered pursuant to Section 8.3, no Amortization Event or Potential Amortization Event with respect to any Series of Group I Notes Outstanding has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.”

3. Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to this Amendment.
4. Reference to and Effect on the Group I Supplement; Ratification.
(a)    Except as specifically amended above, the Group I Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b)    Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Group I Supplement, or constitute a waiver of any provision of any other agreement.
(c)    Upon the effectiveness hereof, each reference in the Group I Supplement to “this Agreement”, “Group I Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Group I Supplement, and each reference in any other Transaction Document to “Group I Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Group I Supplement, shall mean and be a reference to the Group I Supplement as amended hereby.
5. Indenture Trustee Direction. The parties hereto (other than the Indenture Trustee) hereby direct the Indenture Trustee to enter into this Amendment.
6. Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7. Governing Law. This amendment AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS amendment SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11. Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.
12. Indemnification. The Issuer hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 10.6 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING II LP,
as Issuer

By:	HVF II GP Corp., its general partner
By:    ________________________________________
Name: R. Scott Massengill
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:    ________________________________________
Name:
Title:

EXHIBIT I

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED SERIES 2013-G1 SUPPLEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of June 17, 2015, among Hertz Vehicle Financing LLC, as issuer (the “Issuer”), Hertz Vehicle Financing II LP, as Series 2013-G1 Noteholder (the “Series 2013-G1 Noteholder”), and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary (the “Indenture Trustee”), to the Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture Supplement”), among the Issuer, the Series 2013-G1 Noteholder and the Indenture Trustee, to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013 (as amended from time to time, the “Base Indenture”), between the Issuer and the Indenture Trustee.

WITNESSETH:
WHEREAS, Section 11.7 of the Indenture Supplement permits the parties thereto to make amendments to the Indenture Supplement subject to certain conditions set forth therein;
WHEREAS, the parties hereto desire, in accordance with Section 11.7 of the Indenture Supplement, to amend the Indenture Supplement as provided herein; and
WHEREAS, the HVF II Group I Noteholders consenting hereto hold 100% of the aggregate principal amount of each HVF II Series of Group I Notes;
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Indenture Supplement, and if not defined therein, shall have the meaning assigned thereto in the Amended and Restated Series 2013-A Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, the Hertz Corporation, the several financial institutions that serve as committed note purchases set forth on Schedule II thereto, the several commercial conduits listed in Schedule II thereto, the several funding agents listed on Schedule II thereto, Deutsche Bank AG, New York Branch and The Bank of New York Mellon Trust Company, N.A., to the Amended and Restated Group I Supplement, dated as of October 31, 2014, to the Amended and Restated Base Indenture, dated as of October 31, 2014, each between Hertz Vehicle Financing II LP and The Bank of New York Mellon Trust Company, N.A.
2. Amendments to the Indenture Supplement. The Indenture Supplement is hereby amended as follows:

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(a)    Section 2.2(b) of the Indenture Supplement shall be deleted and replaced in its entirety with the following:
“(b) HVF may effect an Advance, upon receipt of confirmation from HVF II of the availability of funds under the HVF II Group I Indenture and the HVF II Group I Series Supplements in an amount equal to such Advance, by issuing, at par, additional principal amounts of the Series 2013-G1 Note.  Proceeds from the initial issuance of the Series 2013-G1 Note shall be deposited into the Series 2013-G1 Collection Account and allocated in accordance with Article VII hereof.  Proceeds from any Advance shall be remitted to or at the direction of HVF in accordance with the related Advance Request.”
(b)    Section 5.1(d) of the Indenture Supplement shall be deleted and replaced in its entirety with the following:
“(d) Quarterly Compliance Certificates. On or before the Payment Date in each of March, June, September and December, commencing in December 2013, HVF shall deliver to the Trustee and the HVF II Trustee an Officer’s Certificate of HVF to the effect that, except as provided in a notice delivered pursuant to Section 9.6, no Series 2013-G1 Amortization Event or Series 2013-G1 Potential Amortization Event has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.”
(c)    Section 7.1 of the Indenture Supplement shall be deleted and replaced in its entirety with the following:
“Allocations with Respect to the Series 2013-G1 Note.  The net proceeds from the initial sale of the Series 2013-G1 Note were deposited into the Series 2013-G1 Collection Account. On each Business Day on which the proceeds of the initial sale of the Series 2013-G1 Note or any Series 2013-G1 Collections are deposited into the Series 2013-G1 Collection Account (each such date, a “Series 2013-G1 Deposit Date”), the Series 2013-G1 Administrator shall direct the Trustee in writing to apply all amounts deposited into the Series 2013-G1 Collection Account in accordance with the provisions of this Article VII.”
3. Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to this Amendment.
4. Reference to and Effect on the Indenture Supplement; Ratification.
(a)    Except as specifically amended above, the Indenture Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b)    Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Indenture Supplement, or constitute a waiver of any provision of any other agreement.

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(c)    Upon the effectiveness hereof, each reference in the Indenture Supplement to “this Agreement”, “Series Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture Supplement, and each reference in any other Transaction Document to “Series Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Indenture Supplement, shall mean and be a reference to the Indenture Supplement as amended hereby.
5. Indenture Trustee Direction. The parties hereto (other than the Indenture Trustee) hereby direct the Indenture Trustee to enter into this Amendment.
6. Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7. Governing Law. This amendment AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS amendment SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11. Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.
12. Indemnification. The Issuer hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 10.11 of the Base Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,
as Issuer

By:    _________________________________
Name: R. Scott Massengill
Title: Treasurer

HERTZ VEHICLE FINANCING II LP, a limited partnership, as Series 2013-G1 Noteholder

By:	HVF II GP Corp., its general partner

By:    _________________________________
Name: R. Scott Massengill
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:    _________________________________
Name:
Title:

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